As filed with the U.S. Securities and Exchange Commission on July 6, 2022

Registration No. 333-264322

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

POST EFFECTIVE AMENDMENT NO. 1

To

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

__________________________

ABRI SPAC 2, INC.
(Exact name of registrant as specified in its charter)

_____________________

Delaware	6770	87-1757836
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

40 Main Street, #1009
Newark, DE 19711
(424) 732-1021

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________

Jeffrey Tirman
Chairman and Chief Executive Officer
c/o Abri SPAC 2, Inc.
40 Main Street, #1009
Newark, DE 19711
(424) 732-1021

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________

Copies to:

Mitchell S. Nussbaum, Esq. G. Alex Weniger-Araujo, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Tel: (212) 407-4000 Fax: (212) 407-4990	Carl Koerner, Esq. White and Williams LLP 7 Times Square, Suite 2900 New York, NY 10036 Tel: (212) 244-9500 Fax: (212) 244-6200

_____________________

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this offering.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 6, 2022

$60,000,000
ABRI SPAC 2, INC.
6,000,000 UNITS

Abri SPAC 2, Inc., which we refer to as “we,” “us” or “our company,” is a newly organized blank check company incorporated in Delaware and formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our “initial business combination.” While we may pursue an initial business combination in any region or sector, we will seek to identify, through our management team’s experience and expertise, a business that aims to power transformation and provide disruptive technological innovation in a range of traditionally managed industries with the ability to leverage innovative intellectual property (“IP”) and data or know-how to develop a sustainable competitive advantage that can dislodge slower moving incumbents in the target’s selected end markets.

This is an initial public offering of our securities. We are offering 6,000,000 units at an offering price of $10.00 per unit. Each unit consists of one share of common stock, par value $0.0001, one redeemable warrant, which we refer to throughout this prospectus as “warrants” or the “public warrants,” and one right to receive one-tenth of one share of common stock upon the consummation of an initial business combination. Each warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as described in the prospectus. We will not issue fractional shares. Each public warrant will become exercisable on the later of one year after the closing of this offering or the consummation of an initial business combination and will expire five years after the completion of an initial business combination, or earlier upon redemption.

We have granted Chardan Capital Markets, LLC (“Chardan”), the representative of the underwriters, a 45-day option to purchase up to an additional 900,000 units (over and above the 6,000,000 units referred to above) solely to cover over-allotments, if any.

We will provide the holders of our outstanding shares of common stock that were sold as part of the units in this offering, or the “public stockholders,” with the opportunity to redeem their shares of common stock upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, including interest (net of taxes payable), divided by the number of then outstanding shares of common stock that were sold as part of the units in this offering, which we refer to as our “public shares.”

We will have until 12 months from the closing of this offering to consummate an initial business combination (or up to 18 months from the closing of this offering if the period of time to consummate a business combination is extended, as described in more detail in this prospectus). If we are unable to consummate our initial business combination within the above time period, we will distribute the aggregate amount then on deposit in the trust account, pro rata to our public stockholders, by way of the redemption of their shares and thereafter cease all operations except for the purposes of winding up of our affairs, as further described herein. In such event, the warrants will expire and be worthless.

Abri Ventures 2, LLC, our sponsor and an affiliate of certain of our directors and officers, has committed to purchase from us an aggregate of 390,000 units (or 426,000 units if the over-allotment option is exercised in full) or “private units,” at $10.00 per private unit for an aggregate purchase price of $3,900,000 (or $4,260,000 if the over-allotment option is exercised in full). Each private unit will be identical to the units sold in this offering, except as described in this prospectus. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Of the $3,900,000 (or $4,260,000 if the over-allotment option is exercised in full) we will receive from the sale of the private units, $1,700,000 (or $1,880,000 if the over-allotment option is exercised in full) will be used for offering expenses and $1,000,000 will be used for working capital.

In September 2021, our sponsor paid $25,000 for 2,875,000 shares of our common stock, which we call “insider” or “founder shares”. On May 26, 2022, our initial stockholders returned to us, for no consideration, an aggregate of 1,150,000 founder shares, which we cancelled, resulting in an aggregate of 1,725,000 founder shares outstanding and held by our sponsor. The founder shares include an aggregate of up to 225,000 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

There is presently no public market for our units, common stock or warrants. We intend to apply to have our units listed on the Nasdaq Global Market, or Nasdaq, under the symbol “ASPPU” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. Once the securities comprising the units begin separate trading as described in this prospectus, the shares of common stock, warrants and rights will be traded on Nasdaq under the symbols “ASPP,” “ASPPW” and “ASPPR,” respectively. We cannot assure you that our securities will continue to be listed on Nasdaq after this offering.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and we will therefore be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 36 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (also referred to as the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discount and Commissions(1)(2)	Proceeds, Before Expenses, to us
Per unit	$10.00	$0.55	$9.45
Total	$60,000,000	$3,300,000	$56,700,000

____________

(1)       Includes $0.35 per unit, or $2,100,000 (or up to $2,415,000, if the underwriters’ option to purchase additional units is exercised in full) in the aggregate payable to the underwriters for deferred underwriting commissions that will be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters only on completion of an initial business combination, as described in this prospectus. Does not include certain fees and expenses payable to the underwriters in connection with this offering.

(2)       We will also sell to Chardan, for $100, an option to purchase 360,000 units at the closing of this offering. For further information relating to the underwriters’ compensation, please refer to the section entitled “Underwriting” on page 126 of this prospectus.

Upon consummation of the offering, $10.20 per unit sold to the public in this offering (whether or not the over-allotment option has been exercised in full or part) will be deposited into a United States-based trust account at HSBC Bank USA, NA with Continental Stock Transfer & Trust Company acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of our initial business combination and our redemption of the public shares upon our failure to consummate a business combination within the required period.

The underwriters are offering the units on a firm commitment basis. Chardan, acting as the sole book-running manager and representative of the underwriters, expects to deliver the units to purchasers on or about            , 2022.

Sole Book-Running Manager

Chardan
, 2022

ABRI SPAC 2, INC.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus, references to:

•        “Affiliated SPAC” are to Abri SPAC I, Inc.;

•        “amended and restated certificate of incorporation” refers to our certificate of incorporation to be in effect upon the completion of this offering;

•        “company” “we,” “us,” or “our company” refer to Abri SPAC 2, Inc., a Delaware corporation;

•        “Chardan” refers to Chardan Capital Markets, LLC, the representative of the underwriters;

•        “directors” refers to our directors;

•        “initial stockholders” refers to all of our stockholders immediately prior to the date of this prospectus, including our sponsor and officers and directors to the extent they hold such shares;

•        “insider shares” or “founder shares” refer to the 2,875,000 shares of common stock held or controlled by our insiders (as defined below) prior to this offering, of which 1,150,000 were cancelled on May 26, 2022. Of the 1,725,000 remaining founder shares up to an aggregate of 225,000 shares of common stock are subject to forfeiture by our insiders to the extent that the underwriters’ over-allotment option is not exercised in full or in part;

•        “insiders” refer to our officers, directors, sponsor and any holder of our insider shares;

•        “letter agreement” refers to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;

•        “management” or our “management team” refer to our officers and directors;

•        “private units” refer to the units we are selling to our sponsor and/or its designee in a private placement simultaneously with the closing of this offering;

•        “private warrants” refer to the warrants underlying the private units;

•        “public shares” refer to shares of common stock which are being sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market) and references to “public stockholders” refer to the holders of our public shares, including our insiders to the extent our insiders purchase public shares, provided that their status as “public stockholders” shall exist only with respect to such public shares;

•        “public warrants” refer to the warrants which are being sold as part of the units in this offering;

•        “rights” refers to the rights sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market), each to receive one-tenth (1/10) of one share of common stock upon the consummation of an initial business combination;

•        “sponsor” refers to Abri Ventures 2, LLC, a Delaware limited liability company; and

•        “warrants” refers to our warrants, which includes the public warrants as well as the private warrants to the extent they are no longer held by the initial purchasers of the private warrants or their permitted transferees.

Certain financial information contained in this prospectus has been rounded and, as a result, certain totals shown in this prospectus may not equal the arithmetic sum of the figures that should otherwise aggregate to those totals.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

General

We are a newly formed blank check company incorporated in the state of Delaware on July 19, 2021, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination, involving one or more businesses or assets, which we refer to throughout this prospectus as our “business combination”. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. We have generated no operating revenues to date, and we do not expect that we will generate operating revenues until we consummate our initial business combination.

Although we may pursue a business combination opportunity in any business, industry or geographic location, we currently intend to focus our efforts on identifying high growth technology and technology enabled businesses that power transformation and provide disruptive technological innovation with the ability to leverage innovative intellectual property (“IP”), content and data or know-how to develop a sustainable competitive advantage that can dislodge slower moving incumbents in the target’s selected end markets. Significant advances in software development, distributed computing, and processing power along with a broadening of artificial intelligence applications, massive digitization of data and/or content and the rapid decline in the cost of cloud computing has enabled companies to create scalable technology architectures and applications capable of not only competing in, but disrupting, entire established and large-scale industries.

Technological innovation is having a transformative impact on how societies live, work and interact. The ongoing migration of enterprises and consumers to web-, mobile-, and cloud-based technologies has driven a proliferation of new user experiences, services, and the rapid development and deployment of a variety of supporting technology infrastructures. The level of inter-connection across a variety of industries and services has dramatically increased and we expect this trend to continue. We believe these trends will continue to drive further innovation in all levels of the technology stack and lead to the development of new businesses and business models, such as SaaS and cloud-based services, clean power generation and utilization, novel transportation solutions, and new modes of physical and electronic distribution that deliver efficiency, productivity, improved customer experiences and lessened environmental impact across many industries. While we believe that disruptive technologies cut across many economic sectors and geographies and represent platform level changes for the next wave of technology-intense companies to be built on or with, we believe that the tech-enabled managed services, media, digital content, data analytics, transportation, distribution and manufacturing sectors are particularly ripe for software and IP-enabled disruption. We believe there is a significant opportunity for a forward-thinking businesses to use disruptive innovation and technology to quickly take market share and become a scaled player.

We will use our management team’s expertise in fundamental business analysis and due diligence to identify and confirm the strength of any business we evaluate. We intend to capitalize on our management team’s experience and expertise in understanding and pursuing disruptive and transformative trends and developments in companies that can scale their existing businesses and platforms by taking advantage of these disruptive trends across multiple industries, including the financial services, data analytics, digital content, distribution, clean technology, media and entertainment, and manufacturing.

For example, in recent years, the media and entertainment (“M&E”) industry has seen a significant convergence with other industries (for example, distributed and cloud services, technology and telecommunications) driven by the widespread adoption of digitized content. Within M&E, there are several high growth segments such as gaming, animation content and digital distribution while others, such as print, are facing existential challenges unless they innovate their business models to provide digital content and distribution. We have also seen the consumption of products by end-users in the space increase in this new environment. The global market for segments focused on streaming, digital content, music, audio recordings, gaming, and ancillary advertising, services, and analytical products is forecast to reach roughly US$2.5 trillion by 2024, according to Perspectives from the Global Entertainment & Media Outlook 2021-2025 report by PricewaterhouseCoopers (PwC).

Another area on which we are focused is disruptive distribution technology that allows for the delivery of both physical and electronic products in new and novel ways. For example, we are focused on new methods of commercial goods transportation and distribution in ways that significantly reduce the environmental footprint of this activity while at the same time offering end users significant operational cost savings from reduced fuel consumption, reduced servicing costs and reduced infrastructure costs of infrastructure alternations. For electronic distribution, we are focused mainly on the provisioning of relevant end user services and content.

Our Management Team

Our Executive Officers

Our management team is led by Jeffrey Tirman, our Chairman and Chief Executive Officer, and will be complemented by a broader team of seasoned executives serving as directors and advisors.

Jeffrey Tirman, our Chairman of our Board of Directors and Chief Executive Officer since 2021, has over 30 years of international investment and corporate management experience, specializing in discrete corporate transactions, senior corporate strategy development and management, turnarounds, and restructurings (operational and financial). Since beginning his career, Mr. Tirman has executed and structured several complex international corporate transactions both on behalf of independent shareholders and as primary shareholder. Mr. Tirman has also negotiated, executed and participated in numerous types of transactions, including public listings, spin-offs, administration proceedings, organizing and leading creditor committees, corporate rationalizations, acquisitions and divestitures, and balance sheet refinancing, as well as analyzing and executing numerous debt and equity investments and capital structure arbitrage positions. Mr. Tirman founded Abri Advisors Ltd, in Bermuda in 2016 and Abri Advisors (UK) Ltd. in the United Kingdom in 2020 to invest across a variety of asset classes, and to provide corporate advisory services focused on corporate turnarounds and restructuring. Since April 2021, Mr. Tirman has served as Chairman and CEO of Abri SPAC I, an Affiliated SPAC. Mr. Tirman is also the managing member and a director of Abri Ventures 2, LLC, our Sponsor, and chief executive officer of Abri Sponsor Company Ltd, and Abri Advisors, Inc., both private equity holding companies. Mr. Tirman also serves as the managing member and a director of Abri Ventures I, LLC, the sponsor to Abri SPAC I, Inc., an Affiliated SPAC. Since January 2016, Mr. Tirman had been the Chairman and CEO, and still serves as CEO of Elan d.o.o., based in Slovenia, and sits on the boards of several Elan subsidiaries. Since May 2019, Mr. Tirman has been the CEO and Director of Luxembourg-based KJK Sports S.A. and sits on the boards of several holdings thereunder including Tahe Outdoors based in France and Estonia, Baltic Vairus based in Lithuania, and Leader 96 based in Bulgaria. As of December 31, 2021, these companies employed more than 3,000 people and generated revenues in excess of €350 million. Mr. Tirman is charged with leading the operational and financial restructuring of these companies with the aim of increasing operational efficiency, financial performance and transparency, along with the implementation of standardized business practices and transparent corporate governance principles.

From 2009 through 2014, Mr. Tirman was an adjunct professor of Advanced Corporate Finance for the Master of Sciences in Finance (MScF) program at l’Ecole des Hautes Etudes Commerciales (HEC) in Lausanne, Switzerland, which is a joint effort between l’Université de Lausanne (UNIL), Ecole Polytechnique Fédérale de Lausanne (EPFL) and the Federal Swiss Banking and Finance Institute. From 2011 through 2013, Mr. Tirman was also a guest lecturer on Credit Markets and Credit Risk for the Asset and Wealth Management Executive MBA (AWEMBA) program at the HEC, which was a joint program between University of Lausanne and the Tepper School of Management at Carnegie Mellon University, in Pennsylvania, USA. Mr. Tirman’s lectures focused on risk assessment and analysis. Mr. Tirman received an MBA in Corporate Tax & Accounting from Tulane University in 1990 and a BA in Economics & Finance from the University of Arkansas in 1987.

Nima Montazeri, our Executive Vice President and Chief Operating Officer since 2021, has more than 21 years of experience in corporate finance and is experienced in matters related to financing public and private companies. Mr. Montazeri has substantial experience in structuring complex financing instruments and private placements for small and mid-cap public companies, including working with many companies to design and implement operational and management restructuring plans. Since September 2021, Mr. Montazeri has served as chief operating officer and a director of Abri SPAC I, an Affiliated SPAC. Mr. Montazeri is also the chief operating officer of Abri Advisors Ltd, in Bermuda, and Abri Advisors (UK) Ltd. Mr. Montazeri has advised numerous small and mid-cap companies on growth strategies with a focus on international business development and expansion. Since March 2017, Mr. Montazeri has been a general partner at Brown Stone Capital, LP., focused on investment management. Previously, from 2008 to 2017, Mr., Montazeri was a Managing Director at Floyd Associates, Inc., leading management and financial consulting efforts and investing across multiple asset classes. Mr. Montazeri is also the President of Hyperion Capital and Silver Rock Associates Inc. Since 2012, Mr. Montazeri has been an active money manager focused on equity, fixed income, real estate, and derivative strategies. Mr. Montazeri has assisted several clean energy and automotive solution companies with their capital development efforts by organizing access to strategic sources of capital, as well as advising on new and expanding markets. Furthermore, he played an instrumental role in raising international capital for a California based concentrated solar power company. In 2003 he led an innovative technology transfer program from NASA’s Jet Propulsion Laboratory which resulted in the development of a novel biological detection instrument. Mr. Montazeri has an extensive network of international investment and finance relationships providing access to a variety of transactions and differentiated investment opportunities, along with a robust capital raising network.

Furthermore, Mr. Montazeri is the author of several research reports related to clean energy, defense, counter terrorism, and natural resources. As an economist, he has conducted extensive research on international trade, openness, and the resulting impact on economic growth. Mr. Montazeri’s research covered the analysis of thousands of historical bilateral trade figures in an attempt to discover statistically significant correlations between openness to trade and real economic growth. Mr. Montazeri received a BA with honors in Economics from the University of British Columbia in 2000 and Master’s in Finance and Accounting from the London School of Economics and Political Science in 2003.

Christopher Hardt, our Chief Financial Officer and a director of the Company since 2021, has more than 30 years of Big 4 audit, compliance, reporting and international corporate advisory experience. Since September 2021, Mr. Hardt has served as Chief Financial Officer of Abri SPAC I, an Affiliated SPAC. In 2021, Mr. Hardt retired from PwC LLP where he was an audit partner since 2000. Mr. Hardt is also the Chief Financial Officer of Abri Advisors Ltd, in Bermuda, and Abri Advisors (UK) Ltd. Mr. Hardt has been based previously in PwC’s offices in London, England, Lausanne, Switzerland and Tokyo, Japan in addition to several offices in the United States. During his tenure at PwC, he was a lead partner on several large multinational audit clients in the Consumer Markets, Technology, Media, Automotive, Banking and Insurance industries and has conducted business in over 40 countries. Mr. Hardt has also served as a leader in PwC’s SEC Services group in the firm’s National Office where he was responsible for oversight of both foreign and domestic registrant client SEC filings including both debt and equity IPOs. Through his prior roles at PwC, Mr. Hardt has extensive experience with companies preparing to go public including the financial statement and internal controls requirements of The Sarbanes-Oxley Act, interacting with the Securities and Exchange Commission and the financial reporting implications of executing growth strategies involving mergers and acquisitions. Mr. Hardt also has many years of experience interacting with public company boards and their audit/finance committees. Mr. Hardt is an investor and adviser to Cavan & Co LLC, an early-stage American made lifestyle apparel brand. Mr. Hardt received a BA in Business Administration from Furman University in 1988 and is a CPA licensed in Ohio, Georgia and New Jersey. Mr. Hardt serves on the President’s Advisory Council of Furman University and is a member of the Parents Board at The Georgia Institute of Technology. Mr. Hardt is well qualified to serve on our board due to his international expertise, experience with public company boards, involvement with the IPO process at other companies and financial expertise having been an audit partner at PwC for over 20 years.

Peter Bakker, our Vice President of Business Analytics since 2021, has more than 30 years of experience in high-yield debt finance, portfolio management, secured lending, and SME trade finance. Since April 2021, Mr. Bakker has served as Vice President of Business Analytics for Abri SPAC I, an Affiliated SPAC. Mr. Bakker has been a Vice President at Abri Advisors Ltd. since June 2019 where he focused on corporate evaluation and M&A. From January 2015 to June 2019, Mr. Bakker was the Chief Risk Officer at Channel Capital Advisors, where he oversaw risk management. Mr. Bakker has extensive knowledge of credit analysis and debt service capacity of corporate borrowers; the turnaround/workout/recovery process; financial restructuring; valuation and analysis of highly levered and distressed capital structures; and arranging financing for SME’s. Mr. Bakker’s extensive international experience includes bank lending to finance leveraged buyouts, distressed investing on behalf of institutional clients, advising a leading Canadian hedge fund on its leveraged loan portfolio, and managing risk and workouts for a European FinTech platform providing financing to SME’s. He has also directly led the restructuring of several distressed SME’s, and he has raised significant leveraged acquisition financing and arranged several pre-pack bankruptcies in order to facilitate financial restructuring. Mr. Bakker received an MBA in Business Administration from the Tuck School of Business at Dartmouth University in 1979 and an MS in Economics from Erasmus University.

Amy Wall, our Vice President of Operations since 2021, has more than 20 years of experience in financial controlling, international operations, and back-office administration. Since April 2021, Mrs. Wall has served as Vice President of Operations of Abri SPAC I, an Affiliated SPAC. Mrs. Wall has been VP of Operations for Abri Advisors Ltd. since its founding in 2016, where she manages all corporate organizational matters as well as financial reporting and controlling. From 2013 to 2016, Mrs. Wall was the financial accountant and controller for FCA/SEC regulated Rhodium Capital based in London. From 1998 to 2016, Mrs. Wall served as the financial accountant, controller and back-office operations manager for SEC regulated Talisman Capital. Mrs. Wall and Mr. Tirman have worked together since 1998.

Our Directors

We have assembled a group of experienced corporate executives and professional advisors to serve as independent directors on our board, alongside Messrs. Tirman, Montazeri and Hardt. These executives have been chosen as members to the board of directors for their extensive sector and C-suite level experience in managing successful companies. In addition to providing us with strategic insights, which include in-depth knowledge of industry dynamics, competition and operational capabilities, our independent directors will provide access to their broad networks of operating executives and other resources.

Nadine Watt has agreed to serve on our board of directors upon the consummation of this offering. Since August 2021, Ms. Watt has served on the board of directors of Abri SPAC I, an Affiliated SPAC. Since December 2019, Ms. Watt has served as the CEO of Watt Companies and has more than 20 years of management and investment experience. She oversees the day-to-day activities and strategic planning for all commercial investment activities including acquisitions, development, and asset management for the Watt Companies’ 6 million-square-foot portfolio. Previously, Ms. Watt served as President of Watt Companies from 2011 to 2019. In 2011, she led a strategic reorganization of the company that moved the firm beyond traditional property management and leasing to a focus on acquisitions and real estate development, as well as joint venture opportunities. Ms. Watt played a key role in launching Watt Companies’ acquisition division — Watt Investment Partners — that now actively invests $60 million in a variety of property types across the Western United States. Ms. Watt has served on the Board of Directors of Fisker, Inc. since June 2020. Fisker, Inc. is an eco-friendly electric vehicles manufacturer.

Throughout her 20-year tenure at Watt Companies, Ms. Watt has touched all facets of the company’s operations, including the development of hundreds of apartment units and multiple shopping centers. Ms. Watt was also responsible for a widely celebrated multi-million-dollar renovation program at Watt Plaza, a 920,000 square foot, Class-A office building in Century City, Los Angeles, California. The building was certified Platinum LEED and was recognized by BOMA International with an award for Outstanding Building of the Year.

Ms. Watt is a member of the University of Southern California Board of Governors and the Sol Price School of Public Policy Board of Councilors and serves on the Executive Committee of the Lusk Center for Real Estate as well as the USC Associates Board of Directors. She was the first woman to be named Chair of the Los Angeles Business Council, a position she still holds. She is a Board Member of Visionary Women and the City of Hope Los Angeles Real Estate & Construction Industries Council. Ms. Watt received the Century City Citizen of the Year award in 2017 and the EY Entrepreneur of the Year award in 2018. Ms. Watt is a 1990 graduate of Georgetown University School of Foreign Service and received a Master of Arts degree from the School of Cinematic Arts at the University of Southern California in 1994.

Robert Small has agreed to serve on our board of directors upon the consummation of this offering. Mr. Small co-founded and built Miniclip SA into an international digital games and entertainment company, that develops, publishes and distributes multiplayer mobile games (“Miniclip”). Since its inception in 2001, Miniclip has become a top five mobile-games publisher on devices worldwide, which currently is generating over 3 billion downloads, 45 million daily active users, and 250 million monthly active users. In 2020, Mr. Small stepped into the role of President, after serving as Chief Executive Officer for nearly two decades. Mr. Small sits on the Miniclip Board of Directors. Miniclip games are played on six continents and in 195 countries around the world.

During his tenure at Miniclip, Mr. Small was awarded the Ernst & Young London Entrepreneur of the Year Award in 2008. Over the last decade, Miniclip became a prominent European mobile game company. In 2015, Miniclip was acquired by one of China’s largest tech companies, Tencent. Mr. Small has a degree in Management from the University of Gloucestershire which he received in 1999.

Jurgen Post has agreed to serve on our board of directors upon the consummation of this offering. Mr. Post has more than 35 years of experience in Videogames and Entertainment Media. Mr. Post has served as Chief Executive Officer at Miniclip (UK) Ltd. (Miniclip) since 2020. Miniclip develops, publishes and distributes engaging games to an audience which currently is generating over 3 billion downloads, 45 million daily active users, and 250 million monthly active users. Miniclip games are played on six continents and in 195 countries around the world.

From 2017 to 2020, Mr. Post served as President of International Partnerships at Tencent EMEA, one of the world’s largest Videogames and Social Media platforms, where he led the acquisition or investment in 10+ Videogame studios. From April 2012 to June 2017, he was the President and Chief Operating Officer of Sega EMEA and from April 2010 to April 2012 he was Senior Vice President of Sega EMEA. Under Mr. Post’s leadership, Sega EMEA grew from $50 million to $500 million USD of revenues. At Sega he also launched leading IPs such as “Mario and Sonic at the Olympics” and reinvigorated the Sonic the Hedgehog brand with over 50 million unit sales. At Sony Computer Entertainment, Mr. Post was part of the original team that launched PlayStation1 in EMEA. From November 2006 to April 2010, he was Managing Director of Sega EMEA and from January 2001 to October 2006 he was the General Manager for Sony/BMG’s Benelux region. Mr. Post currently is a member of the board of Hiro Metaverse Acquisitions SPAC. He graduated with a Bachelor of Business Administration and a Bachelor of Logistical management from the University of Utrecht in 1991.

Denis Duncan has agreed to serve on our board of directors upon the consummation of this offering. Mr. Duncan recently retired from CapStar Financial Holding Inc. (Nasdaq: CSTR) a $3.2 billion publicly traded financial services and bank holding company in Nashville, Tennessee, where he served as the Chief Financial Officer from September 2020 until February 2022. Mr. Duncan had the responsibility of all financial, accounting, corporate governance, treasury, tax, investor relations, financial reporting and capital planning/budgetary functions within CapStar. During his time at CapStar, Mr. Duncan was involved with improving all aspects of CapStar’s operating performance during which time CapStar’s market capitalization has doubled in value. Mr. Duncan was also board liaison to its audit committee on all financial and governance matters. Mr. Duncan joined CapStar in 2020. Prior to joining CapStar, Mr. Duncan was a partner at PwC for 27 years and retired from PwC in 2019. During his tenure at PwC, Mr. Duncan held various leadership positions in the firm’s Financial Services industry sector and was most recently prior to his retirement the Southeast U.S. leader of the firm’s Banking and Capital Markets sector. Mr. Duncan has significant experience serving and advising major international and global money center banks, broker-dealers, asset management, private equity, hedge funds, insurance and real estate companies. Mr. Duncan is well versed in matters of corporate governance, risk management, board reporting, finance, corporate reporting, SEC, PCAOB and Sarbanes Oxley section 404 regulatory and compliance matters. Mr. Duncan is a certified public accountant licensed in the state of Tennessee. Mr. Duncan is currently a Trustee at Oglethorpe University and is a member of the board at the Atlanta Rotary Club. Mr. Duncan holds a Bachelor of Science degree in Accounting from Lipscomb University.

Our Advisory Committee

In addition to our management team and board of directors, we have assembled a group of experienced corporate and professional advisors to serve on our Advisory Committee to management and the board of directors. These executive advisors have been chosen for their extensive regional, sector and C-suite level experience in managing successful companies. In addition to providing us with strategic insights, which include in-depth knowledge of industry dynamics, competition and operational capabilities, our advisors will also provide access to their broad networks of operating executives and other resources.

Eddie Ahmed has agreed to serve on our advisory committee. Mr. Ahmed is the Chairman, President and CEO of MassMutual International LLC. Mr. Ahmed joined MassMutual Financial Group (MassMutual) in October 2015 as Chief Human Resources Officer. Mr. Ahmed brings with him an impressive history of more than 20 years of global financial services and leadership experience, ranging from HR to Operating roles. He joined MassMutual from Citigroup, Inc. in London where he was Managing Director and Head of Human Resources for Europe, Middle East and Africa as well as the Global Head of Recruitment for the firm. Previously, he led Global Shared Services in the Operations and Technology Division for all Citigroup employees.

Prior to joining Citigroup in 2010, Mr. Ahmed began his career at Mitsubishi UFJ Financial Group, rotating through various roles including corporate finance, operations, credit and human resources. He then spent 17 years at Morgan Stanley in New York, Tokyo, Sydney and Hong Kong, during which time he held a range of roles including Chief Administrative Officer and Head of Human Resources, Asia.

Mr. Ahmed is currently a Non-Executive Director on the Board of Yunfeng Financial, a HK-listed wealth manager, and of YF Life, its life insurance subsidiary. He is also a Non-Executive Director on the Board of Nippon Wealth Insurance in Japan, a subsidiary of Nippon Life. Additionally, he has served on the Advisory Board of NPX, Korea since Oct. 2019 and also on the Advisory Board of Essenlix Corp., US since Nov. 2020. Prior to the current board directorships. Mr. Ahmed also served on the boards of Temasek Management Services, Singapore between 2010-2018, Human Capital Leadership Institute in Singapore from 2017- 2019, and Bank Handlowy, Poland and Citibank Turkey, both between 2012-2015. Mr. Ahmed holds a BSc in Computer Science, a BA in International Relations, and an M.B.A., all from Tulane University in the US. Mr. Ahmed is an Australian citizen and a permanent resident of Hong Kong, where he is currently based.

Jong-Dae Lee has agreed to serve on our advisory committee. Since leaving law practice in late 1990s, Mr. Lee has been an entrepreneur and investor in a range of companies with extensive experience in identifying, structuring and negotiating investment transactions in Asia and the United States. He has served on the board of directors of numerous publicly listed companies in Korea, the Philippines, United Kingdom and Hong Kong. He has also served as a board member in several privately owned companies throughout Asia.

In 2015 Mr. Lee co-founded Carret Private Investments Limited, a Hong Kong based asset management firm licensed by HK Securities and Futures Commission under Types 1, 4 and 9. Carret currently has in excess of US$2 billion in assets under management. Mr. Lee is also a shareholder in Carret Asset Management Inc., which is a related New York based asset management company with over US$2.6 billion in assets under management. The core businesses of the Carret companies are wealth management and private principal investing.

From 2012 to 2015, Mr. Lee was Managing Director of Quadrant Management Inc., a New York based direct investment firm with over US $3 billion under management. From 2007 to 2012, Mr. Lee held various positions, including, Chairman, CEO, Executive Director, Vice Chairman, Chief Compliance Officer at ERA Holdings Global Limited, which was listed on GEM board of the HK Stock Exchange. Also, during this same time period, Mr. Lee was Non-Executive Chairman of Asian Logic Inc., a pioneer in online gaming and software based in the Philippines, which went public in the UK AIM market in 2007. From 2003 to 2007, Mr. Lee was CEO and Executive Director of China Healthcare Holdings Limited, which was listed on the main board of the HK Stock Exchange.

From 2000 through 2003, Mr. Lee was Senior Advisor and Executive Committee Member of Lee International IP and Law Group, one of the leading Korean law firms specializing in intellectual property and licensing. He was also Director of Business Development at Orrick Herrington and Sutcliffe, Hong Kong, a leading international law firm headquartered in San Francisco, California. From 2000 until 2001, Mr. Lee was with Citibank N.A. in Hong Kong as Director and Head of Regional Structured Transactions Group, Citibank, NA, Hong Kong. Prior to that from 1998 to 2000, he was Director of Investment Banking/Head of Korea at Rabobank International, Hong Kong. He was also Senior Advisor to Chairman of Tong Yang Group, Seoul, Korea, in connection with restructuring of the group’s financial services businesses.

From 1985 until 1997, Mr. Lee was a practicing lawyer. From 1988 to 1997, Mr. Lee was an Associate and then Partner with Coudert Brothers in Hong Kong and focused on advising clients in cross border transactions in Asia. From 1985 until 1988, he was an Associate at Oppenheimer Wolff and Donnelly, Washington, DC.

Mr. Lee holds a J.D. from Georgetown University Law Center, Washington, DC and Bachelor of Arts Degree from Haverford College, Haverford, Pennsylvania. Mr. Lee. has served on the Executive Committee of the Young Presidents’ Organization, both regionally in Asia and in Hong Kong Chapter, and was the Chairman of the Hong Kong Chapter in 2011 -2013 and have been an active member of the Beijing and Hong Kong Chapters of the Young Presidents’ Organization since 2004. Mr. Lee currently resides in Hong Kong.

Dr. Won-Pyo Hong has agreed to serve on our advisory committee. Dr. Hong is currently President & Executive Advisor of Samsung SDS (ex-CEO), the largest IT solutions and services provider in Korea. Before joining Samsung SDS, Dr. Hong was President and Chief Marketing Officer (CMO) of Samsung Electronics, where he played a critical role in positioning Samsung as the world’s premiere handset manufacturer and a globally valued brand. As an EVP and head of Global Product Strategy of the Mobile Communications Business Unit, Dr. Hong’s introduction of the GALAXY franchise to Samsung’s mobile portfolio propelled the brand to its status as the most popular and advanced line of Android smart devices. Dr. Hong also championed several key initiatives during his time as President and head of Samsung’s Media Solutions Center, leading to critical new developments in IoT, multi-screen consumer experience, and cloud-based contents.

As an industry visionary, Dr. Hong has been invited to give keynote speeches at prestigious events. Especially, at CES in 2016, he was an invited keynote speaker to present Samsung’s innovations in IoT and consumer electronics. He also spoke at Boao Forum in 2018 and 2019 on the state of Blockchain and AI in the enterprise space.

Prior to his career with Samsung, Dr. Hong worked at Bell Communications Research Inc. in New Jersey for seven years after earning his Ph.D. from the University of Michigan in 1988, and subsequently served multiple executive roles for thirteen years at Korea Telecom, which is the largest telecom service provider in Korea. His Alma Mater, the University of Michigan, recently recognized his accomplishments as an industry leader by awarding him the “Impact Award” in 2017 and “Korean Michigan Alumni of the Year” in 2016. In addition, he was awarded the Engineering Alumni of the Year from Seoul National University in 2013. He was also presented with the “Order of Sport Merit, Geosang Medal,” a national medal bestowed by the Korean government for his contributions in the success of the 2014 Incheon Asian Games during his tenure as the CMO of Samsung Electronics.

Acquisition Strategy

Overview

We are a blank check company newly incorporated in Delaware created for the purpose of acquiring, purchasing all or substantially all of the assets of, or engaging in any other similar initial business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. We have not identified any potential business combination target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with any potential business combination target. We have conducted no operations and have generated no revenues, to date and we will not generate operating revenues until, at the earliest, after we consummate our initial business combination.

Although we anticipate acquiring a target business that is an operating business, we are not obligated to do so and may determine instead to merge with or acquire a company with no operating history if the terms of the transaction are determined by us to be favorable to our public stockholders and the target business has a fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable, if any, on the income accrued on the trust account) at the time of the agreement to enter into the initial business combination. In such event, investors would not have the benefit of basing the decision on whether to remain with our company following such transaction on the past operations of such target business. Furthermore, in such a situation, many of the acquisition criteria and guidelines set forth in this prospectus may be rendered irrelevant. If we do not obtain a fairness opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, or from an independent accounting firm, with respect to such criteria, the fair market value of such a target would be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and/or book value, discounted cash flow valuation or value of comparable businesses. We can provide no assurances that our management team’s expertise will guarantee a successful initial business combination.

Business Strategy

We will seek to capitalize on the significant investment, management, and transaction experience of our sponsor, founders, and management team who we believe are well positioned to identify and execute an attractive initial business combination. We believe that there are a substantial number of new and established growth companies in attractive and large addressable markets that are poised to disrupt their industries at scale and have a market-validated technology offering that is disruptive to their industry. Given our team’s extensive experience as operators and investors in disruptive technologies, we believe our team is well-positioned to source and identify the next wave of companies for acquisition that are poised to take advantage of disruptive technologies in large addressable markets. Our acquisition strategy is to target those companies with significant growth potential and projected higher returns of invested capital over a long time period:

•        Companies operating in substantial existing markets as opposed to those companies looking to develop a new market or sector for their products.

•        Leveraging technology to disrupt their markets and to develop a sustainable competitive advantage in the marketplace, driving revenue, cost-reduction or increased capabilities for their customers.

•        Established players in their respective space with a proven product-market fit, that have successfully gained a foothold in their respective markets and have the potential to become a scaled player.

Our selection process will leverage our network of industry, private equity, and credit relationships, as well as relationships with management of public and private companies, investment bankers, restructuring advisers, attorneys and accountants, which we believe should provide us with a number of business combination opportunities that will benefit from our expertise. We intend to deploy a proactive, thematic sourcing strategy and to focus on companies where we believe the combination of our operating experience, relationships, capital, and capital markets expertise can be catalysts to transform and accelerate the target’s growth and performance.

Affiliated SPAC

In March 2021, Abri Ventures I, Inc., an affiliate of our Sponsor, founded Abri SPAC I, Inc. (“Abri SPAC I”), a blank check company incorporated for the purposes of effecting a business combination. Abri SPAC I completed its initial public offering on August 12, 2021. On January 27, 2022, Abri SPAC I entered into a definitive merger agreement among Abri SPAC I, Abri Sub, Inc., a wholly-owned direct subsidiary of Abri SPAC I, (“Abri Merger Sub”), and Apifiny Group Inc. (“Apifiny”), a global cross exchange digital asset trading network (the “Apifiny Merger Agreement”). Pursuant to the Apifiny Merger Agreement, upon the closing of the transactions contemplated thereby (the “Apifiny Transactions”), Abri Merger Sub will merge with and into Apifiny, with Apifiny being the surviving corporation and becoming a wholly owned subsidiary of Abri SPAC I. Abri SPAC I will change its name to “Apifiny Group Inc.”

Certain of our executive officers also serve as executive officers for Abri SPAC I. Our officers and directors may have conflicts of interest with other entities to which they owe fiduciary or contractual obligations with respect to initial business combination opportunities, including for our officers with respect to Abri SPAC I, which we refer to as the “Affiliated SPAC”. Other than with Abri SPAC I, none of our officers or directors, our sponsor, nor any of its respective officers, directors, employees, or affiliates, have had management experience with blank check companies or special purpose acquisition corporations in the past. In order to minimize potential conflicts of interest which may arise from multiple affiliations, our officers who are also officers of the Affiliated SPAC may be required to present all suitable target businesses to the Affiliated SPAC prior to presenting them to us in the event a business combination with Apifiny is not consummated, unless such opportunity is expressly offered to such individual solely in his capacity as an officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent such individual is permitted to refer that opportunity to us without violating another legal obligation. For a list of our officers and directors and entities for which a conflict of interest may or does exist between such officers or directors and the company, as well as the priority and preference that such entity has with respect to performance of obligations and presentation of business opportunities to us, please refer to the table and subsequent explanatory paragraph under “Management — Conflicts of Interest”. Although conflicts of interest in pursuing an acquisition target may arise between the Affiliated SPAC and us if the business combination with Apifiny is not consummated, we do not believe that any potential conflicts would materially affect our ability to complete our initial business combination.

Competitive Strengths

We believe that our networks and relationships from sourcing, evaluating, due diligence, and executing transactions and operating businesses will provide us with a significant pipeline of opportunities from which to evaluate and select a business that will benefit from our collective expertise. Our competitive strengths include the following:

•        Management Operating and Investing Experience.    Our management team and directors have significant experience in the financial services, clean technology, distribution and manufacturing industries. Our team has significant experience both investing in next generation data and technology platforms and, as operators, leveraging these assets to drive operational gains/efficiencies and new offerings. This positions us well to identify the right targets with scalable technologies and strong growth prospects that can convert their technology-enabled competitive advantages into monetizable opportunities and create stockholder value. Our management team will be led by Jeffrey Tirman, our Chairman, CEO and President; Nima Montazeri, our COO and board member; Christopher Hardt, our CFO and board member; Peter Bakker, our Vice President of Business Analytics; and Amy Wall our VP of Operations and Controller. Combined, they have more than 125 years of experience in executing complex corporate transactions across a variety of industries, coupled with extensive international senior corporate leadership roles. Mr. Tirman’s expertise lies in corporate valuations, financial and operational turnarounds, corporate leadership management, and risk assessment and mitigation. He has led more than 10 turnaround and restructuring situations (both financial and operational), and has also analyzed, structured, negotiated and executed more than 100 corporate transactions. Mr. Montazeri, having executed investments in well over 100 mainly public companies, has extensive experience in financing and restructuring small to medium-sized public companies. We believe that Mr. Montazeri’s sector expertise in the technology industry in particular will be a significant competitive advantage for our company. Mr. Hardt has served as a senior audit partner for nearly 20 years and has extensive public company accounting reporting experience, as well as extensive regulatory and compliance experience. We believe that Mr. Hardt’s expertise is particularly relevant for our company. Mr. Bakker has extensive corporate valuation and credit analysis experience across a variety of industries, especially FinTech, and has spent the last decade focused on SME financing and risk management. Mrs. Wall has over 2 decades experience in financial accounting and controlling, as well as extensive operational and administration expertise.

•        Strong Support Team.    Our team is comprised of six individuals who have worked together for decades. All team members have either advanced accounting, financial and technical analysis or audit training, and/or extensive legal, corporate, operational and investment management experience, thereby enabling a highly focused approach to idea generation, analysis and transaction execution. Our team members also bring strong relationships with industry operators, consultants and investment bankers, expanding our network of valuable contacts and partners. We believe the well-roundedness of the team, strengthened by strong ties across industry, academia, banking and insurance, along with unaffiliated investor relationships, enhances our management team’s ability to source viable prospective target businesses, properly capitalize them, and then ensure public-market readiness. We believe that our management team is equipped with the knowledge, experience, capital, human resource and sustainable corporate governance practices to pursue differentiated opportunities that will offer attractive risk-adjusted returns. In addition, we know first-hand the burden placed on the management teams of companies while they are simultaneously trying to advance their development and implementation programs and sell their vision to both investors and the board of directors. We are prepared to shoulder some of this burden upfront, ultimately allowing our business combination partner to focus on creating value.

•        Established Deal Sourcing Network.    As a result of our extensive global experience in financial and venture capital markets, we have developed a broad array of relationships across many industries, including our target industries. We believe that these relationships will provide us with a differentiated pipeline of acquisition opportunities and considerable deal flow.

•        Optimal Size and Flexibility.    We believe that the size of our SPAC provides us with a more attractive opportunity set as potential target companies will look to us as being a preferred SPAC partner. According to SPAC Track, the average SPAC IPO size over the last 2 years has been approximately $290 million. Given this, we believe that we possess a competitive advantage over a majority of SPACs for growth-oriented dilution-conscious target companies.

Business Combination Criteria

We have identified the following general criteria for evaluation of potential business combination targets. These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as on other considerations, factors, and criteria that our management may deem relevant. We will use these criteria in evaluating initial business combination opportunities, but we may decide to enter into our initial business combination with a target business that does not meet one or more of these criteria:

•        Companies leveraging differentiated technology and innovative IP to disrupt a large total addressable market.    We will seek technology-forward, IP driven companies looking to disrupt industries that have a large total addressable market. These industries are ripe for new entrants to take significant share from slower moving, non-digitally native incumbents. We will seek companies that can benefit from innovation to develop new products or services, enhance/expand go-to-market and sales capabilities, improvement of financial performance or growth through a business combination.

•        Strong Management Team.    We will seek to acquire one or more businesses or assets that have strong and experienced management teams whose interests are aligned with those of our stockholders and complement the expertise of our management team. Where necessary, we may also look to complement and enhance the capabilities of the target business’s management team by recruiting additional talent through our network of contacts. We will focus on management teams that possess technical expertise, and those with a proven track record of driving revenue growth, enhancing profitability, and creating value for their stockholders.

•        Ready to be Public.    We will seek to identify companies that are public-ready with strong organizational structures, procedures, and processes in place. We will seek to partner with the potential target’s management team and expect that the reporting, operating, and investment abilities of our management team and board will complement their own capabilities. We will also seek management teams that believe in, and practice, open and transparent reporting and corporate governance with a strong commitment to basic environmental, social and governance (“ESG”) principles.

•        Recurring Revenue.    We will seek to acquire one or more businesses or assets that have a history of, or potential for, strong, sustainable recurring and predictable revenue streams.

•        Opportunities for Bolt-on Acquisitions.    We will seek to acquire one or more businesses that can grow both organically and/or through acquisition. In addition, we believe that our ability to source opportunities and execute transactions will help the businesses we acquire grow through acquisition, and thus serve as a platform for further bolt-on acquisitions.

•        Differentiated Industry Positioning.    We will seek to acquire one or more businesses that have a leading or niche market position and that demonstrate advantages when compared to their competitors, if any, which may help to create barriers to entry against new competition. We anticipate that these barriers to entry will enhance the ability of these businesses to generate strong profitability and free cash flow.

•        Diversified Customer and Supplier Base.    We will seek to acquire one or more businesses that have a diversified customer and supplier base, which are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

•        Can Benefit from Access to Public Capital Markets.    We believe that there are a substantial number of potential target businesses that can benefit from a public listing and access to new capital to support significant revenue and earnings growth or to facilitate technology development and deployment.

•        Significant Expansion and/or Underexploited Growth Opportunities.    We intend to seek target companies that have significant and underexploited expansion and deployment opportunities. This can be accomplished through a combination of accelerating organic growth and finding attractive bolt-on acquisition targets. Our management team has significant experience in identifying such targets and in helping target management assess strategic and financial fit, especially relating to ideological compatibility and process/procedure integration of any possible acquisition.

•        Unrecognized Value or Misevaluation by the Market.    We will seek business combination targets which exhibit inherent value or other characteristics that we believe have been overlooked or misevaluated by the market based on our due diligence and company-specific analyses. For a potential business target, this process may include a review and analysis of the company’s capital structure, quality of current or future earnings, an assessment of their current state of technology, current deployment and penetration plans, potential for operational improvements, corporate governance, customers and concentration, along with material contracts. We intend to leverage the operational experience and disciplined investment approach of our management team to identify opportunities to unlock value that our experience in complex transactions allows us to pursue.

•        Attractive Risk-Adjusted Returns for our Stockholders.    We intend to seek to acquire a business combination target on terms and in a manner that leverages our experience. We expect to evaluate the business combination target company based on its potential to successfully achieve deployment and end-user uptake of its product(s). We also expect to evaluate financial returns based on (i) risk-adjusted peak sales potential, (ii) the growth potential of pipeline products and the technology platform, (iii) the ability to accelerate growth via other options, including through the opportunity for bolt-on acquisitions, and (iv) prospects for creating value through other initiatives. Potential upside will be weighed against any identified downside risks.

Our Business Combination Process

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as reviewing financial and other information that will be made available to us. We will also utilize our operational and capital allocation experience.

Our acquisition criteria, due diligence processes and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Sourcing of Potential Business Combination Targets

We believe that the operational and transactional experience of our management team and members of our sponsor and their respective affiliates and related entities and the relationships they have developed as a result of such experience, will provide us with a substantial number of potential business combination targets. These individuals and entities have developed a broad network of contacts and corporate relationships around the world. This network has grown through sourcing, acquiring and financing businesses and maintaining relationships with sellers, financing sources and target management teams. Our management team and members of our sponsor and their respective affiliates and related entities have significant experience in executing transactions under varying economic and financial market conditions. We believe that these networks of relationships and this experience will provide us with important sources of investment opportunities. In addition, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest noncore assets or divisions.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor, officers or directors (or their respective affiliates or related entities) or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors (or their respective affiliates or related entities). In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors (or their respective affiliates or related entities), we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Initial Business Combination

We will have until 12 months from the closing of this offering to consummate a business combination. However, if we are not able to consummate a business combination within 12 months, the Company shall have the option to extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 18 months to complete a business combination). Pursuant to the terms of our second amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, the Company may extend the time available to complete a business combination by depositing additional funds into the trust prior to the date of the applicable deadline. The amount of the deposit shall be determined by the Company in its sole discretion and may be obtained by the Company through a loan from its sponsor or affiliates of its sponsor. If an extension is implemented, each public stockholder may seek to redeem its public shares at a per-share price, payable in cash, equal to the aggregate amount on deposit in the trust account including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares. For purposes of determining the amount on deposit in the trust account at the time of an extension we will exclude the amount which the Company is depositing in connection with that extension. We will report the exercise of an extension option and the amount of the extension deposit in a filing with SEC at least ten days prior to any deadline for shareholders to request redemption of their shares. We will report the number of shares remaining outstanding after redemptions in a filing with the SEC following the implementation of an extension. Holders of public shares who do not elect to redeem their public shares in connection with an extension, will retain the right to redeem their public shares in connection with a second extension, if any, or any stockholder vote to approve a proposed business combination, or if the Company has not consummated a business combination by the end of the applicable time for a business combination closing. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our taxes, and then seek to dissolve and liquidate. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders. In the event of our dissolution and liquidation, the private units (and underlying securities) will be worthless.

We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose, at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek stockholder approval of our proposed business combination or allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Any tender offer documents used in connection with a business combination will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules.

The initial per public share redemption price will be $10.20 per share, regardless of whether the over-allotment option is exercised. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders.

Pursuant to the rules of the Nasdaq Stock Market, our initial business combination must occur with one or more target businesses having an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the trust account), which we refer to as the 80% test, at the time of the agreement to enter into the initial business combination. Therefore, the fair market value of the target business will be calculated prior to any redemptions of our shares in connection with a business combination and therefore will be a minimum of $80 million (or $92 million if the over-allotment option is exercised in full) in order to satisfy the 80% test. While the fair market value of the target business must satisfy the 80% test, the consideration we pay the owners of the target business may be a combination of cash (whether cash from the trust account or cash from a debt or equity financing transaction that closes concurrently with the business combination) or our equity securities. The exact nature and amount of consideration would be determined based on negotiations with the target business, although we will attempt to primarily use our equity as transaction consideration. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm with respect to the satisfaction of such criteria. We will also obtain a fairness opinion from an independent investment banking firm before consummating a business combination with an entity affiliated with any of our officers, directors or insiders. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons. However, we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock, shares and/or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses. If our securities are not listed on the Nasdaq after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on the Nasdaq at the time of our initial business combination.

Our sponsor, officers, directors, and their respective affiliates may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. In particular, certain of our executive officers and directors also serve as executive officers or directors of the Affiliated SPAC, which, if a business combination is not consummated with Apifiny, may have to revert to searching for businesses that may provide significant opportunities for attractive investor returns in industries similar to the industries in which our search is focused. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity, including the Affiliated SPAC if a business combination is not consummated with Apifiny. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company, such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, including the Affiliated SPAC if a business combination is not consummated with Apifiny, he or she will honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our officers and directors currently have certain relevant pre-existing fiduciary duties or contractual obligations.

Private Placements

On September 30, 2021, our insiders purchased 2,875,000 insider shares for an aggregate purchase price of $25,000. On May 26, 2022, our initial stockholders returned to us, for no consideration, an aggregate of 1,150,000 founder shares, which we cancelled, resulting in an aggregate of 1,725,000 founder shares outstanding and held by our sponsor. This equates to a purchase price of approximately $0.014 per share. The per share purchase price of the insider shares was determined by dividing the amount of cash contributed to the company by the aggregate number of insider shares issued. The number of insider shares issued was determined based on the expectation that the insider shares would represent 20% of the outstanding shares after this offering (not including the securities underlying the private units). As such, our insiders will collectively own 20% of our issued and outstanding shares after this offering. The 1,725,000 insider shares held or controlled by our insiders include an aggregate of up to 225,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our insiders will collectively own or control 20% of our issued and outstanding shares after this offering.

The insider shares are identical to the shares of common stock included in the units being sold in this offering. However, our insiders have agreed (A) to vote their insider shares and any public shares acquired in or after this offering in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if the period of time to consummate a business combination is extended, as described in more detail in this prospectus), (C) not to redeem any shares (including the insider shares) into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable) in connection with a stockholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our certificate of incorporation relating to the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if the period of time to consummate a business combination is extended, as described in more detail in this prospectus), and (D) that the insider shares shall not be entitled to be redeemed for a pro rata portion of the funds held in the trust account if a business combination is not consummated.

On the date of this prospectus, the insider shares will be placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, 50% of these shares will not be transferred, assigned, sold or released from escrow until the earlier of six months after the date of the consummation of our initial business combination or the date on which the closing price of our common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and the remaining 50% of the insider shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions referred to above include (1) transfers among the insiders to our officers, directors, advisors and employees, (2) transfers to an insider’s affiliates or its members upon its liquidation, (3) transfers to relatives and trusts for estate planning purposes, (4) transfers by virtue of the laws of descent and distribution upon death, (5) transfers pursuant to a qualified domestic relations order, (6) private sales made at prices no greater than the price at which the securities were originally purchased or (7) transfers to us for cancellation in connection with the consummation of an initial business combination, in each case (except for clause 7) where the transferee agrees to the terms of the escrow agreement and forfeiture, as the case may be, as well as the other applicable restrictions and agreements of the holders of the insider shares.

Our sponsor has committed to purchase from us an aggregate of 390,000 private units (or 426,000 private units if the over-allotment option is exercised in full) at a price of $10.00 per private unit ($3,900,000 in the aggregate, or $4,260,000 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. We refer to these warrants throughout this prospectus as the “private units”. Each private unit is identical to the units sold in this offering, except as described in this prospectus.

A portion of the proceeds from the private placement of the private units will be added to the proceeds of this offering and placed in a trust account in the United States, maintained by Continental Stock Transfer & Trust Company, as trustee. If we do not complete our initial business combination within 12 months, from the closing of this offering (or up to 18 months from the closing of this offering if the period of time to consummate a business combination is extended, as described in more detail in this prospectus), the proceeds of the sale of the private units held in the trust account will be used to fund the redemption of our public shares and pay other expenses (subject to the requirements of applicable law) and the private units (and underlying securities) will be worthless.

The private units will be identical to the public units being offered by this prospectus, except that (a) the private units and their component securities will not be transferrable, assignable or saleable until 30 days after the consummation of our initial business combination, except to permitted transferees as described herein under “Principal Stockholders — Transfers of Founder Shares and Private Units,” and (b) the private warrants which, in part, comprise the private units are identical to the warrants, which in part, comprise the units sold in this offering, except that the private warrants will be exercisable for cash (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. If the private warrants are held by holders other than the sponsor or its permitted transferees, the private warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If public units or shares are purchased by any of our directors, officers or initial stockholders, they will be entitled to funds from the trust account to the same extent as any public stockholder upon our liquidation but will not have redemption rights related thereto.

Corporate Information

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of common stock held by non-affiliates exceeds $250 million as of the end of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates exceeds $700 million as of the prior June 30.

Our executive offices are located at 40 Main Street, #1009, Newark, DE 19711, and our telephone number is (424) 732-1021. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to invest in our securities.

The Offering

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these, and the other risks set forth in the section below entitled “Risk Factors” beginning on page 36 of this prospectus.

Securities offered

6,000,000 units, at $10.00 per unit, each unit consisting of one share of common stock, one redeemable warrant, and one right (each right entitles the holder thereof to receive one-tenth (1/10) of one share of common stock upon the consummation of a business combination). Each redeemable warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per share.

Proposed Nasdaq symbols	Units: “ASPPU” Common Stock: “ASPP” Warrants: “ASPPW” Rights: “ASPPR”
Trading commencement and separate trading of common stock, warrants and rights

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock, warrants and rights may trade separately on the 90th day after the date of this prospectus unless Chardan determines that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will Chardan allow separate trading of the common stock, warrants and rights until we file an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. Once the shares of common stock, warrants and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock, warrants and rights. We will file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission, or the SEC, including an audited balance sheet, promptly following the closing of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Chardan has allowed separate trading of the common stock, warrants and rights prior to the 90th day after the date of this prospectus.

Units:
Number outstanding before this offering	None
Number of private units to be sold in a private placement simultaneously with this offering	390,000 units(1)
Number to be outstanding after this offering and the private placement	6,390,000 units(1)(5)
Shares of common stock:
Number outstanding before this offering	1,725,000 shares(2)
Number to be sold in private placement	390,000 shares
Number to be outstanding after this offering and the private placement	6,000,000 public shares, 390,000 private shares and 1,500,000 founder shares(1)(3)(5)
Redeemable Warrants:
Number outstanding before this offering	None
Number to be sold in private placement	390,000 warrants(1)
Number to be outstanding after this offering and the private placement	6,000,000 public warrants and 390,000 private warrants(1)(4)(5)
Terms of Warrants:

Each redeemable warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per full share, subject to adjustment as described in this prospectus. The warrants will become exercisable on the later of the completion of an initial business combination and one year from the consummation of this offering. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption.

____________

(1)      Assumes the over-allotment option has not been exercised.

(2)      In September 2021, our sponsor paid $25,000 for 2,875,000 shares of our common stock, or founder shares. On May 26, 2022, our initial stockholders returned to us, for no consideration, an aggregate of 1,150,000 founder shares, which we cancelled resulting in an aggregate of 1,725,000 founder shares outstanding and held by our sponsor. The founder shares include an aggregate of up to 225,000 shares of common stock held by our insiders that are subject to forfeiture if the over-allotment option is not fully exercised by the underwriters.

(3)      If the over-allotment option is exercised in full, there will be a total of 6,900,000 public shares, 426,000 private shares underlying the private units and 1,725,000 founder shares.

(4)      If the over-allotment option is exercised in full, there will be a total of 6,900,000 public warrants outstanding, plus an aggregate of 426,000 private warrants underlying the private units.

(5)      Does not include securities underlying Chardan’s unit purchase option.

(6)      If the over-allotment option is exercised in full, there will be a total of 6,900,000 rights in the public units, plus an aggregate of 426,000 rights in the private units.

No public warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares. It is our current intention to have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares in effect promptly following consummation of an initial business combination. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within 90 days following the consummation of our initial business combination, public warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the day prior to the date of exercise. For example, if a holder held 150 warrants to purchase 150 shares and the fair market value on the date prior to exercise was $15.00, that holder would receive 35 shares without the payment of any additional cash consideration. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.

Exercise price:

$11.50 per share. If (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.50 per share (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of our shares of common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Price”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $16.50 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 165% of the Market Price.

Redemption:

We may redeem the outstanding warrants, in whole and not in part, at a price of $0.01 per warrant:

•   at any time while the warrants are exercisable,

•   upon a minimum of 30 days’ prior written notice of redemption,

•   if, and only if, the last sales price of our shares of common stock equals or exceeds $16.50 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption, and

•   if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of common stock may fall below the $16.50 trigger price as well as the $11.50 warrant exercise price per share after the redemption notice is issued and not limit our ability to complete the redemption.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our shares of common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

Accounting for the private warrants

The private warrants included in the private units that are to be issued concurrently with this offering will be accounted for outside of stockholders’ equity and included in our financial statements as a current liability measured at the estimated fair value of the total private warrants.

In addition, at each reporting period (1) the accounting treatment of the warrants will be re-evaluated for proper accounting treatment as a liability or equity and (2) the fair value of the liability of the private warrants will be remeasured and the change in the fair value of the liability will be recorded as other income (expense) in our income statement.

Rights
Number outstanding before this offering	0
Number to be sold in private placement	390,000(1)
Number outstanding after this offering and private placement:	6,390,000,(1)(5)(6) including 6,000,000 in the public units and 390,000 in the private placement units(5)(6)

Terms of rights:

Each holder of a right will automatically receive one-tenth (1/10) of one share of common stock upon consummation of our initial business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless. We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporations Law, and any rounding down and extinguishment may be done with or without any in lieu cash payment or other compensation being made to the holder of the relevant rights. As a result, you must hold rights in multiples of 10 in order to receive shares for all of your rights upon closing of a business combination.

Offering proceeds to be held in trust

$61,200,000 of the net proceeds of this offering and a portion of the private placement (or $70,380,000 if the over-allotment option is exercised in full), or $10.20 per unit sold to the public in this offering (regardless of whether or not the over-allotment option is exercised in full or part) will be deposited into a segregated trust account located in the United States with Continental Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be signed on the date of this prospectus. The proceeds to be placed in the trust account shall also include $2,100,000 (or up to $2,415,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions, which will be released to the underwriters only upon consummation of an initial business combination, as described in this prospectus.

Of the $3,900,000 we will receive from the sale of the private units ($4,260,000 if the over-allotment option is exercised), $1,700,000 will be used for offering expenses, including $1,200,000 in underwriters’ commissions paid at closing, $1,200,000 to be held in the trust account, and $1,000,000 will be used for working capital (or $1,880,000 will be used for offering expenses, including $1,380,000 in underwriters’ commissions paid at closing, $1,380,000 to be held in the trust account, and $1,000,000 will be used for working capital if the over-allotment option is exercised in full). The $1,000,000 of working capital will not be held in the trust account.

Except as set forth below, the proceeds in the trust account will not be released until the earlier of: (1) the completion of an initial business combination within the required time period and (2) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there can be released to us from the trust account any interest earned on the funds in the trust account that we need to pay our income or other tax obligations. With this exception, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering, after payment of underwriters’ commissions and offering expenses, not held in the trust account of approximately $1,000,000. Additionally, in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our initial stockholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the relevant insider’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into additional units at a price of $10.00 per unit. These units would be identical to the private units. If we do not complete a business combination, the loans will only be repaid with funds not held in the trust account, to the extent available.

Insider shares

On September 30, 2021, our sponsor purchased 2,875,000 insider shares for an aggregate purchase price of $25,000. On May 26, 2022, our initial stockholders returned to us, for no consideration, an aggregate of 1,150,000 founder shares, which we cancelled, resulting in an aggregate of 1,725,000 founder shares outstanding and held by our sponsor. This equates to a purchase price of approximately $0.014 per share. Prior to the initial investment in the company of $25,000 by our sponsor, the company had no assets, tangible or intangible. The per share purchase price of the insider shares was determined by dividing the amount of cash contributed to us by the aggregate number of insider shares issued. The number of insider shares issued was determined based on the expectation that the insider shares would represent 20% of the outstanding shares after this offering (not including the securities underlying the private units). The 1,725,000 insider shares held or controlled by our insiders include an aggregate of up to 225,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part. Our insiders will collectively beneficially own approximately 20% of our issued and outstanding shares after this offering (not including the private units and underlying securities and assuming our insiders do not purchase any public units in this offering). If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a stock dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the offering in such amount as to maintain the ownership of insider shares by our insiders at 20% of our outstanding shares of common stock after this offering.

The insider shares are identical to the shares of common stock included in the units being sold in this offering, except that:
• the insider shares are subject to certain transfer restrictions, as described in more detail below;

•   our insiders have entered into letter agreements with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to their insider shares and any public shares they purchase in connection with the completion of our initial business combination and (ii) to waive their redemption rights with respect to their insider shares if we fail to complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if the period of time to consummate a business combination is extended, as described in more detail in this prospectus) (although they will be entitled to redemption rights with respect to any public shares they hold if we fail to complete our business combination within the prescribed time frame);

•   if we submit our initial business combination to our public stockholders for a vote, our insiders have agreed to vote their insider shares and any public shares purchased during or after this offering in favor of our initial business combination; and

• the insider shares are subject to registration rights.
Transfer restrictions on insider shares

Our insiders have agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until, with respect to 50% of the insider shares, the earlier of six months after the date of the consummation of our initial business combination or the date on which the closing price of our common stock equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following the consummation of our initial business combination and, with respect to the remaining 50% of the insider shares, six months after the date of the consummation of our initial business combination, or earlier in each case if, subsequent to our initial business combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The insider shares will be held in escrow with Continental Stock Transfer & Trust Company during the period in which they are subject to the transfer restrictions described above.

Private units

Our sponsor has committed to purchase from us an aggregate of 390,000 private units (or 426,000 if the over-allotment option is exercised in full) at a price of $10.00 per private unit ($3,900,000 in the aggregate, or $4,260,000 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Each private unit will be comprised of one share of common stock, one redeemable warrant and one right, each right to receive one-tenth (1/10) of one share of common stock upon consummation of our initial business combination. Each private unit is identical to the units offered by this prospectus except as described below.

All of the proceeds we receive from this private placement of units will be added to the proceeds from this offering to pay for the expenses of this offering and to be held in the trust account. If we do not complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if the period of time to consummate a business combination is extended, as described in more detail in this prospectus), the proceeds of the sale of the private units will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private units (and underlying securities) will be worthless.

Our sponsor has agreed to waive its redemption rights with respect to any shares underlying the private units (i) in connection with the consummation of a business combination, (ii) in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our charter prior thereto, to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the completion of this offering (or up to 18 months from the closing of this offering if the period of time to consummate a business combination is extended, as described in more detail in this prospectus) or with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) if we fail to consummate a business combination within 12 months from the completion of this offering (or up to 18 months from the closing of this offering if the period of time to consummate a business combination is extended, as described in more detail in this prospectus) or if we liquidate prior to the expiration of the 18-month period. However, our sponsor will be entitled to redemption rights with respect to any public shares it holds if we fail to consummate a business combination or liquidate within the 18-month period.

Transfer restrictions on private units

The private units and their component securities will not be transferable, assignable or saleable until 30 days after the consummation of our initial business combination except to permitted transferees.

Limited payments to insiders

There will be no fees, reimbursements or other cash payments paid to our insiders or any of the members of our management team prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) other than:

•   repayment at the closing of this offering of non-interest bearing loans up to an aggregate amount of $300,000;

•   payment of $10,000 per month to our sponsor for office space and related services, subject to deferral as described herein;

•   reimbursement of out-of-pocket expenses incurred by our insiders or any of their affiliates in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations; and

•   repayment of loans which may be made by our insiders or any of their affiliates to finance transaction costs in connection with an initial business combination, the terms of which have not been determined.

There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. We have no policy which prohibits our insiders or any member of our management team from negotiating the reimbursement of such expenses by a target business. Our audit committee will review and approve all reimbursements and payments made to any insider or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Potential revisions to agreements with insiders

We could seek to amend certain agreements made by our management team disclosed in this prospectus without the approval of stockholders, although we have no intention to do so. For example, restrictions on our executives relating to the voting of securities owned by them, the agreement of our management team to remain with us until the closing of a business combination, the obligation of our management team to not propose certain changes to our organizational documents or the obligation of the management team and its affiliates to not receive any compensation in connection with a business combination could be modified without obtaining stockholder approval. Although stockholders would not be given the opportunity to redeem their shares in connection with such changes, in no event would we be able to modify the redemption or liquidation rights of our stockholders without permitting our stockholders the right to redeem their shares in connection with any such change. We will not agree to any such changes unless we believed that such changes were in the best interests of our stockholders (for example, if such a modification were necessary to complete a business combination).

Conflict of Interest

Our sponsor is affiliated to the sponsor of the Affiliated SPAC. Our sponsor, officers, directors, and their respective affiliates, may become an officer or director in any other blank check company prior to completion of our initial business combination. In particular, certain of our executive officers and directors also serve as executive officers or directors of the Affiliated SPAC, which, if a business combination is not consummated with Apifiny, could revert to searching for businesses that may provide significant opportunities for attractive investor returns in industries similar to the industries in which our search is focused. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved.

As described herein, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities, including the Affiliated SPAC if a business combination is not consummated with Apifiny. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, including the Affiliated SPAC if a business combination is not consummated with Apifiny, he or she will honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described above). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. The potential conflicts described above may limit our ability to enter into a business combination or other transactions. These circumstances could give rise to numerous situations where interests may conflict. There can be no assurance that these or other conflicts of interest with the potential for adverse effects on the Company and investors will not arise.

Stockholder approval of, or tender offer in connection with, initial business combination

In connection with any proposed initial business combination, we will either (1) seek stockholder approval of such initial business combination at a meeting called for such purpose at which stockholders may seek to redeem their shares into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), regardless of whether they vote for or against the proposed business combination; or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek stockholder approval of our proposed business combination or allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we provide stockholders with the opportunity to sell their shares to us by means of a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. If we seek stockholder approval of our initial business combination, we will consummate the business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

In addition, we will not consummate our initial business combination if public stockholders exercise redemption rights in an amount that would cause our net tangible assets to be less than $5,000,001 (so that this offering is not subject to Rule 419 promulgated under the Securities Act) or if we do not satisfy any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration needed to satisfy cash conditions pursuant to the terms of the proposed business combination exceeds the aggregate amount of cash available to us (including any cash we may obtain from financing from third parties or our insiders or their affiliates, which may not be available on terms acceptable to us or at all), we will not complete the business combination (as we may be required to have a lesser number of shares redeemed). As a result, we may not be able to locate another suitable target within the applicable time period, if at all. However, if we seek stockholder approval of a business combination and if a significant number of public stockholders properly seek to redeem their public shares in connection with a proposed business combination, we or our insiders or their affiliates could purchase some or all of such shares in the open market or in private transactions in order to seek to satisfy the cash conditions. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. No funds from the trust account can be released from the trust account prior to the consummation of a business combination to make such purchases (although such purchases could be made using funds available to us after the closing of a business combination). We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Notwithstanding the foregoing, we or our insiders and their affiliates will not make purchases of shares of common stock if the purchases would violate Sections 9(a)(2) or 10(b) of the Exchange Act or Regulation M, which are rules that prohibit manipulation of a company’s stock, and we and they will comply with Rule 10b-18 under the Exchange Act in connection with any open-market purchases. If purchases cannot be made without violating applicable law, no such purchases will be made.

Our insiders have agreed (A) to vote their insider shares and any public shares acquired in or after this offering in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if the period of time to consummate a business combination is extended, as described in more detail in this prospectus), (C) not to redeem any shares (including the insider shares) into their pro rata share of the aggregate amount then on deposit in the trust account in connection with a stockholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our certificate of incorporation relating to the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if the period of time to consummate a business combination is extended, as described in more detail in this prospectus), and (D) that the insider shares shall not be entitled to be redeemed for a pro rata portion of the funds held in the trust account if a business combination is not consummated. Depending on how a business combination was structured, any stockholder approval requirement could be satisfied by obtaining the approval of either (i) a majority of the shares of our common stock that were voted at the meeting (assuming a quorum was present at the meeting), or (ii) a majority of the outstanding shares of our common stock. Because our insiders will collectively beneficially own approximately 20% of our issued and outstanding shares of common stock (not including the private units and underlying securities and assuming our insiders do not purchase any units in this offering) upon consummation of this offering, a minimum of approximately 82,501 public shares, or approximately 1.38% of the outstanding public shares of our common stock (if the approval requirement was a majority of shares voted and assuming that only a quorum (i.e., the majority of shares issued and outstanding and entitled to vote was present) at the meeting, that the over-allotment option is not exercised, and that the insiders do not purchase any units in this offering or units or shares in the after-market), would need to be voted in favor of a business combination in order for it to be approved.

None of our insiders, directors or their affiliates has committed to purchase units in this offering or any units or shares of common stock in the open market or in private transactions. However, if a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our insiders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Notwithstanding the foregoing, our insiders and their affiliates will not make purchases of shares of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Conditions to completing our initial business combination

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test.

If our board is not able to independently determine the fair market value of the target business or businesses, we may obtain an opinion from an independent investment banking or accounting firm as to the fair market value of the target business. We will complete our initial business combination only if the post-transaction company in which our public stockholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test, provided that in the event that the business combination involves more than one target business, the 80% test will be based on the aggregate value of all of the target businesses.

Redemption rights

In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he, she or it is voting for or against such proposed business combination, to demand that we redeem his, her or its public shares into a pro rata share of the trust account upon consummation of the business combination.

We may require public stockholders wishing to exercise redemption rights, whether they are a record holder or hold their shares in “street name,” to either tender the certificates they are seeking to redeem to our transfer agent or to deliver the shares they are seeking to redeem to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at any time at or prior to the vote on the business combination. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders to deliver their shares prior to the vote on the business combination in order to exercise redemption rights. This is because a holder would need to deliver shares to exercise redemption rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders to deliver their shares prior to the vote on the proposed business combination and the proposed business combination is not consummated, this may result in an increased cost to stockholders.

Under Delaware law, we may be required to give a minimum of only ten days’ notice for each general meeting. As a result, if we require public stockholders who wish to redeem their shares of common stock into the right to receive a pro rata portion of the funds in the trust account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their shares for redemption. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain our securities when they otherwise would not want to.

If we require public stockholders who wish to redeem their shares of common stock to comply with specific delivery requirements for redemption described above and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public stockholders.

Release of funds in trust account on closing of our initial business combination

On the completion of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their redemption rights as described above under “— Redemption rights,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or targets or owners of the target or targets of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Extension of time to complete business combination

We will have until 12 months from the closing of this offering to consummate an initial business combination. However, if we are not able to consummate our initial business combination within 12 months, we will have the option to extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 18 months to complete a business combination). Pursuant to the terms of our second amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, we may extend the time available for us to consummate a business combination, by depositing additional funds in the trust prior to the applicable deadline. The amount of the deposit shall be determined by the Company in its sole discretion. If an extension is implemented, each public stockholder may seek to redeem its public shares at a per-share price, payable in cash, equal to the aggregate amount on deposit in the trust account including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares. For purposes of determining the amount on deposit in the trust account at the time of an extension we will exclude the amount which the Company is depositing in connection with that extension. The Company deposit paid in connection with an extension may be obtained in the form of a loan from our sponsor or affiliates of our sponsor. Any such loans will be non-interest bearing and payable upon the consummation of our initial business combination. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. If we do not complete a business combination, we will not repay such loans. Furthermore, the letter agreement with our initial stockholders contains a provision pursuant to which our sponsor has agreed to waive its right to be repaid for such loans out of the funds held in the trust account in the event that we do not complete a business combination. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination pursuant to the terms of the letter agreement. We will report the exercise of an extension option and the amount of the extension deposit in a filing with SEC at least ten days prior to any deadline for shareholders to request redemption of their shares. We will report the number of shares remaining outstanding after redemptions in a filing with the SEC following the implementation of an extension. Holders of public shares who do not elect to redeem their public shares in connection with an extension, will retain the right to redeem their public shares in connection with a second extension, if any, or any stockholder vote to approve a proposed business combination, or if the Company has not consummated a business combination by the end of the applicable time for a business combination closing. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten business days thereafter, redeem

100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our taxes, and then seek to dissolve and liquidate. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders. In the event of our dissolution and liquidation, the private units (and underlying securities) will be worthless.

Liquidation if no business combination

If we are unable to complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if the period of time to consummate a business combination is extended, as described in more detail in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining holders of common stock and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

In connection with our redemption of 100% of our outstanding public shares, each holder will receive an amount equal to (1) the number of public shares being redeemed by such public holder divided by the total number of public shares multiplied by (2) the amount then in the trust account (initially $10.20 per share), which includes the deferred underwriting commission, plus a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes (subject in each case to our obligations under Delaware law to provide for claims of creditors).

The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. We may not have funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. The underwriters will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.20 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.20 per share due to reductions in the value of the trust assets, in each case less taxes payable, provided that such liability will not apply to any claims by a third-party who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the

Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third-party, our sponsor will not be responsible to the extent of any liability for such third-party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.20 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.20 per share due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.20 per share.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.20 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

The holders of the insider shares and private units (and underlying securities) will not participate in any redemption distribution with respect to their insider shares and private units (and underlying securities) but may have any public shares redeemed upon liquidation.

If we are unable to conclude our initial business combination and we expend all of the net proceeds of this offering not deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share redemption price will be approximately $10.20.

We will pay the costs of any liquidation following the redemptions from our remaining assets outside of the trust account. If such funds are insufficient, our insiders have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

The underwriters have agreed to waive their rights to the deferred underwriting commissions held in the trust account in the event we do not consummate a business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if the period of time to consummate a business combination is extended, as described in more detail in this prospectus).

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to Offerings of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 36 of this prospectus.

A brief summary of some of the risk factors that make an investment in us speculative or risky include:

•        Whether we will be able to complete our initial business combination, particularly in light of disruption that may result from limitations imposed by the COVID-19 pandemic;

•        Whether we will be successful in retaining or recruiting, or making changes required in, our officers, key employees or directors following our initial business combination;

•        How much time our officers and directors allocate to us and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements and other benefits;

•        Whether we will need to obtain additional financing to complete our initial business combination;

•        Whether there is a sufficient pool of prospective target businesses for us to acquire, given competition;

•        Whether our officers and directors are able to generate a number of potential investment opportunities;

•        Whether our securities are delisted from Nasdaq prior to our business combination or an inability to have our securities listed on Nasdaq following a business combination;

•        The fact that we may have limited liquidity in our securities;

•        The fact that there has not previously been a market for our securities;

•        We have identified a material weakness in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations; and

•        Our financial performance following our business combination.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	As of December 31, 2021	As of March 31, 2022
		Actual (Unaudited)	As Adjusted(1)(2)
Balance Sheet Data:
Working capital (deficit)(1)	$(65,887)	$(281,344)	$61,918,756
Total assets(2)	$328,675	$352,778	$62,252,878
Total liabilities(3)	$304,956	$373,435	$2,294,335
Value of common stock subject to possible redemption(4)	$—	$—	$54,129,890
Stockholders’ equity (deficit)(5)	$23,719	$(20,657)	$5,828,653

____________

(1)      The “as adjusted” calculation includes $61,200,000 cash held in trust from the proceeds of this offering and the sale of the private units, plus $1,000,000 in cash held outside the trust account, plus $100 from the unit purchase option.

(2)      The “as adjusted” calculation equals $61,200,000 cash held in trust from the proceeds of this offering and the sale of the private units, plus $1,000,000 in cash held outside the trust account, plus $100 from the unit purchase option, and less the payoff of the $300,000 related party note payable.

(3)      The “as adjusted” calculation includes $2,100,000 of accrued deferred underwriting commissions plus the private warrant liability of $120,900 and less the payoff of the $300,000 related party note payable.

(4)      The “as adjusted” calculation equals the value of the common stock subject to redemption of $60,000,000, less the value of the public warrants of $1,860,000 and less the value of offering costs allocated to other financial instruments totaling $4,010,110, including underwriting commissions, offering expenses, unit purchase option and deferred offering costs.

(5)      The “as adjusted” excludes 6,000,000 shares of common stock which are subject to possible redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of common stock that may be redeemed in connection with our initial business combination (initially $10.20 per share).

The “as adjusted” information gives effect to the sale of the units we are offering and the sale of the private units, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to Our Business and Our Search for, and Consummation of or Inability to Consummate, a Business Combination

Our public stockholders may not be afforded an opportunity to vote on our proposed business combination.

We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our public stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, in each case subject to the limitations described elsewhere in this prospectus. Accordingly, it is possible that we will consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. For instance, Nasdaq rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such business combination instead of conducting a tender offer.

If we are unable to consummate our initial business combination, our public stockholders may be forced to wait more than 12 months before receiving distributions from the trust account (or up to 18 months).

We will have until 12 months (or up to 18 months) from the closing of this offering to consummate our initial business combination. We have no obligation to return funds to investors prior to such date unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their shares. Only after the expiration of this full time period will holders of our common stock be entitled to distributions from the trust account if we are unable to complete our initial business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate their investment, public security holders may be forced to sell their public shares, potentially at a loss.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete our initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,001 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. In accordance with the SEC’s penny stock rules, we will calculate net tangible assets as total assets less intangible assets and liabilities. We expect our net tangible assets following this offering to exceed $5,000,001, as our total assets will primarily consist of the $61,200,000 of proceeds in the trust account and our total liabilities will consist of the warrant liability, deferred underwriting commissions and accrued offering costs and other payables. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete our initial business combination within 12 months (or up to 18 months) of the effective date of the initial registration statement and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw amounts from the funds held in the trust account prior to the completion of our initial business combination and we may have a longer period of time to complete such a business combination than we would if we were subject to such rule.

If we seek stockholder approval of our initial business combination, our sponsor, officers and directors have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

Our initial stockholders, officers and directors have agreed (and their permitted transferees will agree) to vote any founder shares and any public shares held by them in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares, assuming that only a quorum (majority) of our outstanding shares were present, we would need 82,501, or 1.38%, of the 6,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming the option to purchase additional units is not exercised) in order to have such initial business combination approved. In the event that our management purchase units (either in this offering or after) and vote their public shares in favor of our initial business combination, a smaller portion of affirmative votes from other public stockholders would be required to approve our initial business combination. We expect that our initial stockholders and their permitted transferees will own at least 20% of our outstanding shares of common stock at the time of any such stockholder vote. Accordingly, if we seek stockholder approval of our initial business combination, it is more likely that the necessary stockholder approval will be received than would be the case if our initial stockholders and their permitted transferees agreed to vote their founder shares in accordance with the majority of the votes cast by our public stockholders.

Since we have not yet selected a particular industry or target business with which to complete our initial business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

Although we intend to focus our search on target businesses in the insurance technology sector, we may consummate our initial business combination with a target business in any industry or geographic region we choose and are not limited to any particular industry, type of business or geographic region. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business with which we may ultimately consummate our initial business combination. To the extent we complete our initial business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete our initial business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. We may not properly ascertain or assess all of the significant risk factors. An investment in our shares may not ultimately prove to be more favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Management has concluded there is substantial doubt about our ability to continue as a “going concern” and our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of March 31, 2022, we had cash of $88,341 and a working capital deficit of $(281,344). Further, we have incurred and expect to continue to incur significant costs in pursuit of our finance and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

If we determine to amend certain agreements made by our management team, many of the disclosures contained in this prospectus regarding those agreements would no longer apply.

We could seek to amend certain agreements with our management team disclosed in this prospectus without the approval of our stockholders, although we have no current intention to do so. For example, restrictions on our executives relating to the voting of securities owned by them, the agreement of our management team to remain with us until the closing of a business combination, the obligation of our management team to not propose certain changes to our organizational documents or the obligation of the management team and its affiliates to not receive any compensation in connection with a business combination could be modified without obtaining stockholder approval. Although stockholders would not be given the opportunity to redeem their shares in connection with such changes, in no event would we be able to modify the redemption or liquidation rights of our stockholders without permitting our stockholders the right to redeem their shares in connection with any such change. We will not agree to any such changes unless we believed that such changes were in the best interests of our stockholders (for example, if such a modification were necessary to complete a business combination).

If we deviate from the acquisition criteria or guidelines set forth in this prospectus, investors in this offering may have rescission rights or may bring an action for damages against us or we could be subject to civil or criminal actions taken by governmental authorities.

If we were to elect to deviate from the acquisition criteria or guidelines set forth in this prospectus, each person who purchased units in this offering and still held such securities upon learning of the facts relating to the deviation may seek rescission of the purchase of the units he or she acquired in the offering (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or bring an action for damages against us (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security). In such event, we could also be subject to civil or criminal actions taken by governmental authorities. For instance, the SEC can seek injunctions under Section 20(b) of the Securities Act if it believes a violation under the Securities Act has occurred or is imminent. The SEC can also seek civil penalties under Sections 20(d) and 24 if a party has violated the Securities Act or an injunctive action taken by the SEC or if a party willfully, in a registration statement filed under the Securities Act, makes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Furthermore, Section 20 allows the SEC to refer matters to the attorney general to bring criminal penalties against an issuer.

We may issue shares of our capital stock to complete our initial business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering and the purchase of the private units (assuming no exercise of the underwriters’ over-allotment option), there will be approximately 85,081,000 authorized but unissued shares of common stock available for issuance (after appropriate reservation for the issuance of the shares underlying the private warrants and public warrants and rights but not the issuance of shares pursuant to the exercise of the unit purchase option). Immediately after consummation of this offering, there will be no shares of preferred stock issued and outstanding. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of capital stock to complete our initial business combination. The issuance of additional shares of capital stock:

•        may significantly reduce the equity interest of investors in this offering;

•        may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

•        may cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our shares of common stock.

We may be limited to the funds held outside of the trust account to fund our search for target businesses, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, $1,000,000 is anticipated to be available to us initially outside the trust account to fund our working capital requirements. Especially if the over-allotment option is exercised in full, we may not have sufficient funds available with which to structure, negotiate or close our initial business combination. In such event, we would need to borrow funds from our insiders to operate or may be forced to liquidate. Our insiders are under no obligation to loan us any funds. If we are unable to obtain the funds necessary, we may be forced to cease searching for a target business and may be unable to complete our initial business combination.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption price received by stockholders may be less than approximately $10.20.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to consummate an initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if the period of time to consummate a business combination is extended, as described in more detail in this prospectus), or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.20 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (excluding our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.20 per public share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.20 per share due to reductions in the value of the trust assets, in each case less taxes payable, provided that such liability will not apply to any claims by a third-party who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third-party, our sponsor will not be responsible to the extent of any liability for such third-party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.20 per share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.20 per share due to reductions in the value of the trust assets, in each case less taxes payable, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.20 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we have not completed our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if the period of time to consummate a business combination is extended, as described in more detail in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining holders of common stock and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We may not properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our stockholders amounts owed to them by us.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

The requirement that our initial business combination occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the trust account at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies that we may complete such a business combination with.

Pursuant to the Nasdaq listing rules, our initial business combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the trust account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies that we may complete a business combination with. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

It is likely we will consummate our initial business combination with a single target business, although we have the ability to simultaneously consummate our initial business combination with several target businesses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

Alternatively, if we determine to simultaneously consummate our initial business combination with several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the target companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our public stockholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

If our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public stockholders may exercise redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third-party financing to help fund our initial business combination. In the event that the business combination involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

We may be unable to consummate an initial business combination if a target business requires that we have a certain amount of cash at closing, in which case public stockholders may have to remain stockholders of our company and wait until our redemption of the public shares to receive a pro rata share of the trust account or attempt to sell their shares in the open market.

A potential target may make it a closing condition to our initial business combination that we have a certain amount of cash in excess of the $5,000,001 of net tangible assets we are required to have pursuant to our organizational documents available at the time of closing. If the number of our public stockholders electing to exercise their redemption rights has the effect of reducing the amount of money available to us to consummate an initial business combination below such minimum amount required by the target business and we are not able to locate an alternative source of funding, we will not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. In that case, public stockholders may have to remain stockholders of our company and wait the full 12 months (or up to 18 months from the closing of this offering if the period of time to consummate a business combination is extended, as described in more detail in this prospectus) in order to be able to receive a portion of the trust account, or attempt to sell their shares in the open market prior to such time, in which case they may receive less than they would have in a liquidation of the trust account.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 20% of the shares of common stock sold in this offering.

In connection with any meeting held to approve an initial business combination, we will offer each public stockholder (but not our insiders) the right to have his, her, or its shares of common stock redeemed for cash. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or hers or any other person with whom he or she is acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 20% of the shares of common stock sold in this offering. Generally, in this context, a stockholder will be deemed to be acting in concert or as a group with another stockholder when such stockholders agree to act together for the purpose of acquiring, voting, holding or disposing of our equity securities. Accordingly, if you purchase more than 20% of the shares of common stock sold in this offering and our proposed business combination is approved, you will not be able to seek redemption rights with respect to the full amount of your shares and may be forced to hold such additional shares of common stock or sell them in the open market. The value of such additional shares may not appreciate over time following our initial business combination, and the market price of our shares of common stock may not exceed the per-share redemption price.

Because of our structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Therefore, our ability to compete in consummating our initial business combination with certain sizable target businesses may be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing a business combination with certain target businesses. Furthermore, seeking stockholder approval of our initial business combination may delay the consummation of a transaction. Additionally, our outstanding warrants and the future dilution they represent, may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating our initial business combination.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many companies preparing for an initial public offering. As a result, at times, fewer attractive targets may be available to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed in ways adverse to us and our management team. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination. In order to obtain directors’ and officers’ liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense and/or accept less favorable terms. Furthermore, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, after completion of any initial business combination, our directors and officers could be subject to potential liability from claims arising from conduct alleged to have occurred prior to such initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

We may be unable to obtain additional financing, if required, to complete our initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, the capital requirements for any particular transaction remain to be determined. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or other reasons, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination.

The requirement that we complete our initial business combination within 12 months from the closing of this offering (or up to 18 months) may give potential target businesses leverage over us in negotiating our initial business combination.

We have 12 months from the closing of this offering to complete our initial business combination (or up to 18 months from the closing of this offering if the period of time to consummate a business combination is extended, as described in more detail in this prospectus). Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limit referenced above.

We may not obtain a fairness opinion with respect to the target business that we seek to consummate our initial business combination with and therefore you may be relying solely on the judgment of our board of directors in approving a proposed business combination.

We will only be required to obtain a fairness opinion with respect to the target business that we seek to consummate our initial business combination with if it is an entity that is affiliated with any of our insiders. In all other instances, we will have no obligation to obtain an opinion. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.20 per share on the liquidation of our trust account.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons, including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.20 per share on the liquidation of our trust account.

Risks Relating to Potential Conflicts

Our insiders will control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering and sale of the private units, our insiders will collectively beneficially own approximately 20% of our issued and outstanding shares of common stock (not including the private units and underlying securities and assuming our insiders do not purchase any units in this offering). None of our insiders, directors or their affiliates has committed to purchase units in this offering or any units or shares from persons in the open market or in private transactions. However, our insiders or their affiliates could determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law, in order to influence the vote. In connection with any vote for a proposed business combination, our insiders have agreed to vote the shares of common stock owned by them immediately before this offering as well as any shares of common stock acquired in this offering or in the aftermarket in favor of such proposed business combination, and therefore will have a significant influence on the vote.

Our board of directors is divided into three classes and, therefore, our insiders will continue to exert control over us until the closing of a business combination.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. Accordingly, you may not be able to exercise your voting rights under corporate law for up to 12 months (or up to 18 months from the closing of this offering if the period of time to consummate a business combination is extended, as described in more detail in this prospectus). If there is an annual meeting, as a consequence of our “staggered” board of directors, fewer than half of the board of directors will be considered for election and our insiders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our insiders will continue to exert control at least until the consummation of our initial business combination.

Reimbursement of out-of-pocket expenses incurred by our insiders or any of their affiliates in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations, could reduce the funds available to us to consummate a business combination. In addition, an indemnification claim by one or more of our officers and directors in the event that any of them are sued in their capacity as an officer or director could also reduce the funds available to us outside of the trust account.

We may reimburse our insiders or any of their affiliates for out-of-pocket expenses incurred in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided that, to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. In addition, pursuant to our certificate of incorporation and Delaware law, we may be required to indemnify our officers and directors in the event that any of them are sued in their capacity as an officer or director. We will also enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our certificate of incorporation and under Delaware law. In the event that we reimburse our insiders or any of their affiliates for out-of-pocket expenses prior to the consummation of a business combination or are required to indemnify any of our officers or directors pursuant to our certificate of incorporation, Delaware law, or the indemnity agreements that we will enter into with them, we would use funds available to us outside of the trust account for our working capital requirements. Any reduction in the funds available to us could have a material adverse effect on our ability to locate and investigate prospective target businesses and to structure, negotiate, conduct due diligence in connection with or consummate our initial business combination.

We may not hold an annual meeting of stockholders until after the consummation of our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the Delaware General Corporation Law, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the Delaware General Corporation Law, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

If our insiders exercise their registration rights, it may have an adverse effect on the market price of our shares of common stock and the existence of these rights may make it more difficult to affect our initial business combination.

Our insiders are entitled to make a demand that we register the resale of the insider shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, the purchasers of the private units and our insiders or their affiliates are entitled to demand that we register the resale of the private units (and underlying securities) and any units (and underlying securities) our insiders or their affiliates may be issued in payment of working capital loans made to us commencing on the date that we consummate our initial business combination. In addition, the representative of the underwriters can make such demand with respect to up to 600,000 shares of common stock underlying the warrants underlying the unit purchase option being issued. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these warrants may make it more difficult to effectuate our initial business combination or increase the cost of consummating our initial business combination with the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such warrants may have on the trading market for our shares of common stock.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our initial business combination, and, therefore, such consultants or financial advisers may have conflicts of interest.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our initial business combination. If we pay consultants or financial advisers fees that are tied to the consummation of our initial business combination, they may have conflicts of interest when providing services to us, and their interests in such fees may influence their advice with respect to a potential business combination. For example, if a consultant’s or financial advisor’s fee is based on the size of the transaction, then they may be influenced to present us with larger transactions that may have lower growth opportunities or long-term value versus smaller transactions that may have greater growth opportunities or provide greater value to our stockholders. Similarly, consultants whose fees are based on consummation of a business combination may be influenced to present potential business combinations to us regardless of whether they provide longer-term value for our stockholders. While we will endeavor to structure agreements with consultants and financial advisors to minimize the possibility and extent of these conflicts of interest, we cannot assure you that we will be able to do so and that we will not be impacted by the adverse influences they create.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent novel coronavirus (“COVID-19”) outbreak.

On March 11, 2020, the World Health Organization officially declared the outbreak of the COVID-19 a “pandemic.” A significant outbreak of COVID-19 and other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

Risks Relating to Post-Business Combination Company

If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect our initial business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•        rules and regulations or currency conversion or corporate withholding taxes on individuals;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        longer payment cycles;

•        tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•        currency fluctuations, rates of inflation and exchange controls;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        employment regulations;

•        crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•        deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we are unable to do so, our operations may suffer.

If we effect our initial business combination with a target business located outside of the United States, the laws applicable to such target business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a target business located outside of the United States, the laws of the country in which such target business is domiciled will govern almost all of the material agreements relating to its operations. The target business may not be able to enforce any of its material agreements in such jurisdiction and appropriate remedies to enforce its rights under such material agreements may not be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we consummate our initial business combination with a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws of the United States.

Because we must furnish our stockholders with target business financial statements prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards, or IFRS as issued by the International Accounting Standards Board or the IASB, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. We will include the same financial statement disclosure in connection with any tender offer documents we use, whether or not they are required under the tender offer rules. These financial statement requirements may limit the pool of potential target businesses we may consummate our initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Risks Relating to Our Management Team

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. None of our officers are required to commit any specified amount of time to our affairs (although we expect them to devote approximately 10 hours per week to our business) and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to their other business activities, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination. In addition, we do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel after our initial business combination, however, remains to be determined. Although some of our key personnel may serve in senior management or advisory positions following our initial business combination, it is likely that most, if not all, of the management of the target business will remain in place. These individuals may be unfamiliar with the requirements of operating a public company, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to consummate our initial business combination with.

We may consummate a business combination with a target business in any geographic location or industry we choose. Our officers and directors may not have enough experience or sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding our initial business combination.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and, as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Our insiders and their affiliates may be owed reimbursement for out-of-pocket expenses which may cause them to have conflicts of interest in determining whether a particular business combination is most advantageous.

Our insiders and their affiliates may incur out-of-pocket expenses in connection with certain activities on our behalf, such as identifying and investigating possible business targets and combinations. We have no policy that would prohibit these individuals and their affiliates from negotiating the reimbursement of such expenses by a target business. As a result, the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Members of our management team may have affiliations with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Members of our management team may have affiliations with companies, including companies that are engaged in business activities similar to those intended to be conducted by us. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. As a result, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. For a more detailed description of the potential conflicts of interest of our management, see the section titled “Management — Conflicts of Interest.”

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or insiders, which may raise potential conflicts of interest.

In light of the involvement of our insiders and directors with other entities, we may decide to acquire one or more businesses affiliated with our insiders and directors. Our directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Our insiders and directors are not currently aware of any specific opportunities for us to complete our business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting Our Initial Business Combination — Selection of a Target Business and Structuring of Our Initial Business Combination,” such transaction was approved by a majority of our disinterested and independent directors (if we have any at that time), and we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view.

Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our insiders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

The shares beneficially owned by our insiders, including our officers and directors, will not participate in a redemption and, therefore, our insiders may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

On September 30, 2021, our sponsor paid $25,000, in consideration for 2,875,000 insider shares. On May 26, 2022, our initial stockholders returned to us, for no consideration, an aggregate of 1,150,000 founder shares, which we cancelled, resulting in an aggregate of 1,725,000 founder shares outstanding and held by our sponsor. This equates to a purchase price of approximately $0.014 per share. Prior to the initial investment in the company of $25,000 by our sponsor, the company had no assets, tangible or intangible. As such, our insiders will own 20% of our issued and outstanding shares after this offering (assuming they do not purchase units in this offering). If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable, immediately prior to the consummation of the offering in such amount as to maintain the ownership of our insiders prior to this offering at 20% of our issued and outstanding shares of common stock upon the consummation of this offering. In addition, our sponsor has committed to purchase an aggregate of 390,000 private units (or 426,000 private units if the over-allotment option is exercised in full) at a price of $10.00 per private unit ($3,900,000 in the aggregate, or $4,260,000 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering.

Our insiders, including our officers and directors, have waived their right to redeem their insider shares in connection with a business combination and their redemption rights with respect to their insider shares if we are unable to consummate our initial business combination. Accordingly, these securities will be worthless if we do not consummate our initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

If we are unable to consummate a business combination, any loans made by our insiders, including our officers and directors, or their affiliates would not be repaid, resulting in a potential conflict of interest in determining whether a potential transaction is in our stockholders’ best interest.

In order to meet our working capital needs following the consummation of this offering, our insiders, including our officers and directors, or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. The loans would be non-interest bearing and would be payable at the consummation of a business combination. If we fail to consummate a business combination within the required time period, the loans would not be repaid. Consequently, our directors and officers may have a conflict of interest in determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination such that the post-transaction company owns less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

Risks Relating to our Securities

We are a newly formed early-stage company with no operating history and, accordingly, you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly formed early-stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective, which is to complete our initial business combination with one or more target businesses. We have not engaged in any substantive discussions and we have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our business combination. If we fail to complete our business combination, we will never generate any operating revenues.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Nasdaq may delist our securities from quotation on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on Nasdaq, a national securities exchange, upon consummation of this offering. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum number of holders of our securities (generally 400 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our stock price would generally be required to be at least $4.00 per share and we would be required to have a minimum of 400 round lot holders (with at least 50% of such round lot holders holding securities with a market value of at least $2,500) of our securities. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our shares are a “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares;

•        a limited amount of news and analyst coverage for our company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

Our insiders paid an aggregate of $25,000, or approximately $0.014 per share, for the insider shares, and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to the investors in this offering. Our insiders acquired the insider shares for $0.014 per share, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 79.1% or $7.91 per share (the difference between the pro forma net tangible book value per share of $2.09, and the initial offering price of $10.00 per share), taking into account that the net tangible book value per share prior to this offering was $(0.19). This is because investors in this offering will be contributing approximately 93.86% of the total amount paid to us for our outstanding shares of common stock after this offering but will own approximately 76.05% of our outstanding shares of common stock. Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with the representative of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock, warrants and rights underlying the units, include:

•        the history of other similarly structured blank check companies;

•        prior offerings of those companies;

•        our prospects for consummating an initial business combination with an operating business at attractive values;

•        our capital structure;

•        securities exchange listing requirements;

•        market demand;

•        expected liquidity of our securities;

•        general conditions of the securities markets at the time of the offering; and

•        other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.20 per share.

The proceeds held in the trust account will be held as cash or invested only in the U.S. government treasury bills with a maturity of 180 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated certificate of incorporation, our public stockholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable. Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.20 per share.

We may require public stockholders who wish to redeem their shares of common stock in connection with a vote of stockholders on a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he or she is voting for or against such proposed business combination, to demand that we redeem his or her shares of common stock into a share of the trust account. We may require public stockholders seeking to redeem their shares in connection with a stockholder vote on a proposed business combination, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at least two business days prior to the consummation of the initial business combination (a tender of shares is always required in connection with a tender offer). In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, this may not be the case. Under Delaware law and our bylaws, we are required to provide at least 10 days’ advance notice of any stockholder meeting, which would be the minimum amount of time a public stockholder would have to determine whether to exercise redemption rights. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares.

If we require public stockholders who wish to redeem their shares of common stock to comply with the delivery requirements discussed above for redemption, such redeeming stockholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If we require public stockholders who wish to redeem their shares of common stock to comply with the delivery requirements discussed above for redemption and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public stockholders. Accordingly, investors who attempted to redeem their shares in such a circumstance will be unable to sell their securities after the failed business combination until we have returned their securities to them. The market price for our shares of common stock may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek redemption may be able to sell their securities.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete our business combination. However, the incurrence of debt could have a variety of negative effects, including:

•        default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Holders of warrants will not have redemption rights.

If we are unable to complete an initial business combination within the required time period and we redeem the funds held in the trust account, the warrants will expire and holders will not receive any of the amounts held in the trust account in exchange for the warrants.

We have no obligation to net cash settle the warrants.

In no event will we have any obligation to net cash settle the warrants. Accordingly, the warrants may expire worthless.

Certain of our warrants are expected to be accounted for as a warrant liability and will be recorded at fair value upon issuance with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our common stock or may make it more difficult for us to consummate an initial business combination.

Following the consummation of the concurrent private placement of units, our sponsor will hold 390,000 private warrants (or 426,000 private warrants if the underwriters’ over-allotment is exercised in full). We expect to account for these as a warrant liability and will record at fair value upon issuance any changes in fair value each period reported in earnings as determined by the Company based upon a valuation report obtained from its independent third-party valuation firm. The impact of changes in fair value on earnings may have an adverse effect on the market price of our Common Stock. In addition, potential targets may seek a special purpose acquisition company that does not have warrants that are accounted for as a warrant liability, which may make it more difficult for us to consummate an initial business combination with a target business.

If we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the redeemable warrants, public holders will only be able to exercise such redeemable warrants on a “cashless basis” which would result in a fewer number of shares being issued to the holder had such holder exercised the redeemable warrants for cash.

Except as set forth below, if we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis,” provided that an exemption from registration is available. As a result, the number of shares of common stock that a holder will receive upon exercise of its warrants will be fewer than it would have been had such holder exercised its warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise their warrants on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the shares of common stock issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced or the warrants may expire worthless. Notwithstanding the foregoing, the private warrants may be exercisable for unregistered shares of common stock for cash even if the prospectus relating to the shares of common stock issuable upon exercise of the warrants is not current and effective.

An investor will only be able to exercise warrants if the issuance of shares of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable for cash and we will not be obligated to issue shares of common stock unless the shares of common stock issuable upon such exercise have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable, we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. However, we cannot assure you of this fact. If the shares of common stock issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

Our management’s ability to require holders of our redeemable warrants to exercise such redeemable warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the redeemable warrants than they would have received had they been able to exercise their redeemable warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrants (including any warrants held by our initial stockholders or their permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrants for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

We may amend the terms of the warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of a majority of the then outstanding warrants (including the private warrants) in order to make any change that adversely affects the interests of the registered holders.

Our outstanding warrants, rights and insider shares may have an adverse effect on the market price of our shares of common stock and make it more difficult to effectuate our initial business combination.

We will be issuing warrants that will result in the issuance of up to 6,000,000 shares of common stock (or up to 6,900,000 shares if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 390,000 private units (or up to 426,000 private units if the underwriters’ over-allotment option is exercised in full) and we will be issuing to the representative of the underwriters warrants underlying the unit purchase option, exercisable for up to 360,000 units (or up to 414,000 if the over-allotment is exercised in full), each consisting of one share of common stock, one warrant to purchase one share of common stock at $11.50 per share, and one right, each right to receive one-tenth of one share of common stock upon the consummation of an initial business combination. Upon consummation of a business combination, this could result in the issuance of up to 600,000 shares of common stock (or up to 690,000 shares if the underwriters’ over-allotment option is exercised in full) upon conversion of the rights included in the public units, an aggregate of 39,000 shares of common stock underlying the rights in the private units (or up to 42,600 if the underwriters’ over-allotment option is exercised in full) and we will be issuing to the representative of the underwriters, rights underlying the unit purchase option, convertible into up to 36,000 shares of common stock (or up to 41,400 if the over-allotment is exercised in full). To the extent we issue shares of common stock to effectuate a business transaction, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of the warrants could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding shares of common stock and reduce the value of the shares of common stock issued to complete the business transaction. Therefore, our warrants, rights and insider shares may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. If and to the extent the redeemable warrants are exercised, you may experience dilution to your holdings.

Provisions in our amended and restated certificate of incorporation and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•        restrictions on the nature of our investments; and

•        restrictions on the issuance of securities,

each of which may make it difficult for us to complete our business combination.

In addition, we may have imposed upon us certain burdensome requirements, including:

•        registration as an investment company;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the completion of our primary business objective, which is a business combination; or (ii) absent a business combination, our return of the funds held in the trust account to our public stockholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.20 per share on the liquidation of our trust account.

There are no authorities addressing the proper allocation of tax basis to the components of a unit, and therefore, investors may not appropriately allocate such basis for U.S. federal income tax purposes.

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. We intend to treat the acquisition of a unit, for U.S. federal income tax purposes, as the acquisition of one share of our common stock and one redeemable warrant to purchase one share of common stock, and, by purchasing a unit, you agree to adopt such treatment for U.S. federal income tax purposes. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one share of our common stock and one redeemable warrant to purchase one share of common stock based on the relative fair market value of each at the time of issuance. The price allocated should be the stockholder’s tax basis in such share or warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of one share of our common stock and one redeemable warrant to purchase one share of common stock comprising the unit, and the amount realized on the disposition should be allocated between the common stock and the redeemable warrant based on their respective relative fair market values at the time of disposition. The foregoing treatment of the unit and a holder’s purchase price allocation are not binding on the Internal Revenue Service, or “IRS”, or the courts. The IRS or the courts may not agree with such characterization and investors could suffer adverse U.S. federal income tax consequences as a result. Accordingly, we urge each prospective investor to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit).

Redemptions of our common stock pursuant to the redemption provisions described in this prospectus could give rise to dividend income (rather than gain on a sale or exchange) in certain circumstances.

In the event that an investor’s common stock is redeemed pursuant to the redemption provisions described in this prospectus, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the common stock or is instead treated as a dividend. Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the investor (including any stock constructively owned by the investor as a result of owning rights or by attribution) relative to all of our shares outstanding both before and after the redemption. If the redemption does not qualify for sale treatment, all or a portion of such redemption could be treated as a taxable dividend to the extent of our current or accumulated earnings and profits for tax purposes (which include earnings for the entire year of such payment, including after such payment is made). Amounts treated as dividends to non-U.S. investors may be subject to withholding tax. Certain non-corporate U.S. investors may be eligible for reduced rates of taxation upon dividends. The rules regarding the tax treatment of such redemptions are complex and will depend on each investor’s own circumstances. Each investor should consult with its own tax advisors as to the tax consequences of a redemption.

Additional Risks

We have identified a material weakness in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations.

In connection with our December 31, 2021 audit, we identified a material weakness in our internal control over financial reporting. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weakness identified pertains to ineffective review controls over the preparation of our financial statements. We are working to remediate the material weakness. We have begun taking steps and plan to take additional measures to remediate the underlying causes of the material weakness, primarily through the documenting and formalizing of our internal review process and once complete, we will test these controls. The actions that we are taking are subject to ongoing senior management review, as well as audit committee oversight. Although we plan to complete this remediation process as quickly as possible, we cannot at this time estimate how long it will take to fully remediate the material weakness. If our remedial measures are insufficient to address the material weakness, or if significant deficiencies or material weaknesses in our internal control over financial reporting are discovered or occur in the future, it may adversely affect the results of our management evaluations and, when required, annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting required by Section 404 of the Sarbanes Oxley Act. In addition, if we are unable to successfully remediate the material weakness and if we are unable to produce accurate and timely financial statements or we are required to restate our financial results, our common stock price may be adversely affected and we may be unable to maintain compliance with the NASDAQ listing requirements

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,”), and the rules and regulations of the applicable listing standards of the Nasdaq Global Market. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming, and costly, and place significant strain on our personnel, systems, and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also continuing to improve our internal control over financial reporting. In connection with the audit of our consolidated financial statements for the period from July 19, 2021 (inception) through December 31, 2021, we and our independent registered public accounting firm identified a material weakness in our internal control over financial reporting. To address this material weakness, we are documenting and formalizing our internal review process. While we are implementing a plan to remediate this material weakness, we cannot predict the success of such plan or the outcome of our assessment of the plan at this time. We can give no assurance that implementation of our plan will remediate this deficiency in internal control over financial reporting or that additional material weaknesses in our internal control over financial reporting will not be identified in the future.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight. If any of these new or improved controls and systems do not perform as expected, we may experience further deficiencies in our controls.

Our current controls and any new controls that we develop may become inadequate because we are a new company. Further, additional weaknesses in our disclosure controls and internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on the Nasdaq Global Market. We are not currently required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. As a public company, we will be required to provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our second annual report on Form 10-K.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an emerging growth company as defined in the Securities Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed, or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have an adverse effect on our business and results of operations and could cause a decline in the price of our common stock.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies. As long as we qualify as an emerging growth company, we would be permitted, and we intend to, omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described below. We also intend to take advantage of the exemption provided under the JOBS Act from the requirements to submit say-on-pay, say-on-frequency and say-on-golden parachute votes to our stockholders and we will avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of these benefits until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of this exemption. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

Following this offering, we will continue to be an emerging growth company until the earliest to occur of (i) the last day of the fiscal year during which we had total annual gross revenues of at least $1.07 billion (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of units under this registration statement, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, or (iv) the date on which we are deemed to be a “large accelerated filer,” as defined under the Exchange Act.

Until such time that we lose “emerging growth company” status, it is unclear if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and our stock prices may be more volatile and could cause our stock prices to decline.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal control and may require that we have such system of internal control audited. If we fail to maintain the adequacy of our internal control, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business.

Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal control, although as an “emerging growth company” as defined in the JOBS Act, we may take advantage of an exemption to this requirement. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal control. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such initial business combination.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from seeking a business combination target.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the occurrence of a natural disaster.

Our business could be adversely affected by severe weather conditions and natural disasters. Any of such occurrences could cause severe disruption to our daily operations and may even require a temporary closure of our operations across one or more markets. Such closures may disrupt our business operations and adversely affect our business, financial condition and results of operations. Our operations could also be disrupted if our third-party service providers, business partners or acquisition targets were affected by such natural disasters. If the disruptions posed by such events continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will, subject to certain exceptions, be deemed to have consented to service of process on such stockholder’s counsel, which may have the effect of discouraging lawsuits against our directors, officers, other employees or stockholders.

Our amended and restated certificate of incorporation requires to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery

(and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. This choice of forum provision may limit or make more costly a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our amended and restated certificate of incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early-stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•        being a newly incorporated company with no operating history and no revenues;

•        ability to complete our initial business combination and select an appropriate target business or businesses;

•        success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•        potential ability to obtain additional financing to complete our initial business combination;

•        pool of prospective target businesses;

•        the ability of our officers and directors to generate a number of potential investment opportunities;

•        potential change in control if we acquire one or more target businesses for stock;

•        the potential liquidity and trading of our securities;

•        the lack of a market for our securities;

•        use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•        financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 6,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private units will be used as set forth in the following table.

	Without Over-Allotment Option	Over-Allotment Option Fully Exercised
Gross proceeds
Gross proceeds from units offered to public	$60,000,000	$69,000,000
Gross proceeds from private units	3,900,000	4,260,000
Total gross proceeds	$63,900,000	$73,260,000

Offering expenses(1)
Underwriting commissions (2.0% of gross proceeds from units offered to public, excluding deferred underwriting commissions)(2)	$1,200,000	$1,380,000
Legal fees and expenses	$250,000	$250,000
Initial Trust Fees	6,500	6,500
Accounting fees and expenses	60,000	60,000
SEC/FINRA Expenses	40,529	40,529
Nasdaq listing and filing fees	75,000	75,000
Printing and engraving expenses	30,000	30,000
Miscellaneous	37,971	37,971
Total offering expenses (excluding underwriting commissions)	$500,000	$500,000
Held in trust account(2)	$61,200,000	$70,380,000
Not held in trust account	$1,000,000	$1,000,000

The following table shows the use of the approximately $1,000,000 of net proceeds not held in the trust account.(3)

	Amount	% of Total
Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of our initial business combination	$50,000	5.0%
Due diligence of prospective target businesses by officers, directors and sponsor	25,000	2.5%
Legal and accounting fees relating to SEC reporting obligations	25,000	2.5%
Working capital to cover miscellaneous expenses, overhead, administration, D&O insurance, general corporate purposes, and reserves(4)	900,000	90.0%
Total	$1,000,000	100.0%

____________

(1)      The offering expenses relate to all expenses associated with the offering. However, a portion of the offering expenses, including a portion of the legal and audit fees, have already been paid from the funds we received as loans from our insiders described below. Therefore, these loans will be repaid using the proceeds of the offering since they were used to pay the offering costs described in the Use of Proceeds table.

(2)      The underwriters have agreed to defer underwriting commissions equal to 3.5% of the gross proceeds of this offering. Upon completion of our initial business combination, $2,100,000, which constitutes the underwriters’ deferred commissions (or $2,415,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account, and the remaining funds, less amounts released to the trustee to pay redeeming stockholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(3)      These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses.

(4)      This amount is comprised primarily of $120,000 for the payment of the administrative fee to our sponsor (of $10,000 per month for 12 months or up to 18 months if extended) to cover any miscellaneous expenses, overhead, administration, D&O insurance, general corporate purposes, and reserves; and approximately $780,000 for working capital that will be used for directors and officers liability insurance premiums, miscellaneous expenses and reserves.

The sponsor committed to purchase the private units at a price of $10.00 per unit for an aggregate purchase price of $3,900,000 (or $4,260,000 if the over-allotment option is exercised in full) from us on a private placement basis simultaneously with the consummation of this offering. The private units are identical to the units sold in this offering, except as described elsewhere in this prospectus. All of the proceeds we receive from these purchases will be placed in the trust account described below.

Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private units be deposited in a trust account. Of the net proceeds of this offering and the sale of the private units, $61,200,000 (or $70,380,000 if the underwriters’ over-allotment option is exercised in full), including $2,100,000 (or up to $2,415,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will, upon the consummation of this offering, be placed in a trust account in the United States at HSBC Bank USA, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee. The funds held in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of our initial business combination or our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete our initial business combination to the extent not used to pay redeeming stockholders. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to our sponsor, of a monthly fee of $10,000 is for general and administrative services including office space, utilities and secretarial support. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination. This arrangement is being agreed to by our sponsor for our benefit. We believe that the fee charged by our sponsor is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of our initial business combination or the distribution of the trust account to our public stockholders. Other than the $10,000 per month fee, no compensation of any kind (including finder’s fees, consulting fees or other similar compensation) will be paid to our insiders, members of our management team or any of our or their respective affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Since the role of present management after our initial business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after our initial business combination.

The net proceeds from this offering available to us out of trust for our working capital requirements in searching for our initial business combination will be approximately $1,000,000.

The allocation of the net proceeds available to us outside of the trust account represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above-described categories. If our estimate of the costs of undertaking due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our insiders, members of our management team or third parties, but our insiders, members of our management team or third parties are not under any obligation to advance funds to, or invest in, us.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, in connection with our initial business combination and to pay our expenses relating thereto, including the deferred underwriting commission payable to Chardan in an amount equal to 3.5% of the total gross proceeds raised in the offering upon consummation of our initial business combination. To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways, including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our insiders have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and have agreed not to seek repayment of such expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for up to the next 12 months, assuming that our initial business combination is not consummated during that time. However, if we are not able to consummate a business combination within 12 months, we will have the option to extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 18 months to complete a business combination). Pursuant to the terms of our second amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, the Company may extend the time to complete a business combination by depositing additional funds into the trust prior to the applicable deadline. The amount of the deposit shall be determined by the Company in its sole discretion and may be obtained by the Company through a loan from its sponsor or affiliates of its sponsor. If an extension is implemented, each public stockholder may seek to redeem its public shares at a per-share price, payable in cash, equal to the aggregate amount on deposit in the trust account including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares. For purposes of determining the amount on deposit in the trust account at the time of an extension we will exclude the amount which the Company is depositing in connection with that extension. We will report the exercise of an extension option and the amount of the extension deposit in a filing with SEC at least ten days prior to any deadline for shareholders to request redemption of their shares. We will report the number of shares remaining outstanding after redemptions in a filing with the SEC following the implementation of an extension. Holders of public shares who do not elect to redeem their public shares in connection with an extension, will retain the right to redeem their public shares in connection with a second extension, if any, or any stockholder vote to approve a proposed business combination, or if the Company has not consummated a business combination by the end of the applicable time for a business combination closing. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our taxes, and then seek to dissolve and liquidate. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders. In the event of our dissolution and liquidation, the private units (and underlying securities) will be worthless. However, if necessary, in order to meet our working capital needs following the consummation of this offering, our insiders may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into additional units at a price of $10.00 per unit. These units would be identical to the private units. Our stockholders have approved the issuance of the private units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. If we do not complete a business combination, any loans and advances from our insiders or their affiliates, will be repaid only from amounts remaining outside our trust account, if any.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, or their respective affiliates may also purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. The price per share paid in any such transaction may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

A public stockholder will be entitled to receive funds from the trust account only in the event of (1) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period, (2) if that public stockholder elects to redeem public shares in connection with a stockholder vote, or (3) if that public stockholder sells shares to us in any tender offer in connection with a proposed business combination. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their insider shares and any public shares they may hold in connection with the completion of our initial business combination. In addition, our sponsor, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to their insider shares if we fail to complete our initial business combination within the prescribed time frame. However, if our sponsor or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

DIVIDEND POLICY

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends subsequent to the completion of our initial business combination will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering, including pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in such amount as to maintain our insiders’ ownership at an aggregate of 20% of our issued and outstanding shares of our common stock upon the consummation of this offering (not including the private units and underlying securities and assuming our insiders do not purchase units in this offering). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private warrants, and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of shares of common stock which may be redeemed for cash), by the number of issued and outstanding shares of common stock.

At March 31, 2022, our net tangible book value was $(281,344) or approximately $(0.19) per share of common stock, which is based on our total outstanding shares net of the 225,000 insider shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters, or 1,500,000 shares. For purposes of the dilution calculation, in order to present the maximum estimated dilution as a result of this offering, we have assumed (i) the number of shares included in the units offered hereby will be deemed to be 6,900,000 (consisting of 6,900,000 shares included in the units we are offering by this prospectus), and the price per share in this offering will be deemed to be $10.00. After giving effect to the sale of 6,000,000 (or 6,900,000 if the underwriters exercise their over-allotment option in full) shares of common stock included in the units we are offering by this prospectus, the sale of the private units and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at March 31, 2022 would have been $5,000,001 or $2.09 per share (or $1.87 per share if the underwriters exercise their over-allotment option in full), representing an immediate increase in net tangible book value of $2.28 (or $2.06 if the underwriters exercise their over-allotment option in full) per share to our insiders and an immediate dilution of $7.91 (or $8.13 if the underwriters exercise their over-allotment option in full) per share. For purposes of presentation, our pro forma net tangible book value after this offering (after giving effect to the provision of our amended and restated certificate of incorporation, discussed further below) is $54,958,542 (or $63,812,382 if the underwriters exercise their over-allotment option in full) less than it otherwise would have been because if we effect our initial business combination, the redemption rights of the public stockholders (but not our insiders) may result in the redemption or tender of up to 5,495,854 (or 6,381,238 if the underwriters exercise their over-allotment option in full) shares sold in this offering, which is the maximum number of shares of common stock that may be redeemed for cash to effect a business combination.

In calculating the pro forma net tangible book value after this offering, we have given effect to the provision of our amended and restated certificate of incorporation that provides that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” penny stock rules). Accordingly, we have calculated pro forma net tangible book value in the table below assuming that holders of approximately 91.6% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account.

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private warrants:

	Assuming Full Redemption
	Without Over-Allotment	With Over-Allotment Option
Public offering price	$10.00	$10.00
Net tangible book value before this offering	(0.19)	(0.16)
Increase attributable to new investors	2.28	2.03
Pro forma net tangible book value after this offering and the sale of the units	2.09	1.87
Dilution to new investors	$7.91	$8.13
Percentage of dilution to new investors	79.1%	81.3%

The following table sets forth information with respect to our insiders and the new investors:

	Without Over-allotment					Average Price per Share
	Shares Purchased			Total Consideration
	Number		Percentage	Amount	Percentage
Insider shares	1,500,000	(1)	19.01%	$25,000	0.04%	$0.02
Private shares	390,000		4.94%	3,900,000	6.10%	10.00
New investors	6,000,000		76.05%	60,000,000	93.86%	$10.00
	7,890,000		100.00%	$63,925,000	100.00%

____________

(1)      Assumes over-allotment is not exercised and the forfeiture of an aggregate of 225,000 insider shares.

The pro forma net tangible book value per share after the offering and the sale of the private units is calculated as follows, subject to assumption described above:

	Assuming Full Redemption
	Without Over-Allotment(1)	With Over-Allotment Option
Numerator
Net tangible book value before the offering	$(281,344)	$(281,344)
Net proceeds from this offering and private placement	62,200,000	71,380,000
Plus: Proceeds from the issuance of the unit purchase option	100	100
Plus: Offering costs accrued for and paid in advance	260,687	260,687
Less: Warrant liabilities	(120,900)	(132,060)
Less: Deferred underwriting fees	(2,100,000)	(2,415,000)
Less: Assumed maximum proceeds available for redemption to effect a business combination	(54,958,542)	(63,812,382)
	$5,000,001	$5,000,001
Denominator
Shares of common stock outstanding prior to this offering	1,500,000	1,725,000
Shares of common stock from private placement	390,000	426,000
Shares of common stock to be sold in this offering	6,000,000	6,900,000
Less: Maximum shares that may be redeemed to effect a business combination	(5,495,854)	(6,381,238)
	$2,394,146	$2,669,762

____________

(1)      Reflects the forfeiture of an aggregate of 225,000 insider shares.

(2)      On September 30, 2021, our Sponsor paid $25,000 for 2,875,000 shares of our common stock. On May 26, 2022, the Sponsor surrendered to us, for no consideration, an aggregate of 1,150,000 founder shares, which we cancelled, resulting in an aggregate of 1,725,000 founder shares outstanding held by our Sponsor. All shares and associated amounts for all periods have been retroactively restated to reflect the cancellation.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2022 and as adjusted to give effect to the sale of our 6,000,000 units in this offering for $60,000,000 (or $10.00 per unit), and the sale of 390,000 private units to our sponsor for $3,900,000 (or $10.00 per private unit) and the application of the estimated net proceeds derived from the sale of such securities:

	March 31, 2022
	Actual(7)	As Adjusted(1)
Deferred underwriting commissions	$—	$2,100,000
Notes payable(2)	300,000	—
Warrant liabilities(3)	—	120,900
Common stock subject to possible redemption; 0 and 6,000,000 shares, actual and as adjusted, respectively(4)	—	54,129,890
Stockholders’ equity:
Common stock, $0.0001 par value, 5,000,000 (actual) and 100,000,000 (as adjusted) shares authorized; 1,725,000 and 1,890,000 shares issued and outstanding (excluding 0 and 6,000,000 shares subject to possible redemption), actual and as adjusted, respectively(5)	173	189
Additional paid-in capital(5)(6)	24,827	5,874,121
Accumulated deficit	(45,657)	(45,657)
Total stockholders’ equity	$(20,657)	$5,828,653
Total capitalization	$279,343	$62,179,443

____________

(1)      Includes the $3,900,000 in aggregate we will receive from the sale of the private units. Assumes the over-allotment option has not been exercised.

(2)      Our sponsor has agreed to loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of March 31, 2022, we had $300,000 outstanding under the promissory note with our sponsor.

(3)      We will account for the 390,000 private placement warrants included in the private units, assuming the underwriter’s over-allotment option is not exercised) in accordance with the guidance contained in ASC 815-40. Such guidance provides that, because the private warrants do not meet the criteria for equity treatment thereunder, each private warrant must be recorded as a liability. Accordingly, we will classify each warrant as a liability at its fair value. The liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in our statement of operations. The warrants are also subject to re-evaluation of the proper classification and accounting treatment at each reporting period.

(4)      Upon the completion of our initial business combination, we will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable), subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of at least $5,000,001 following such redemptions, and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination. The “as adjusted” amount is presented net of proceeds allocated to the public warrants and net of allocated transaction costs related to this offering. The shares of common stock offered to public contain redemption rights that make them redeemable by our public stockholders. Accordingly, they are classified within temporary equity in accordance with the guidance provided in ASC 480-10-S99-3A, and we will recognize changes in redemption value in additional paid-in capital (or accumulated deficit in the absence of additional paid-in capital) over 12 months (or up to 18 months if extended), leading up to an initial business combination.

(5)      The “as adjusted” excludes 225,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. Our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share and 1,000,000 shares of preferred stock, par value $0.0001 per share.

(6)      The “as adjusted” additional paid-in capital calculation is equal to the purchase price paid by our sponsor for the founder’s shares, or $25,000, less the “as adjusted” par value of our common shares outstanding, or $189, plus proceeds from the sale of the private units totaling $3,900,000, less the fair value of the private warrants, or $120,900, plus the fair value allocated to our public warrants, or $1,731,710, plus the fair value of the unit purchase option, or $338,400, plus the purchase amount totaling $100 to be paid by our underwriters for the unit purchase option.

(7)      On September 30, 2021, our sponsor paid $25,000 for 2,875,000 shares of our common stock. On May 26, 2022, our sponsor surrendered to us, for no consideration, an aggregate of 1,150,000 founder shares, which we cancelled, resulting in an aggregate of 1,725,000 founder shares outstanding held by our sponsor. Common stock, number of shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters, additional paid-in-capital, and per share amount for all periods have been retroactively restated to reflect the cancellation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated in the state of Delaware on July 19, 2021, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although we intend to focus our search on target businesses in digital media and content, electronic distribution and technology sectors. We intend to utilize cash derived from the proceeds of this offering and the private placement of the private units, our securities, debt or a combination of cash, securities and debt, in effecting our initial business combination.

The issuance of additional shares of common stock or preferred stock in our initial business combination:

•        may significantly dilute the equity interest of our investors in this offering who would not have pre-emption rights in respect of any such issuance;

•        may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;

•        will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is issued and outstanding;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our shares of common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, at March 31, 2022, we had cash of $88,341, negative cash flows from operating activities of $(27,471) and negative cash flows from investing of $(118,257). Our working capital deficit as of March 31, 2022 was $(281,344). Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management plans to address this uncertainty through this offering. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Our liquidity needs have been satisfied to date through receipt of approximately $25,000 from the sale of the insider shares and loans from related parties of $300,000 that are more fully described below. Our deferred offering costs through March 31, 2022 were $260,687. We estimate that the net proceeds from (1) the sale of the units in this offering, after deducting offering expenses of approximately $500,000 and underwriting discounts and commissions payable in cash of $1,200,000 (or $1,380,000, if the over-allotment option is exercised in full) and (2) the sale of the private units for a purchase price of $3,900,000 (or $4,260,000 if the over-allotment option is exercised in full), will be $62,200,000 (or $71,380,000 if the over-allotment option is exercised in full). Of this amount, $61,200,000 (or $70,380,000 if the over-allotment option is exercised in full), which includes $2,100,000 of deferred underwriting commissions ($2,415,000 if the underwriter’s over-allotment option is exercised in full) payable upon our business combination, will be held in the trust account. The remaining $1,000,000 will not be held in the trust account.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, in connection with our initial business combination and to pay our expenses relating thereto, including a deferred underwriting commission payable to the underwriters in an amount equal to 3.5% of the total gross proceeds raised in the offering upon consummation of our initial business combination. To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $1,000,000 of net proceeds not held in the trust account, will be sufficient to allow us to operate for at least the next 12 months (or up to 18 months if extended), assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective business combination candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to consummate our initial business combination with and structuring, negotiating and consummating the business combination.

We expect our primary liquidity requirements during that period to include approximately $50,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting any business combinations; $25,000 for legal and accounting fees related to regulatory reporting requirements, including Nasdaq and other regulatory fees; $25,000 for consulting, travel and miscellaneous expenses incurred during the search for a business combination target; $120,000 for the payment of the administrative fee to our sponsor (of $10,000 per month for 12 months or up to 18 months if extended); and approximately $780,000 for working capital that will be used for directors and officers liability insurance premiums, miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

In September 2021, our sponsor paid $25,000 for 2,875,000 shares of our common stock, or founder shares. On May 26, 2022, our initial stockholders returned to us, for no consideration, an aggregate of 1,150,000 founder shares, which we cancelled, resulting in an aggregate of 1,725,000 founder shares outstanding and held by our sponsor. This equates to a purchase price of approximately $0.014 per share. The purchase price of the insider shares was determined by dividing the amount of cash contributed to the company by the number of insider shares issued. As such, our insiders will own 20% of our issued and outstanding shares after this offering (assuming they do not purchase units in this offering). If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable with respect to our shares of common stock immediately prior to the consummation of the offering in such amount as to maintain the ownership of insider shares at 20% of our issued and outstanding shares of common stock upon the consummation of this offering. Our sponsor does not intend to purchase any units in this offering.

We will enter into an administrative services agreement pursuant to which we will pay our sponsor a total of $10,000 per month for office space, administrative and support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor, officers and directors, or any of their respective affiliates, are entitled to be reimbursed for certain bona-fide, documented out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor has agreed to loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of March 31, 2022, we had $300,000 outstanding under the promissory note with our sponsor. These loans are non-interest bearing, unsecured and are due at the earlier of August 31, 2022 or the closing of this offering. These loans will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we will repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into additional units at a price of $10.00 per unit at the option of the lender. The units would be identical to the private units issued to our sponsor. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

In addition, our sponsor has committed to purchase an aggregate of 390,000 private units (or 426,000 private units if the over-allotment option is exercised in full) at a price of $10.00 per private unit ($3,900,000 in the aggregate, or $4,260,000 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Our sponsor will be permitted to transfer the private units (and underlying securities) held by them to certain permitted transferees, including our officers and directors and other persons or entities affiliated with or related to them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as our sponsor. Otherwise, these units (and underlying securities) will not, subject to certain limited exceptions, be transferable or saleable until 30 days after the completion of our initial business combination.

Pursuant to a registration rights agreement we will enter into with our insiders and Chardan on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders, and holders of warrants issued upon conversion of working capital loans or extension loans, if any, are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until the securities covered thereby are released from their lock-up restrictions, as described herein. Notwithstanding the foregoing, Chardan and its related persons may not (i) have more than one demand registration right at our expense, (ii) exercise their demand registration rights more than five (5) years from the effective date of the registration statement of which this prospectus forms a part, and (iii) exercise their “piggy-back” registration rights more than seven (7) years from the effective date of the registration statement of which this prospectus forms a part. See “Certain Relationships and Related Party Transactions.”

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large, accelerated filer or an accelerated filer, would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls.

Target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors of the target business may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private units held in the trust account will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of March 31, 2022, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations other than those described in the accompanying financial statements. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company.” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

General

We are a newly formed blank check company incorporated in the state of Delaware on July 19, 2021, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination, involving one or more businesses or assets, which we refer to throughout this prospectus as our “business combination”. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. We have generated no operating revenues to date, and we do not expect that we will generate operating revenues until we consummate our initial business combination.

Although we may pursue a business combination opportunity in any business, industry or geographic location, we currently intend to focus our efforts on identifying high growth technology and technology enabled businesses that power transformation and provide disruptive technological innovation with the ability to leverage innovative intellectual property (“IP”), content and data or know-how to develop a sustainable competitive advantage that can dislodge slower moving incumbents in the target’s selected end markets. Significant advances in software development, distributed computing, and processing power along with a broadening of artificial intelligence applications, massive digitization of data and/or content and the rapid decline in the cost of cloud computing has enabled companies to create scalable technology architectures and applications capable of not only competing in, but disrupting, entire established and large-scale industries.

Technological innovation is having a transformative impact on how societies live, work and interact. The ongoing migration of enterprises and consumers to web-, mobile-, and cloud-based technologies has driven a proliferation of new user experiences, services, and the rapid development and deployment of a variety of supporting technology infrastructures. The level of inter-connection across a variety of industries and services has dramatically increased and we expect this trend to continue. We believe these trends will continue to drive further innovation in all levels of the technology stack and lead to the development of new businesses and business models, such as SaaS and cloud-based services, clean power generation and utilization, novel transportation solutions, and new modes of physical and electronic distribution that deliver efficiency, productivity, improved customer experiences and lessened environmental impact across many industries. While we believe that disruptive technologies cut across many economic sectors and geographies and represent platform level changes for the next wave of technology-intense companies to be built on or with, we believe that the tech-enabled managed services, media, digital content, data analytics, transportation, distribution and manufacturing sectors are particularly ripe for software and IP-enabled disruption. We believe there is a significant opportunity for a forward-thinking businesses to use disruptive innovation and technology to quickly take market share and become a scaled player.

We will use our management team’s expertise in fundamental business analysis and due diligence to identify and confirm the strength of any business we evaluate. We intend to capitalize on our management team’s experience and expertise in understanding and pursuing disruptive and transformative trends and developments in companies that can scale their existing businesses and platforms by taking advantage of these disruptive trends across multiple industries, including the financial services, data analytics, digital content, distribution, clean technology, media and entertainment, and manufacturing.

For example, in recent years, the media and entertainment (“M&E”) industry has seen a significant convergence with other industries (for example, distributed and cloud services, technology and telecommunications) driven by the widespread adoption of digitized content. Within M&E, there are several high growth segments such as gaming, animation content and digital distribution while others, such as print, are facing existential challenges unless they innovate their business models to provide digital content and distribution. We have also seen the consumption of products by end-users in the space increase in this new environment. The global market for segments focused on streaming, digital content, music, audio recordings, gaming, and ancillary advertising, services, and analytical products is forecast to reach roughly US$2.5 trillion by 2024, according to Perspectives from the Global Entertainment & Media Outlook 2021-2025 report by PricewaterhouseCoopers (PwC).

Another area on which we are focused is disruptive distribution technology that allows for the delivery of both physical and electronic products in new and novel ways. For example, we are focused on new methods of commercial goods transportation and distribution in ways that significantly reduce the environmental footprint of this activity while at the same time offering end users significant operational cost savings from reduced fuel consumption, reduced servicing costs and reduced infrastructure costs of infrastructure alternations. For electronic distribution, we are focused mainly on the provisioning of relevant end user services and content.

Our Management Team

Our Executive Officers

Our management team is led by Jeffrey Tirman, our Chairman and Chief Executive Officer, and will be complemented by a broader team of seasoned executives serving as directors and advisors.

Jeffrey Tirman, our Chairman of our Board of Directors and Chief Executive Officer since 2021, has over 30 years of international investment and corporate management experience, specializing in discrete corporate transactions, senior corporate strategy development and management, turnarounds, and restructurings (operational and financial). Since beginning his career, Mr. Tirman has executed and structured several complex international corporate transactions both on behalf of independent shareholders and as primary shareholder. Mr. Tirman has also negotiated, executed and participated in numerous types of transactions, including public listings, spin-offs, administration proceedings, organizing and leading creditor committees, corporate rationalizations, acquisitions and divestitures, and balance sheet refinancing, as well as analyzing and executing numerous debt and equity investments and capital structure arbitrage positions. Mr. Tirman founded Abri Advisors Ltd, in Bermuda in 2016 and Abri Advisors (UK) Ltd. in the United Kingdom in 2020 to invest across a variety of asset classes, and to provide corporate advisory services focused on corporate turnarounds and restructuring. Since April 2021, Mr. Tirman has served as Chairman and CEO of Abri SPAC I, an Affiliated SPAC. Mr. Tirman is also the managing member and a director of Abri Ventures 2, LLC, our Sponsor, and chief executive officer of Abri Sponsor Company Ltd, and Abri Advisors, Inc., both private equity holding companies. Mr. Tirman also serves as the managing member and a director of Abri Ventures I, LLC, the sponsor to Abri SPAC I, Inc., an Affiliated SPAC. Since January 2016, Mr. Tirman had been the Chairman and CEO, and still serves as CEO of Elan d.o.o., based in Slovenia, and sits on the boards of several Elan subsidiaries. Since May 2019, Mr. Tirman has been the CEO and Director of Luxembourg-based KJK Sports S.A. and sits on the boards of several holdings thereunder including Tahe Outdoors based in France and Estonia, Baltic Vairus based in Lithuania, and Leader 96 based in Bulgaria. As of June 30, 2021, these companies employed more than 3,000 people and generated revenues in excess of €350 million. Mr. Tirman is charged with leading the operational and financial restructuring of these companies with the aim of increasing operational efficiency, financial performance and transparency, along with the implementation of standardized business practices and transparent corporate governance principles.

From 2009 through 2014, Mr. Tirman was an adjunct professor of Advanced Corporate Finance for the Master of Sciences in Finance (MScF) program at l’Ecole des Hautes Etudes Commerciales (HEC) in Lausanne, Switzerland, which is a joint effort between l’Université de Lausanne (UNIL), Ecole Polytechnique Fédérale de Lausanne (EPFL) and the Federal Swiss Banking and Finance Institute. From 2011 through 2013, Mr. Tirman was also a guest lecturer on Credit Markets and Credit Risk for the Asset and Wealth Management Executive MBA (AWEMBA) program at the HEC, which was a joint program between University of Lausanne and the Tepper School of Management at Carnegie Mellon University, in Pennsylvania, USA. Mr. Tirman’s lectures focused on risk assessment and analysis. Mr. Tirman holds an MBA in Corporate Tax & Accounting from Tulane University and a BA in Economics & Finance at the University of Arkansas.

Nima Montazeri, our Executive Vice President and Chief Operating Officer since 2021, has more than 21 years of experience in corporate finance and is experienced in matters related to financing public and private companies. Mr. Montazeri has substantial experience in structuring complex financing instruments and private placements for small and mid-cap public companies, including working with many companies to design and implement operational and management restructuring plans. Mr. Montazeri has advised numerous small and mid-cap companies on growth strategies with a focus on international business development and expansion. Since September 2021, Mr. Montazeri has served as chief operating officer and a director of Abri SPAC I, an Affiliated SPAC. Mr. Montazeri is also the chief operating officer of Abri Advisors Ltd, in Bermuda, and Abri Advisors (UK) Ltd. Since March 2017, Mr. Montazeri has been a general partner at Brown Stone Capital, LP., focused on investment management. Previously, from 2008 to 2017, Mr., Montazeri was a Managing Director at Floyd Associates, Inc., leading management and financial consulting efforts and investing across multiple asset classes. Mr. Montazeri is also the President of Hyperion Capital and Silver Rock Associates Inc. Since 2012, Mr. Montazeri has been an active money manager focused on equity, fixed income, real estate, and derivative strategies. Mr. Montazeri has assisted several clean energy and automotive solution companies with their capital development efforts by organizing access to strategic sources of capital, as well as advising on new and expanding markets. Furthermore, he played an instrumental role in raising international capital for a California based concentrated solar power company. In 2003 he led an innovative technology transfer program from NASA’s Jet Propulsion Laboratory which resulted in the development of a novel biological detection instrument. Mr. Montazeri has an extensive network of international investment and finance relationships providing access to a variety of transactions and differentiated investment opportunities, along with a robust capital raising network.

Furthermore, Mr. Montazeri is the author of several research reports related to clean energy, defense, counter terrorism, and natural resources. As an economist, he has conducted extensive research on international trade, openness, and the resulting impact on economic growth. Mr. Montazeri’s research covered the analysis of thousands of historical bilateral trade figures in an attempt to discover statistically significant correlations between openness to trade and real economic growth. Mr. Montazeri holds a BA with honors in Economics from the University of British Columbia and a Master’s in Finance and Accounting from the London School of Economics and Political Science.

Christopher Hardt, our Chief Financial Officer and a director of the Company since 2021, has more than 30 years of Big 4 audit, compliance, reporting and international corporate advisory experience. Since August 2021, Mr. Hardt has served as Chief Financial Officer of Abri SPAC I, an Affiliated SPAC. Mr. Hardt is also the chief financial officer of Abri Advisors Ltd, in Bermuda, and Abri Advisors (UK) Ltd. Mr. Hardt recently retired from PwC LLP where he was an audit partner since 2000. Mr. Hardt has been based previously in PwC’s offices in London, England, Lausanne, Switzerland and Tokyo, Japan in addition to several offices in the United States. During his tenure at PwC, he was a lead partner on several large multinational audit clients in the Consumer Markets, Technology, Media, Automotive, Banking and Insurance industries and has conducted business in over 40 countries. Mr. Hardt has also served as a leader in PwC’s SEC Services group in the firm’s National Office where he was responsible for oversight of both foreign and domestic registrant client SEC filings including both debt and equity IPOs. In his prior roles at PwC, Mr. Hardt has extensive experience with companies preparing to go public including the financial statement and internal controls requirements of The Sarbanes-Oxley Act, interacting with the Securities and Exchange Commission and the financial reporting implications of executing growth strategies involving mergers and acquisitions. Mr. Hardt also has many years of experience interacting with public company Boards and their audit/finance committees. Mr. Hardt is an investor and adviser to Cavan & Co LLC, an early-stage American made lifestyle apparel brand. Mr. Hardt holds a BA in Business Administration from Furman University and is a CPA licensed in Ohio, Georgia and New Jersey. Mr. Hardt serves on the President’s Advisory Council of Furman University and is a member of the Parents Board at The Georgia Institute of Technology. Mr. Hardt is well qualified to serve on our board due to his international expertise, experience with public company boards, involvement with the IPO process at other companies and financial expertise having been an audit partner at PwC for over 20 years.

Peter Bakker, our Vice President of Business Analytics since 2021, has more than 30 years of experience in high-yield debt finance, portfolio management, secured lending, and SME trade finance. Since April 2021, Mr. Bakker has served as Vice President of Business Analytics for Abri SPAC I, an Affiliated SPAC. Mr. Bakker has been a Vice President at Abri Advisors Ltd. since June 2019, focused on corporate evaluation and M&A. From January 2015 to June 2019, Mr. Bakker was the chief risk officer at Channel Capital Advisors, where he oversaw risk management. Mr. Bakker has extensive knowledge of credit analysis and debt service capacity of corporate borrowers; the turnaround/workout/recovery process; financial restructuring; valuation and analysis of highly levered and distressed capital structures; and arranging financing for SME’s. Mr. Bakker’s extensive international experience includes bank lending to finance leveraged buyouts, distressed investing on behalf of institutional clients, advising a leading Canadian hedge fund on its leveraged loan portfolio, and managing risk and workouts for a European FinTech platform providing financing to SME’s. He has also directly led the restructuring of several distressed SME’s, and he has raised significant leveraged acquisition financing and arranged several pre-pack bankruptcies in order to facilitate financial restructuring. Mr. Bakker holds an MBA in Business Administration from the Tuck School of Business at Dartmouth University and an MS in Economics from Erasmus University.

Amy Wall, our Vice President of Operations since 2021, has more than 20 years of experience in financial controlling, international operations, and back-office administration. Since April 2021, Mrs. Wall has served as Vice President of Operations of Abri SPAC I, an Affiliated SPAC. Mrs. Wall has been VP of Operations for Abri Advisors Ltd. since its founding in 2016, where she manages all corporate organizational matters as well as financial reporting and controlling. From 2013 to 2016, Mrs. Wall was the financial accountant and controller for FCA/SEC regulated Rhodium Capital based in London. From 1998 to 2016, Mrs. Wall served as the financial accountant, controller and back-office operations manager for SEC regulated Talisman Capital. Mrs. Wall and Mr. Tirman have worked together since 1998.

Our Directors

We have assembled a group of experienced corporate executives and professional advisors to serve as independent directors on our board, alongside Messrs. Tirman, Montazeri and Hardt. These executives have been chosen as members to the board of directors for their extensive sector and C-suite level experience in managing successful companies. In addition to providing us with strategic insights, which include in-depth knowledge of industry dynamics, competition and operational capabilities, our independent directors will provide access to their broad networks of operating executives and other resources.

Nadine Watt has agreed to serve on our board of directors upon the consummation of this offering. Since August 2021, Ms. Watt has also served on the board of directors of Abri SPAC I, an Affiliated SPAC. Since December 2019, Ms. Watt has served as the CEO of Watt Companies and has more than 20 years of management and investment experience. She oversees the day-to-day activities and strategic planning for all commercial investment activities including acquisitions, development, and asset management for the Watt Companies’ 6 million-square-foot portfolio. Previously, Ms. Watt served as President of Watt Companies from 2011 to 2019. In 2011, she led a strategic reorganization of the company that moved the firm beyond traditional property management and leasing to a focus on acquisitions and real estate development, as well as joint venture opportunities. Ms. Watt played a key role in launching Watt Companies’ acquisition division — Watt Investment Partners — that now actively invests $60 million in a variety of property types across the Western United States. Ms. Watt has served on the Board of Directors of Fisker, Inc. since June 2020. Fisker, Inc. is an eco-friendly electric vehicles manufacturer.

Throughout her 20-year tenure at Watt Companies, Ms. Watt has touched all facets of the company’s operations, including the development of hundreds of apartment units and multiple shopping centers. Ms. Watt was also responsible for a widely celebrated multi-million-dollar renovation program at Watt Plaza, a 920,000 square foot, Class-A office building in Century City. The building was certified Platinum LEED and was recognized by BOMA International with an award for Outstanding Building of the Year.

Ms. Watt is a member of the University of Southern California Board of Governors and the Sol Price School of Public Policy Board of Councilors and serves on the Executive Committee of the Lusk Center for Real Estate as well as the USC Associates Board of Directors. She was the first woman to be named Chair of the Los Angeles Business Council, a position she still holds. She is a Board Member of Visionary Women and the City of Hope Los Angeles Real Estate & Construction Industries Council. Ms. Watt received the Century City Citizen of the Year award in 2017 and the EY Entrepreneur of the Year award in 2018. A graduate of Georgetown University School of Foreign Service and received a Master of Arts degree from the School of Cinematic Arts at the University of Southern California in 1994. Ms. Watt also holds a Master of Arts degree from the School of Cinematic Arts at the University of Southern California.

Robert Small has agreed to serve on our board of directors upon the consummation of this offering. Mr. Small co-founded and built Miniclip SA into an international digital games and entertainment company, that develops, publishes and distributes multiplayer mobile games (“Miniclip”). Since its inception in 2001, Miniclip has become a top five mobile-games publisher on devices worldwide, which currently is generating over 3 billion downloads, 45 million daily active users, and 250 million monthly active users. In 2020, Mr. Small stepped into the role of President, after serving as Chief Executive Officer for nearly two decades. Mr. Small sits on the Miniclip Board of Directors. Miniclip games are played on six continents and in 195 countries around the world.

During his tenure at Miniclip, Mr. Small was awarded the Ernst & Young London Entrepreneur of the Year Award in 2008. Over the last decade, Miniclip became a prominent European mobile game company. In 2015, Miniclip was acquired by one of China’s largest tech companies, Tencent. Mr. Small has a degree in Management from the University of Gloucestershire which he received in 1999.

Jurgen Post has agreed to serve on our board of directors upon the consummation of this offering. Mr. Post has more than 35 years of experience in Videogames and Entertainment Media. Mr. Post has served as Chief Executive Officer at Miniclip (UK) Ltd. (Miniclip) since 2020. Miniclip develops, publishes and distributes engaging games to an audience which currently is generating over 3 billion downloads, 45 million daily active users, and 250 million monthly active users. Miniclip games are played on six continents and in 195 countries around the world.

From 2017 to 2020, Mr. Post served as President of International Partnerships at Tencent EMEA, one of the world’s largest Videogames and Social Media platforms, where he led the acquisition or investment in 10+ Videogame studios. From April 2012 to June 2017, he was the President and Chief Operating Officer of Sega EMEA and from

April 2010 to April 2012 he was Senior Vice President of Sega EMEA. Under Mr. Post’s leadership, Sega EMEA grew from $50 million to $500 million USD of revenues. At Sega he also launched leading IPs such as “Mario and Sonic at the Olympics” and reinvigorated the Sonic the Hedgehog brand with over 50 million unit sales. At Sony Computer Entertainment, Mr. Post was part of the original team that launched PlayStation1 in EMEA. From November 2006 to April 2010, he was Managing Director of Sega EMEA and from January 2001 to October 2006 he was the General Manager for Sony/BMG’s Benelux region. Mr. Post currently is a member of the board of Hiro Metaverse Acquisitions SPAC. He graduated with a Bachelor of Business Administration and a Bachelor of Logistical management from the University of Utrecht in 1991.

Denis Duncan has agreed to serve on our board of directors upon the consummation of this offering. Mr. Duncan recently retired from CapStar Financial Holding Inc. (Nasdaq: CSTR) a $3.2 billion publicly traded financial services and bank holding company in Nashville, Tennessee, where he served as the Chief Financial Officer from September 2020 until February 2022. Mr. Duncan had the responsibility of all financial, accounting, corporate governance, treasury, tax, investor relations, financial reporting and capital planning/budgetary functions within CapStar. During his time at CapStar, Mr. Duncan was involved with improving all aspects of CapStar’s operating performance during which time CapStar’s market capitalization has doubled in value. Mr. Duncan was also board liaison to its audit committee on all financial and governance matters. Mr. Duncan joined CapStar in 2020. Prior to joining CapStar, Mr. Duncan was a partner at PwC for 27 years and retired from PwC in 2019. During his tenure at PwC, Mr. Duncan held various leadership positions in the firm’s Financial Services industry sector and was most recently prior to his retirement the Southeast U.S. leader of the firm’s Banking and Capital Markets sector. Mr. Duncan has significant experience serving and advising major international and global money center banks, broker-dealers, asset management, private equity, hedge funds, insurance and real estate companies. Mr. Duncan is well versed in matters of corporate governance, risk management, board reporting, finance, corporate reporting, SEC, PCAOB and Sarbanes Oxley section 404 regulatory and compliance matters. Mr. Duncan is a certified public accountant licensed in the state of Tennessee. Mr. Duncan is currently a Trustee at Oglethorpe University and is a member of the board at the Atlanta Rotary Club. Mr. Duncan holds a Bachelor of Science degree in Accounting from Lipscomb University.

Our Advisory Committee

In addition to our management team and board of directors, we have assembled a group of experienced corporate and professional advisors to serve on our Advisory Committee to management and the board of directors. These executive advisors have been chosen for their extensive regional, sector and C-suite level experience in managing successful companies. In addition to providing us with strategic insights, which include in-depth knowledge of industry dynamics, competition and operational capabilities, our advisors will also provide access to their broad networks of operating executives and other resources.

Eddie Ahmed has agreed to serve on our advisory committee. Mr. Ahmed is the Chairman, President and CEO of MassMutual International LLC. Mr. Ahmed joined MassMutual Financial Group (MassMutual) in October 2015 as Chief Human Resources Officer. Mr. Ahmed brings with him an impressive history of more than 20 years of global financial services and leadership experience, ranging from HR to Operating roles. He joined MassMutual from Citigroup, Inc. in London where he was Managing Director and Head of Human Resources for Europe, Middle East and Africa as well as the Global Head of Recruitment for the firm. Previously, he led Global Shared Services in the Operations and Technology Division for all Citigroup employees.

Prior to joining Citigroup in 2010, Mr. Ahmed began his career at Mitsubishi UFJ Financial Group, rotating through various roles including corporate finance, operations, credit and human resources. He then spent 17 years at Morgan Stanley in New York, Tokyo, Sydney and Hong Kong, during which time he held a range of roles including Chief Administrative Officer and Head of Human Resources, Asia.

Mr. Ahmed is currently a Non-Executive Director on the Board of Yunfeng Financial, a HK-listed wealth manager, and of YF Life, its life insurance subsidiary. He is also a Non-Executive Director on the Board of Nippon Wealth Insurance in Japan, a subsidiary of Nippon Life. Additionally, he serves on the Advisory Board of NPX, Korea since Oct. 2019 and also on the Advisory Board of Essenlix Corp., US since Nov. 2020. Prior to the current board directorships. Mr. Ahmed also served on the boards of Temasek Management Services, Singapore between 2010-2018, Human Capital Leadership Institute in Singapore from 2017- 2019, and Bank Handlowy, Poland and Citibank Turkey, both between 2012-2015.

Mr. Ahmed holds a BSc in Computer Science, a BA in International Relations, and an M.B.A., all from Tulane University in the US. Mr. Ahmed is an Australian citizen and a permanent resident of Hong Kong, where he is currently based.

Jong-Dae Lee has agreed to serve on our advisory committee. Since leaving law practice in late 1990s, Mr. Lee has been an entrepreneur and investor in a range of companies with extensive experience in identifying, structuring and negotiating investment transactions in Asia and the United States. He has served on the board of directors of numerous publicly listed companies in Korea, the Philippines, United Kingdom and Hong Kong. He has also served as a board member in several privately owned companies throughout Asia.

In 2015 Mr. Lee co-founded Carret Private Investments Limited, a Hong Kong based asset management firm licensed by HK Securities and Futures Commission under Types 1, 4 and 9. Carret currently has in excess of US$2 billion in assets under management. Mr. Lee is also a shareholder in Carret Asset Management Inc., which is a related New York based asset management company with over US$2.6 billion in assets under management. The core businesses of the Carret companies are wealth management and private principal investing.

From 2012 to 2015, Mr. Lee was Managing Director of Quadrant Management Inc., a New York based direct investment firm with over US$3 billion under management. From 2007 to 2012, Mr. Lee held various positions, including, Chairman, CEO, Executive Director, Vice Chairman, Chief Compliance Officer at ERA Holdings Global Limited, which was listed on GEM board of the HK Stock Exchange. Also, during this same time period, Mr. Lee was Non-Executive Chairman of Asian Logic Inc., a pioneer in online gaming and software based in the Philippines, which went public in the UK AIM market in 2007. From 2003 to 2007, Mr. Lee was CEO and Executive Director of China Healthcare Holdings Limited, which was listed on the main board of the HK Stock Exchange.

From 2000 through 2003, Mr. Lee was Senior Advisor and Executive Committee Member of Lee International IP and Law Group, one of the leading Korean law firms specializing in intellectual property and licensing. He was also Director of Business Development at Orrick Herrington and Sutcliffe, Hong Kong, a leading international law firm headquartered in San Francisco, California. From 2000 until 2001, Mr. Lee was with Citibank N.A. in Hong Kong as Director and Head of Regional Structured Transactions Group, Citibank, NA, Hong Kong. Prior to that from 1998 to 2000, he was Director of Investment Banking/Head of Korea at Rabobank International, Hong Kong. He was also Senior Advisor to Chairman of Tong Yang Group, Seoul, Korea, in connection with restructuring of the group’s financial services businesses.

From 1985 until 1997, Mr. Lee was a practicing lawyer. From 1988 to 1997, Mr. Lee was an Associate and then Partner with Coudert Brothers in Hong Kong and focused on advising clients in cross border transactions in Asia. From 1985 until 1988, he was an Associate at Oppenheimer Wolff and Donnelly, Washington, DC.

Mr. Lee holds a J.D. from Georgetown University Law Center, Washington, DC and Bachelor of Arts Degree from Haverford College, Haverford, Pennsylvania. Mr. Lee. has served on the Executive Committee of the Young Presidents’ Organization, both regionally in Asia and in Hong Kong Chapter, and was the Chairman of the Hong Kong Chapter in 2011 -2013 and have been an active member of the Beijing and Hong Kong Chapters of the Young Presidents’ Organization since 2004. Mr. Lee currently resides in Hong Kong.

Dr. Won-Pyo Hong has agreed to serve on our advisory committee. Dr. Hong is currently President & Executive Advisor of Samsung SDS (ex-CEO), the largest IT solutions and services provider in Korea. Before joining Samsung SDS, Dr. Hong was President and Chief Marketing Officer (CMO) of Samsung Electronics, where he played a critical role in positioning Samsung as the world’s premiere handset manufacturer and a globally valued brand. As an EVP and head of Global Product Strategy of the Mobile Communications Business Unit, Dr. Hong’s introduction of the GALAXY franchise to Samsung’s mobile portfolio propelled the brand to its status as the most popular and advanced line of Android smart devices. Dr. Hong also championed several key initiatives during his time as President and head of Samsung’s Media Solutions Center, leading to critical new developments in IoT, multi-screen consumer experience, and cloud-based contents.

As an industry visionary, Dr. Hong has been invited to give keynote speeches at prestigious events. Especially, at CES in 2016, he was an invited keynote speaker to present Samsung’s innovations in IoT and consumer electronics. He also spoke at Boao Forum in 2018 and 2019 on the state of Blockchain and AI in the enterprise space.

Prior to his career with Samsung, Dr. Hong worked at Bell Communications Research Inc. in New Jersey for seven years after earning his Ph.D. from the University of Michigan in 1988, and subsequently served multiple executive roles for thirteen years at Korea Telecom, which is the largest telecom service provider in Korea. His Alma Mater, the University of Michigan, recently recognized his accomplishments as an industry leader by awarding him the “Impact Award” in 2017 and “Korean Michigan Alumni of the Year” in 2016. In addition, he was awarded the Engineering Alumni of the Year from Seoul National University in 2013. He was also presented with the “Order of Sport Merit, Geosang Medal,” a national medal bestowed by the Korean government for his contributions in the success of the 2014 Incheon Asian Games during his tenure as the CMO of Samsung Electronics.

Acquisition Strategy

Overview

We are a blank check company newly incorporated in Delaware created for the purpose of acquiring, purchasing all or substantially all of the assets of, or engaging in any other similar initial business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. We have not identified any potential business combination target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with any potential business combination target. We have conducted no operations and have generated no revenues, to date and we will not generate operating revenues until, at the earliest, after we consummate our initial business combination.

Although we anticipate acquiring a target business that is an operating business, we are not obligated to do so and may determine instead to merge with or acquire a company with no operating history if the terms of the transaction are determined by us to be favorable to our public stockholders and the target business has a fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable, if any, on the income accrued on the trust account) at the time of the agreement to enter into the initial business combination. In such event, investors would not have the benefit of basing the decision on whether to remain with our company following such transaction on the past operations of such target business. Furthermore, in such a situation, many of the acquisition criteria and guidelines set forth in this prospectus may be rendered irrelevant. If we do not obtain a fairness opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, or from an independent accounting firm, with respect to such criteria, the fair market value of such a target would be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and/or book value, discounted cash flow valuation or value of comparable businesses. We can provide no assurances that our management team’s expertise will guarantee a successful initial business combination.

Business Strategy

We will seek to capitalize on the significant investment, management, and transaction experience of our sponsor, founders, and management team who we believe are well positioned to identify and execute an attractive initial business combination. We believe that there are a substantial number of new and established growth companies in attractive and large addressable markets that are poised to disrupt their industries at scale and have a market-validated technology offering that is disruptive to their industry. Given our team’s extensive experience as operators and investors in disruptive technologies, we believe our team is well-positioned to source and identify the next wave of companies for acquisition that are poised to take advantage of disruptive technologies in large addressable markets. Our acquisition strategy is to target those companies with significant growth potential and projected higher returns of invested capital over a long time period:

•        Companies operating in substantial existing markets as opposed to those companies looking to develop a new market or sector for their products.

•        Leveraging technology to disrupt their markets and to develop a sustainable competitive advantage in the marketplace, driving revenue, cost-reduction or increased capabilities for their customers.

•        Established players in their respective space with a proven product-market fit, that have successfully gained a foothold in their respective markets and have the potential to become a scaled player.

Our selection process will leverage our network of industry, private equity, and credit relationships, as well as relationships with management of public and private companies, investment bankers, restructuring advisers, attorneys and accountants, which we believe should provide us with a number of business combination opportunities that will benefit from our expertise. We intend to deploy a proactive, thematic sourcing strategy and to focus on companies where we believe the combination of our operating experience, relationships, capital, and capital markets expertise can be catalysts to transform and accelerate the target’s growth and performance.

Affiliated SPAC

In March 2021, Abri Ventures I, Inc., an affiliate of our Sponsor, founded Abri SPAC I, a blank check company incorporated for the purposes of effecting a business combination. Abri SPAC I completed its initial public offering on August 12, 2021. On January 27, 2022, Abri SPAC I entered into a definitive merger agreement among Abri SPAC I, Abri Sub, Inc., a wholly-owned direct subsidiary of Abri SPAC I, and Apifiny, a global cross exchange digital asset trading network. Pursuant to the Apifiny Merger Agreement, upon the closing of the transactions contemplated thereby, Abri Merger Sub will merge with and into Apifiny, with Apifiny being the surviving corporation and becoming a wholly owned subsidiary of Abri SPAC I. Abri SPAC I will change its name to “Apifiny Group Inc.”

Certain of our executive officers also serve as executive officers for Abri SPAC I. Our officers and directors may have conflicts of interest with other entities to which they owe fiduciary or contractual obligations with respect to initial business combination opportunities, including for our officers with respect to Abri SPAC I, which we refer to as the “Affiliated SPAC”. Other than with Abri SPAC I, none of our officers or directors, our sponsor, nor any of its respective officers, directors, employees, or affiliates, have had management experience with blank check companies or special purpose acquisition corporations in the past. In order to minimize potential conflicts of interest which may arise from multiple affiliations, our officers who are also officers of the Affiliated SPAC may be required to present all suitable target businesses to the Affiliated SPAC prior to presenting them to us in the event the business combination with Apifiny is not consummated, unless such opportunity is expressly offered to such individual solely in his capacity as an officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent such individual is permitted to refer that opportunity to us without violating another legal obligation. For a list of our officers and directors and entities for which a conflict of interest may or does exist between such officers or directors and the company, as well as the priority and preference that such entity has with respect to performance of obligations and presentation of business opportunities to us, please refer to the table and subsequent explanatory paragraph under “Management — Conflicts of Interest”. Although conflicts of interest in pursuing an acquisition target may arise between the Affiliated SPAC and us if the business combination with Apifiny is not consummated, we do not believe that any potential conflicts would materially affect our ability to complete our initial business combination.

Competitive Strengths

We believe that our networks and relationships from sourcing, evaluating, due diligence, and executing transactions and operating businesses will provide us with a significant pipeline of opportunities from which to evaluate and select a business that will benefit from our collective expertise. Our competitive strengths include the following:

•        Management Operating and Investing Experience.    Our management team and directors have significant experience in the financial services, clean technology, distribution and manufacturing industries. Our team has significant experience both investing in next generation data and technology platforms and, as operators, leveraging these assets to drive operational gains/efficiencies and new offerings. This positions us well to identify the right targets with scalable technologies and strong growth prospects that can convert their technology-enabled competitive advantages into monetizable opportunities and create stockholder value. Our management team will be led by Jeffrey Tirman, our Chairman, CEO and President; Nima Montazeri, our COO and board member; Christopher Hardt, our CFO and board member; Peter Bakker, our Vice President of Business Analytics; and Amy Wall our VP of Operations and Controller. Combined, they have more than 125 years of experience in executing complex corporate transactions across a variety of industries, coupled with extensive international senior corporate leadership roles. Mr. Tirman’s expertise lies in corporate valuations, financial and operational restructurings, corporate leadership management, and risk assessment and mitigation. He has led more than 8 turnaround and restructuring situations (both financial and operational), and has also analyzed, structured, negotiated and executed more than 100 corporate transactions. Mr. Montazeri, having executed investments in well over 100 mainly public companies, has extensive experience in financing and restructuring small to medium-sized public companies. We believe that Mr. Montazeri’s sector expertise in the technology industry in particular will be a significant competitive advantage for our company. Mr. Hardt has served as a senior audit partner for nearly 20 years and has extensive public company accounting reporting experience, as well as extensive regulatory and compliance experience. We believe that Mr. Hardt’s expertise is particularly relevant for our company. Mr. Bakker has extensive corporate valuation and credit analysis experience across a variety of industries, especially FinTech, and has spent the last decade focused on SME financing and risk management. Mrs. Wall has over 2 decades experience in financial accounting and controlling, as well as extensive operational and administration expertise.

•        Strong Support Team.    Our team is comprised of six individuals who have worked together for decades. All team members have either advanced accounting, financial and technical analysis or audit training, and/or extensive legal, corporate, operational and investment management experience, thereby enabling a highly focused approach to idea generation, analysis and transaction execution. Our team members also bring strong relationships with industry operators, consultants and investment bankers, expanding our network of valuable contacts and partners. We believe the well-roundedness of the team, strengthened by strong ties across industry, academia, banking and insurance, along with unaffiliated investor relationships, enhances our management team’s ability to source viable prospective target businesses, properly capitalize them, and then ensure public-market readiness. We believe that our management team is equipped with the knowledge, experience, capital, human resource and sustainable corporate governance practices to pursue differentiated opportunities that will offer attractive risk-adjusted returns. In addition, we know first-hand the burden placed on the management teams of companies while they are simultaneously trying to advance their development and implementation programs and sell their vision to both investors and the board of directors. We are prepared to shoulder some of this burden upfront, ultimately allowing our business combination partner to focus on creating value.

•        Established Deal Sourcing Network.    As a result of our extensive global experience in financial and venture capital markets, we have developed a broad array of relationships across many industries, including our target industries. We believe that these relationships will provide us with a differentiated pipeline of acquisition opportunities and considerable deal flow.

•        Optimal Size and Flexibility.    We believe that the size of our SPAC provides us with a more attractive opportunity set as potential target companies will look to us as being a preferred SPAC partner. According to SPAC Track, the average SPAC IPO size over the last 2 years has been approximately $290 million. Given this, we believe that we possess a competitive advantage over a majority of SPACs for growth-oriented dilution-conscious target companies.

Business Combination Criteria

We have identified the following general criteria for evaluation of potential business combination targets. These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as on other considerations, factors, and criteria that our management may deem relevant. We will use these criteria in evaluating initial business combination opportunities, but we may decide to enter into our initial business combination with a target business that does not meet one or more of these criteria:

•        Companies leveraging differentiated technology and innovative IP to disrupt a large total addressable market.    We will seek technology-forward, IP driven companies looking to disrupt industries that have a large total addressable market. These industries are ripe for new entrants to take significant share from slower moving, non-digitally native incumbents. We will seek companies that can benefit from innovation to develop new products or services, enhance/expand go-to-market and sales capabilities, improvement of financial performance or growth through a business combination.

•        Strong Management Team.    We will seek to acquire one or more businesses or assets that have strong and experienced management teams whose interests are aligned with those of our stockholders and complement the expertise of our management team. Where necessary, we may also look to complement and enhance the capabilities of the target business’s management team by recruiting additional talent through our network of contacts. We will focus on management teams that possess technical expertise, and those with a proven track record of driving revenue growth, enhancing profitability, and creating value for their stockholders.

•        Ready to be Public.    We will seek to identify companies that are public-ready with strong organizational structures, procedures, and processes in place. We will seek to partner with the potential target’s management team and expect that the reporting, operating, and investment abilities of our management team and board will complement their own capabilities. We will also seek management teams that believe in, and practice, open and transparent reporting and corporate governance with a strong commitment to basic environmental, social and governance (“ESG”) principles.

•        Recurring Revenue.    We will seek to acquire one or more businesses or assets that have a history of, or potential for, strong, sustainable recurring and predictable revenue streams.

•        Opportunities for Bolt-on Acquisitions.    We will seek to acquire one or more businesses that can grow both organically and/or through acquisition. In addition, we believe that our ability to source opportunities and execute transactions will help the businesses we acquire grow through acquisition, and thus serve as a platform for further bolt-on acquisitions.

•        Differentiated Industry Positioning.    We will seek to acquire one or more businesses that have a leading or niche market position and that demonstrate advantages when compared to their competitors, if any, which may help to create barriers to entry against new competition. We anticipate that these barriers to entry will enhance the ability of these businesses to generate strong profitability and free cash flow.

•        Diversified Customer and Supplier Base.    We will seek to acquire one or more businesses that have a diversified customer and supplier base, which are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

•        Can Benefit from Access to Public Capital Markets.    We believe that there are a substantial number of potential target businesses that can benefit from a public listing and access to new capital to support significant revenue and earnings growth or to facilitate technology development and deployment.

•        Significant Expansion and/or Underexploited Growth Opportunities.    We intend to seek target companies that have significant and underexploited expansion and deployment opportunities. This can be accomplished through a combination of accelerating organic growth and finding attractive bolt-on acquisition targets. Our management team has significant experience in identifying such targets and in helping target management assess strategic and financial fit, especially relating to ideological compatibility and process/procedure integration of any possible acquisition.

•        Unrecognized Value or Misevaluation by the Market.    We will seek business combination targets which exhibit inherent value or other characteristics that we believe have been overlooked or misevaluated by the market based on our due diligence and company-specific analyses. For a potential business target, this process may include a review and analysis of the company’s capital structure, quality of current or future earnings, an assessment of their current state of technology, current deployment and penetration plans, potential for operational improvements, corporate governance, customers and concentration, along with material contracts. We intend to leverage the operational experience and disciplined investment approach of our management team to identify opportunities to unlock value that our experience in complex transactions allows us to pursue.

•        Attractive Risk-Adjusted Returns for our Stockholders.    We intend to seek to acquire a business combination target on terms and in a manner that leverages our experience. We expect to evaluate the business combination target company based on its potential to successfully achieve deployment and end-user uptake of its product(s). We also expect to evaluate financial returns based on (i) risk-adjusted peak sales potential, (ii) the growth potential of pipeline products and the technology platform, (iii) the ability to accelerate growth via other options, including through the opportunity for bolt-on acquisitions, and (iv) prospects for creating value through other initiatives. Potential upside will be weighed against any identified downside risks.

Status as a public company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their equity interests, shares and/or shares of stock in the target business for our shares or for a combination of our shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost-effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may have a negative view of us since we are a blank check company, without an operating history, and there is uncertainty relating to our ability to obtain stockholder approval of our proposed initial business combination and retain sufficient funds in our trust account in connection therewith.

Effecting initial business combination

We will have until 12 months from the closing of this offering to consummate a business combination. However, if we are not able to consummate a business combination within 12 months, the Company shall have the option to extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 18 months to complete a business combination). Pursuant to the terms of our second amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, the Company may extend the time to complete a business combination by depositing additional funds into the trust prior to the date of the applicable deadline. The amount of the deposit shall be determined by the Company in its sole discretion and may be obtained by the Company through a loan from its sponsor or affiliates of its sponsor. If an extension is implemented, each public stockholder may seek to redeem its public shares at a per-share price, payable in cash, equal to the aggregate amount on deposit in the trust account including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares. For purposes of determining the amount on deposit in the trust account at the time of an extension we will exclude the amount which the Company is depositing in connection with that extension. We will report the exercise of an extension option and the amount of the extension deposit in a filing with SEC at least ten days prior to any deadline for shareholders to request redemption of their shares. We will report the number of shares remaining outstanding after redemptions in a filing with the SEC following the implementation of an extension. Holders of public shares who do not elect to redeem their public shares in connection with an extension, will retain the right to redeem their public shares in connection with a second extension, if any, or any stockholder vote to approve a proposed business combination, or if the Company has not consummated a business combination by the end of the applicable time for a business combination closing. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our taxes, and then seek to dissolve and liquidate. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders. In the event of our dissolution and liquidation, the private units (and underlying securities) will be worthless.

We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose, at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek stockholder approval of our proposed business combination or allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Any tender offer documents used in connection with a business combination will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules.

The initial per public share redemption or redemption price will be $10.20 per share, regardless of whether the over-allotment option is exercised. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders.

Pursuant to the rules of the Nasdaq Stock Market, our initial business combination must occur with one or more target businesses having an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the trust account), which we refer to as the 80% test, at the time of the agreement to enter into the initial business combination. Therefore, the fair market value of the target business will be calculated prior to any redemptions of our shares in connection with a business combination and therefore will be a minimum of $48 million (or $55.2 million if the over-allotment option is exercised in full) in order to satisfy the 80% test. While the fair market value of the target business must satisfy the 80% test, the consideration we pay the owners of the target business may be a combination of cash (whether cash from the trust account or cash from a debt or equity financing transaction that closes concurrently with the business combination) or our equity securities. The exact nature and amount of consideration would be determined based on negotiations with the target business, although we will attempt to primarily use our equity as transaction consideration. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm with respect to the satisfaction of such criteria. We will also obtain a fairness opinion from an independent investment banking firm before consummating a business combination with an entity affiliated with any of our officers, directors or insiders. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our officers and directors currently have certain relevant pre-existing fiduciary duties or contractual obligations.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period until we are no longer an “emerging growth company.”

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Stockholder Approval of Business Combination

In connection with any proposed business combination, we will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders (but not our insiders, officers or directors) may seek to redeem their shares of common stock, regardless of whether they vote for or against the proposed business combination, into a portion of the aggregate amount then on deposit in the trust account, or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and therefore avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, in each case subject to the limitations described herein. If we determine to engage in a tender offer, such tender offer will be structured so that each stockholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. The decision as to whether we will seek stockholder approval of a proposed business combination or whether we will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. We anticipate that our business combination could be completed by way of a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar transaction. Stockholder approval will not be required under Delaware law if the business combination is structured as an acquisition of assets of the target company, a share exchange with target company stockholders or a purchase of stock of the target company; however, Nasdaq rules would require us to obtain stockholder approval if we seek to issue shares representing 20% or more of our outstanding shares as consideration in a business combination. A merger of our company into a target company would require stockholder approval under Delaware law. A merger of a target company into our company would not require stockholder approval unless the merger results in a change to our certificate of incorporation, or if the shares issued in connection with the merger exceed 20% of our outstanding shares prior to the merger. A merger of a target company with a subsidiary of our company would not require stockholder approval unless the merger results in a change in our certificate of incorporation; however, Nasdaq rules would require us to obtain stockholder approval of such a transaction if we week to issue shares representing 20% or more of our outstanding shares as consideration.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will provide our stockholders with an opportunity to tender their shares to us pursuant to a tender offer pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules.

In the event we allow stockholders to tender their shares pursuant to the tender offer rules, our tender offer will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not purchase public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

If, however, stockholder approval of the transaction is required by law or Nasdaq requirements, or we decide to obtain stockholder approval for business or other legal reasons, we will:

•        permit stockholders to redeem their shares in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•        file proxy materials with the SEC.

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide stockholders with the redemption rights described above upon completion of the initial business combination.

We will consummate our initial business combination only if public stockholders do not exercise redemption rights in an amount that would cause our net tangible assets to be less than $5,000,001 and a majority of the outstanding shares of common stock voted are voted in favor of the business combination. As a result, if stockholders owning approximately 91.6% (or approximately 92.5% if the over-allotment option is exercised in full) or more of the shares of common stock sold in this offering exercise redemption rights, the business combination will not be consummated. However, the actual percentages will only be able to be determined once a target business is located and we can assess all of the assets and liabilities of the combined company (which would include the fee payable to the underwriters in an amount equal to 3.5% of the total gross proceeds raised in the offering as described elsewhere in this prospectus, any out-of-pocket expenses incurred by our insiders or their affiliates in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations that have not been repaid at that time, as well as any other liabilities of ours and the liabilities of the target business) upon consummation of the proposed business combination, subject to the requirement that we must have at least $5,000,001 of net tangible assets upon closing of such business combination. As a result, the actual percentages of shares that can be redeemed may be significantly lower than our estimates. We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares redeemed) and may force us to seek third-party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public stockholders may therefore have to wait 12 months from the closing of this offering in order to be able to receive a portion of the trust account (or up to 18 months from the closing of this offering if the period of time to consummate a business combination is extended, as described in more detail in this prospectus).

Our insiders, including our officers and directors, have agreed (1) to vote any shares of common stock owned by them in favor of any proposed business combination, (2) not to redeem any shares of common stock into their pro rata share of the aggregate amount then on deposit in the trust account in connection with a stockholder vote to approve a proposed initial business combination or a vote to amend the provisions of our certificate of incorporation relating to stockholders’ rights or pre-business combination activity and (3) not to sell any shares of common stock in any tender in connection with a proposed initial business combination.

Depending on how a business combination was structured, any stockholder approval requirement could be satisfied by obtaining the approval of either (i) a majority of the shares of our common stock that were voted at the meeting (assuming a quorum was present at the meeting), or (ii) a majority of the outstanding shares of our common stock. Because our insiders, including our officers and directors, will collectively beneficially own approximately 20% of our issued and outstanding shares of common stock (not including the private units and underlying securities and assuming our insiders do not purchase any units in this offering) upon consummation of this offering, a minimum of approximately 82,501 public shares, or approximately 1.38% of the outstanding public shares of our common stock (if the approval requirement was a majority of shares voted and the minimum number of shares (simple majority of the outstanding shares) required for a quorum attended the meeting and assuming the over-allotment option has not been exercised and an aggregate of 225,000 insider shares have been forfeited as a result thereof), would need to be voted in favor a business combination in order for it to be approved.

None of our insiders or their affiliates has indicated any intention to purchase units or shares of common stock from persons in the open market or in private transactions. However, if we seek stockholder approval of a business combination and if we hold a meeting to approve a proposed business combination and a significant number of stockholders vote, or indicate an intention to vote, against such proposed business combination, we or our insiders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. No funds from the trust account can be released from the trust account prior to the consummation of a business combination to make such purchases (although such purchases could be made using funds available to us after the closing of a business combination). We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Notwithstanding the foregoing, we or our insiders or their affiliates will not make purchases of shares of common stock if the purchases would violate Sections 9(a)(2) or 10(b) of the Exchange Act or Regulation M, which are rules that prohibit manipulation of a company’s stock, and we and they will comply with Rule 10b-18 under the Exchange Act in connection with any open-market purchases. If purchases cannot be made without violating applicable law, no such purchases will be made. The purpose of such purchases would be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. Our insiders anticipate that they may identify the stockholders with whom our insiders or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our insiders or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination.

Redemption Rights

At any meeting called to approve an initial business combination, any public stockholder, whether voting for or against such proposed business combination, will be entitled to demand that his or her shares of common stock be redeemed for a full pro rata portion of the amount then in the trust account (initially $10.20 per share), plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes. Alternatively, we may provide our public stockholders with the opportunity to sell their shares of our common stock to us through a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, net of taxes payable.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or hers or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to 20% or more of the shares of common stock sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares of common stock owned by him or her, or his or her affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the redemption right as a means to force us or our management to purchase their shares at a significant premium to the then current market price. By not allowing a stockholder to redeem more than 20% of the shares of common stock sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders.

None of our insiders will have the right to receive cash from the trust account in connection with a stockholder vote to approve a proposed initial business combination or a vote to amend the provisions of our certificate of incorporation relating to stockholders’ rights or pre-business combination activity with respect to any shares of common stock owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.

We may also require public stockholders who wish to redeem, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such delivery requirements. Accordingly, a stockholder would have from the time the stockholder received our proxy statement through the vote on the business combination to deliver his or her shares if he or she wishes to seek to exercise his or her redemption rights. Under Delaware law and our bylaws, we are required to provide at least 10 days’ advance notice of any stockholder meeting, which would be the minimum amount of time a public stockholder would have to determine whether to exercise redemption rights.

There is a nominal cost associated with the above-referenced delivery process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00 and it would be up to the broker whether or not to pass this cost on to the holder. However, this fee would be incurred regardless of whether or not we require holders to deliver their shares prior to the vote on the business combination in order to exercise redemption rights. This is because a holder would need to deliver shares to exercise redemption rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders to deliver their shares prior to the vote on the proposed business combination and the proposed business combination is not consummated, this may result in an increased cost to stockholders.

The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect redemption rights in connection with a blank check company’s business combination, the company would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he or she could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “continuing” right surviving past the consummation of the business combination until the holder delivered its certificate.

The requirement for physical or electronic delivery prior to the meeting ensures that a holder’s election to redeem his or her shares is irrevocable once the business combination is approved.

Any request to redeem such shares once made may be withdrawn at any time up to the vote on the proposed business combination. Furthermore, if a holder of a public share delivered his or her certificate in connection with an election of their redemption and subsequently decides prior to the vote on the proposed business combination not to elect to exercise such rights, he or she may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.

Extension of Time to Complete Business Combination

We will have until 12 months from the closing of this offering to consummate a business combination. However, if we are not able to consummate a business combination within 12 months, the Company shall have the option to extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 18 months to complete a business combination). Pursuant to the terms of our second amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, the Company may extend the time to complete a business combination by depositing additional funds into the trust prior to the date of the applicable deadline. The amount of the deposit shall be determined by the Company in its sole discretion and may be obtained by the Company through a loan from its sponsor or affiliates of its sponsor. If an extension is implemented, each public stockholder may seek to redeem its public shares at a per-share price, payable in cash, equal to the aggregate amount on deposit in the trust account including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares. For purposes of determining the amount on deposit in the trust account at the time of an extension we will exclude the amount which the Company is depositing in connection with that extension. We will report the exercise of an extension option and the amount of the extension deposit in a filing with SEC at least ten days prior to any deadline for shareholders to request redemption of their shares. We will report the number of shares remaining outstanding after redemptions in a filing with the SEC following the implementation of an extension. Holders of public shares who do not elect to redeem their public shares in connection with an extension, will retain the right to redeem their public shares in connection with a second extension, if any, or any stockholder vote to approve a proposed business combination, or if the Company has not consummated a business combination by the end of the applicable time for a business combination closing. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our taxes, and then seek to dissolve and liquidate. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders. In the event of our dissolution and liquidation, the private units (and underlying securities) will be worthless.

Liquidation if No Business Combination

If we do not complete a business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if the period of time to consummate a business combination is extended, as described in more detail in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any redemptions are made to stockholders, any liability of stockholders with respect to a redemption is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the Delaware General Corporation Law, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. It is our intention to redeem our public shares as soon as reasonably possible following the 12th month from the closing of this offering (or up to 18 months from the closing of this offering if extended) and, therefore, we do not intend to comply with the above procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280 of the Delaware General Corporation Law, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to seeking to complete an initial business combination, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

We will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. The underwriters in this offering will execute such a waiver agreement. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third-party that refused to execute a waiver would be the engagement of a third-party consultant who cannot sign such an agreement due to regulatory restrictions, such as our auditors who are unable to sign due to independence requirements, or whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. There is also no guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. Our insiders have agreed that they will be jointly and severally liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below $10.20 per public share, except as to any claims by a third-party who executed a valid and enforceable agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Our board of directors has evaluated our insiders’ financial net worth and believes they will be able to satisfy any indemnification obligations that may arise. However, our insiders may not be able to satisfy their indemnification obligations, as we have not required our insiders to retain any assets to provide for their indemnification obligations, nor have we taken any further steps to ensure that they will be able to satisfy any indemnification obligations that arise. Moreover, our insiders will not be liable to our public stockholders and instead will only have liability to us. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $10.20 due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then held in the trust account, inclusive of any interest not previously released to us, (subject to our obligations under Delaware law to provide for claims of creditors as described below).

If we are unable to consummate an initial business combination and are forced to redeem 100% of our outstanding public shares for a portion of the funds held in the trust account, we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate the redemption of our public shares. Our insiders have waived their rights to participate in any redemption with respect to their insider shares. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our insiders have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses. Each holder of public shares will receive a full pro rata portion of the amount then in the trust account, plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of public stockholders.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our failure to complete our initial business combination in the required time period or if the stockholders seek to have us redeem their respective shares of common stock upon a business combination which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per share redemption amount received by public stockholders may be less than $10.20.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. If we hold a stockholder vote to amend any provisions of our certificate of incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, in connection with any such vote. Our insiders have agreed to waive any redemption rights with respect to any insider shares and any public shares they may hold in connection with any vote to amend our certificate of incorporation. Specifically, our certificate of incorporation provides, among other things, that:

•        prior to the consummation of our initial business combination, we shall either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to redeem their shares of common stock, regardless of whether they vote for or against the proposed business combination, into a portion of the aggregate amount then on deposit in the trust account, net of taxes payable, or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, net of taxes payable, in each case subject to the limitations described herein;

•        we will consummate our initial business combination only if public stockholders do not exercise redemption rights in an amount that would cause our net tangible assets to be less than $5,000,001 and a majority of the outstanding shares of common stock voted are voted in favor of the business combination;

•        if our initial business combination is not consummated within 12 months of the closing of this offering (or up to 18 months from the closing of this offering if the period of time to consummate a business combination is extended, as described in more detail in this prospectus), then our existence will terminate and we will distribute all amounts in the trust account to all of our public holders of shares of common stock;

•        upon the consummation of this offering, $61,200,000, or $70,380,000 if the over-allotment option is exercised in full, shall be placed into the trust account;

•        we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination; and

•        prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination.

Potential Revisions to Agreements with Insiders

Each of our insiders has entered into letter agreements with us pursuant to which each of them has agreed to do certain things relating to us and our activities prior to a business combination. We could seek to amend these letter agreements without the approval of stockholders, although we have no intention to do so. In particular:

•        Restrictions relating to liquidating the trust account if we failed to consummate a business combination in the timeframes specified above could be amended, but only if we allowed all stockholders to redeem their shares in connection with such amendment;

•        Restrictions relating to our insiders being required to vote in favor of a business combination or against any amendments to our organizational documents could be amended to allow our insiders to vote on a transaction as they wished;

•        The requirement of members of the management team to remain our officer or director until the closing of a business combination could be amended to allow persons to resign from their positions with us if, for example, the current management team was having difficulty locating a target business and another management team had a potential target business;

•        The restrictions on transfer of our securities could be amended to allow transfer to third parties who were not members of our original management team;

•        The obligation of our management team to not propose amendments to our organizational documents could be amended to allow them to propose such changes to our stockholders;

•        The obligation of insiders to not receive any compensation in connection with a business combination could be modified in order to allow them to receive such compensation; and

•        The requirement to obtain a valuation for any target business affiliated with our insiders, in the event it was too expensive to do so.

Except as specified above, stockholders would not be required to be given the opportunity to redeem their shares in connection with such changes. Such changes could result in:

•        Our having an extended period of time to consummate a business combination (although with less in trust as a certain number of our stockholders would certainly redeem their shares in connection with any such extension);

•        Our insiders being able to vote against a business combination or in favor of changes to our organizational documents;

•        Our operations being controlled by a new management team that our stockholders did not elect to invest with;

•        Our insiders receiving compensation in connection with a business combination; and

•        Our insiders closing a transaction with one of their affiliates without receiving an independent valuation of such business.

We will not agree to any such changes unless we believed that such changes were in the best interests of our stockholders (for example, if we believed such a modification were necessary to complete a business combination). Each of our officers and directors has fiduciary obligations to us requiring that he or she act in our best interests and the best interests of our stockholders.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could complete a business combination with utilizing the net proceeds of this offering, our ability to compete in completing a business combination with certain sizable target businesses may be limited by our available financial resources.

The following also may not be viewed favorably by certain target businesses:

•        our obligation to seek stockholder approval of our initial business combination or engage in a tender offer may delay the completion of a transaction;

•        our obligation to redeem shares of common stock held by our public stockholders may reduce the resources available to us for our initial business combination;

•        our obligation to pay the deferred underwriting commission to the underwriters upon consummation of our initial business combination;

•        our obligation to either repay working capital loans that may be made to us by our insiders or their affiliates;

•        our obligation to register the resale of the insider shares, as well as the private units (and underlying securities), securities underlying the unit purchase option and any warrants issued to our insiders or their affiliates upon conversion of working capital loans (and underlying securities); and

•        the impact on the target business’ assets as a result of unknown liabilities under the securities laws or otherwise depending on developments involving us prior to the consummation of a business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately held entities having a similar business objective as ours in connection with an initial business combination with a target business with significant growth potential on favorable terms.

If we succeed in effecting our initial business combination, there will be, in all likelihood, intense competition from competitors of the target business. Subsequent to our initial business combination, we may not have the resources or ability to compete effectively.

Facilities

We currently maintain our principal executive offices at 40 Main Street, #1009, Newark, DE 19711. The cost for this space is included in the $10,000 per-month fee (subject to deferral as described herein) payable to our sponsor, for office space, utilities and secretarial services. Our agreement with our sponsor provides that, commencing on the date that our securities are first listed on the Nasdaq Global Market and until we consummate a business combination, such office space, as well as utilities and secretarial services, will be made available to us as may be required from time to time. We believe that the fee charged by our sponsor is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once a suitable target business to consummate our initial business combination with has been located, management will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than had been spent prior to locating a suitable target business. We presently expect our executive officers to devote an average of approximately 10 hours per week to our business. We do not intend to have any full-time employees prior to the consummation of our initial business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock, warrants and rights under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of any proxy solicitation materials or tender offer documents sent to stockholders to assist them in assessing the target business. These financial statements will need to be prepared in accordance with or reconciled to United States GAAP or IFRS as issued by the IASB. A particular target business identified by us as a potential business combination candidate may not have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to consummate our initial business combination with the proposed target business.

We may be required by the Sarbanes-Oxley Act to have our internal control over financial reporting audited for the year ending December 31, 2022. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of their internal control over financial reporting. The development of the internal control over financial reporting of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such initial business combination.

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 10 years preceding the date of this prospectus.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

The Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private units be deposited in a trust account. $61,200,000 of the net proceeds of this offering and the sale of the private units will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.

Approximately $54,000,000 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

$61,200,000 of the net offering proceeds and proceeds from the sale of the private units held in trust will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business

Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable) at the time of the agreement to enter into the initial business combination.

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued

The units will begin trading on or promptly after the date of this prospectus. The shares of common stock, warrants and rights comprising the units will begin separate trading on the 90th day following the date of this prospectus unless Chardan informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering.

No trading of the units or the underlying shares of common stock, warrants and rights would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants	The warrants cannot be exercised until the completion of a business combination and, accordingly, will be exercised only after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will either (i) give our stockholders the opportunity to vote on the business combination or (ii) provide our public stockholders with the opportunity to sell their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes. If we hold a meeting to approve a proposed business combination, we will send each stockholder a proxy statement containing information required by the SEC. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement. Under Delaware law and our bylaws, we must provide at least 10 days’ advance notice of any meeting of stockholders. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether to exercise their rights to redeem their shares for cash or to remain an investor in our company.

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Business combination deadline

Pursuant to our certificate of incorporation, if we are unable to complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if the period of time to consummate a business combination is extended, as described in more detail in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares at a per share price payable in cash equal to the aggregate amount then on deposit in the Trust divided by the number of outstanding public shares which redemption will completely extinguish public stockholders’ rights as

If an acquisition has not been completed within 12 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Interest earned on the funds in the trust account	There can be released to us, from time to time, any interest earned on the funds in the trust account that we may need to pay our tax obligations.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Release of funds

Except for interest earned on the funds in the trust account that may be released to us to pay our tax obligations the proceeds held in the trust account will not be released until the earlier of the completion of our initial business combination and our liquidation upon failure to effect our initial business combination within the allotted time.

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and officers

Our current directors and executive officers are as follows:

Name	Age	Title
Jeffrey Tirman	58	Chairman of the Board of Directors and Chief Executive Officer
Nima Montazeri	44	Executive Vice President, Chief Operating Officer and Director
Christopher Hardt	56	Chief Financial Officer and Director
Peter Bakker	67	Vice President of Business Analytics
Amy Wall	47	Vice President of Operations
Robert Small	46	Director*
Nadine Watt	52	Director*
Jurgen Post	65	Director*
Denis Duncan	64	Director*

____________

*        This individual has indicated his or her assent to occupy such position on the consummation of the offering.

Our directors and officers are as follows:

Jeffrey Tirman, our Chairman of our Board of Directors and Chief Executive Officer since 2021, has over 30 years of international investment and corporate management experience, specializing in discrete corporate transactions, senior corporate strategy development and management, turnarounds, and restructurings (operational and financial). Since beginning his career, Mr. Tirman has executed and structured several complex international corporate transactions both on behalf of independent shareholders and as primary shareholder. Mr. Tirman has also negotiated, executed and participated in numerous types of transactions, including public listings, spin-offs, administration proceedings, organizing and leading creditor committees, corporate rationalizations, acquisitions and divestitures, and balance sheet refinancing, as well as analyzing and executing numerous debt and equity investments and capital structure arbitrage positions. Mr. Tirman founded Abri Advisors Ltd, in Bermuda in 2016 and Abri Advisors (UK) Ltd. in the United Kingdom in 2020 to invest across a variety of asset classes, and to provide corporate advisory services focused on corporate turnarounds and restructuring. Since April 2021, Mr. Tirman has served as Chairman and CEO of Abri SPAC I, an Affiliated SPAC. Mr. Tirman is also the managing member and a director of Abri Ventures 2, LLC, our Sponsor, and Chief Executive Officer of Abri Sponsor Company Ltd, and Abri Advisors, Inc., both private equity holding companies. Mr. Tirman also serves as the managing member and a director of Abri Ventures I, LLC, the sponsor to Abri SPAC I, Inc. an Affiliated SPAC. Since January 2016, Mr. Tirman had been the Chairman and CEO, and still serves as CEO of Elan d.o.o., based in Slovenia, and sits on the boards of several Elan subsidiaries. Since May 2019, Mr. Tirman has been the CEO and Director of Luxembourg-based KJK Sports S.A. and sits on the boards of several holdings thereunder including Tahe Outdoors based in France and Estonia, Baltic Vairus based in Lithuania, and Leader 96 based in Bulgaria. As of June 30, 2021, these companies employed more than 3,000 people and generated revenues in excess of €350 million. Mr. Tirman is charged with leading the operational and financial restructuring of these companies with the aim of increasing operational efficiency, financial performance and transparency, along with the implementation of standardized business practices and transparent corporate governance principles.

From 2009 through 2014, Mr. Tirman was an adjunct professor of Advanced Corporate Finance for the Master of Sciences in Finance (MScF) program at l’Ecole des Hautes Etudes Commerciales (HEC) in Lausanne, Switzerland, which is a joint effort between l’Université de Lausanne (UNIL), Ecole Polytechnique Fédérale de Lausanne (EPFL) and the Federal Swiss Banking and Finance Institute. From 2011 through 2013, Mr. Tirman was also a guest lecturer on Credit Markets and Credit Risk for the Asset and Wealth Management Executive MBA (AWEMBA) program at the HEC, which was a joint program between University of Lausanne and the Tepper School of Management at Carnegie Mellon University, in Pennsylvania, USA. Mr. Tirman’s lectures focused on risk assessment and analysis. Mr. Tirman received an MBA in Corporate Tax & Accounting from Tulane University in 1990 and a BA in Economics & Finance from the University of Arkansas in 1987. We believe Mr. Tirman is well suited to serve on our board due to his extensive experience in the capital markets, ability to evaluate the merits of target in an M&A environment and serving as the CEO and related board roles at other businesses.

Nima Montazeri, our Executive Vice President and Chief Operating Officer since 2021, has more than 21 years of experience in corporate finance and is experienced in matters related to financing public and private companies. Mr. Montazeri has substantial experience in structuring complex financing instruments and private placements for small and mid-cap public companies, including working with many companies to design and implement operational and management restructuring plans. Since September 2021, Mr. Montazeri has served as chief operating officer and a director of Abri SPAC I, an Affiliated SPAC. Mr. Montazeri is also the chief operating officer of Abri Advisors Ltd., in Bermuda, and Abri Advisors (UK) Ltd. Mr. Montazeri has advised numerous small and mid-cap companies on growth strategies with a focus on international business development and expansion. Since March 2017, Mr. Montazeri has been a general partner at Brown Stone Capital, LP., focused on investment management. Previously, from 2008 to 2017, Mr., Montazeri was a Managing Director at Floyd Associates, Inc., leading management and financial consulting efforts and investing across multiple asset classes. Mr. Montazeri is also the President of Hyperion Capital and Silver Rock Associates Inc. Since 2012, Mr. Montazeri has been an active money manager focused on equity, fixed income, real estate, and derivative strategies. Mr. Montazeri has assisted several clean energy and automotive solution companies with their capital development efforts by organizing access to strategic sources of capital, as well as advising on new and expanding markets. Furthermore, he played an instrumental role in raising international capital for a California based concentrated solar power company. In 2003 he led an innovative technology transfer program from NASA’s Jet Propulsion Laboratory which resulted in the development of a novel biological detection instrument. Mr. Montazeri has an extensive network of international investment and finance relationships providing access to a variety of transactions and differentiated investment opportunities, along with a robust capital raising network.

Furthermore, Mr. Montazeri is the author of several research reports related to clean energy, defense, counter terrorism, and natural resources. As an economist, he has conducted extensive research on international trade, openness, and the resulting impact on economic growth. Mr. Montazeri’s research covered the analysis of thousands of historical bilateral trade figures in an attempt to discover statistically significant correlations between openness to trade and real economic growth. Mr. Montazeri received a BA with honors in Economics from the University of British Columbia in 2000 and Master’s in Finance and Accounting from the London School of Economics and Political Science in 2003. We believe Mr. Montazeri is well suited to serve on our board due to his extensive experience in the capital markets and ability to evaluate the merits of target in an M&A environment.

Christopher Hardt, our Chief Financial Officer and a director of the Company since 2021, has more than 30 years of Big 4 audit, compliance, reporting and international corporate advisory experience. Since September 2021, Mr. Hardt has served as chief financial officer of Abri SPAC I, an Affiliated SPAC. In 2021, Mr. Hardt retired from PwC LLP where he was an audit partner since 2000. Mr. Hardt is also the chief financial officer of Abri Advisors Ltd, in Bermuda, and Abri Advisors (UK) Ltd. Mr. Hardt has been based previously in PwC’s offices in London, England, Lausanne, Switzerland and Tokyo, Japan in addition to several offices in the United States. During his tenure at PwC, he was a lead partner on several large multinational audit clients in the Consumer Markets, Technology, Media, Automotive, Banking and Insurance industries and has conducted business in over 40 countries. Mr. Hardt has also served as a leader in PwC’s SEC Services group in the firm’s National Office where he was responsible for oversight of both foreign and domestic registrant client SEC filings including both debt and equity IPOs. Through his prior roles at PwC, Mr. Hardt has extensive experience with companies preparing to go public including the financial statement and internal controls requirements of The Sarbanes-Oxley Act, interacting with the Securities and Exchange Commission and the financial reporting implications of executing growth strategies involving mergers and acquisitions. Mr. Hardt also has many years of experience interacting with public company boards and their audit/finance committees. Mr. Hardt is an investor and adviser to Cavan & Co. LLC, an early-stage American made lifestyle apparel brand. Mr. Hardt received a BA in Business Administration from Furman University in 1988 and is a CPA licensed in Ohio, Georgia and New Jersey. Mr. Hardt serves on the President’s Advisory Council of Furman University and is a member of the Parents Board at The Georgia Institute of Technology. Mr. Hardt is well qualified to serve on our board due to his international expertise, experience with public company boards, involvement with the IPO process at other companies and financial expertise having been an audit partner at PwC for over 20 years.

Peter Bakker, our Vice President of Business Analytics since 2021, has more than 30 years of experience in high-yield debt finance, portfolio management, secured lending, and SME trade finance. Since April 2021, Mr. Bakker has served as Vice President of Business Analytics for Abri SPAC I, an Affiliated SPAC. Mr. Bakker has been a Vice President at Abri Advisors Ltd. since June 2019 where he focused on corporate evaluation and M&A. From January 2015 to June 2019, Mr. Bakker was the Chief Risk Officer at Channel Capital Advisors,

where he oversaw risk management. Mr. Bakker has extensive knowledge of credit analysis and debt service capacity of corporate borrowers; the turnaround/workout/recovery process; financial restructuring; valuation and analysis of highly levered and distressed capital structures; and arranging financing for SME’s. Mr. Bakker’s extensive international experience includes bank lending to finance leveraged buyouts, distressed investing on behalf of institutional clients, advising a leading Canadian hedge fund on its leveraged loan portfolio, and managing risk and workouts for a European FinTech platform providing financing to SME’s. He has also directly led the restructuring of several distressed SME’s, and he has raised significant leveraged acquisition financing and arranged several pre-pack bankruptcies in order to facilitate financial restructuring. Mr. Bakker received an MBA in Business Administration from the Tuck School of Business at Dartmouth University in 1979 and an MS in Economics from Erasmus University in 1977. Mr. Bakker is well qualified to serve on our Board due to his extensive experience in the capital markets and expertise with valuation methodologies and capital structure analysis.

Amy Wall, our Vice President of Operations since 2021, has more than 20 years of experience in financial controlling, international operations, and back-office administration. Since April 2021, Mrs. Wall has served as Vice President of Operations of Abri SPAC I, an Affiliated SPAC. Mrs. Wall has been VP of Operations for Abri Advisors Ltd. since its founding in 2016, where she manages all corporate organizational matters as well as financial reporting and controlling. From 2013 to 2016, Mrs. Wall was the financial accountant and controller for FCA/SEC regulated Rhodium Capital based in London. From 1998 to 2016, Mrs. Wall served as the financial accountant, controller and back-office operations manager for SEC regulated Talisman Capital. Mrs. Wall and Mr. Tirman have worked together since 1998.

Nadine Watt has agreed to serve on our board of directors upon the consummation of this offering. Since August 2021, Ms. Watt has served on the board of directors of Abri SPAC I, an Affiliated SPAC. Since December 2019, Ms. Watt has served as the CEO of Watt Companies and has more than 20 years of management and investment experience. She oversees the day-to-day activities and strategic planning for all commercial investment activities including acquisitions, development, and asset management for the Watt Companies’ 6 million-square-foot portfolio. Previously, Ms. Watt served as President of Watt Companies from 2011 to 2019. In 2011, she led a strategic reorganization of the company that moved the firm beyond traditional property management and leasing to a focus on acquisitions and real estate development, as well as joint venture opportunities. Ms. Watt played a key role in launching Watt Companies’ acquisition division — Watt Investment Partners — that now actively invests $60 million in a variety of property types across the Western United States. Ms. Watt has served on the Board of Directors of Fisker, Inc. since June 2020. Fisker, Inc. is an eco-friendly electric vehicles manufacturer.

Throughout her 20-year tenure at Watt Companies, Ms. Watt has touched all facets of the company’s operations, including the development of hundreds of apartment units and multiple shopping centers. Ms. Watt was also responsible for a widely celebrated multi-million-dollar renovation program at Watt Plaza, a 920,000 square foot, Class-A office building in Century City, Los Angeles, California. The building was certified Platinum LEED and was recognized by BOMA International with an award for Outstanding Building of the Year.

Ms. Watt is a member of the University of Southern California Board of Governors and the Sol Price School of Public Policy Board of Councilors and serves on the Executive Committee of the Lusk Center for Real Estate as well as the USC Associates Board of Directors. She was the first woman to be named Chair of the Los Angeles Business Council, a position she still holds. She is a Board Member of Visionary Women and the City of Hope Los Angeles Real Estate & Construction Industries Council. Ms. Watt received the Century City Citizen of the Year award in 2017 and the EY Entrepreneur of the Year award in 2018. Ms. Watt is a 1990 graduate of Georgetown University School of Foreign Service and received a Master of Arts degree from the School of Cinematic Arts at the University of Southern California in 1994. We believe that Ms. Watt is qualified to serve as a director because of her extensive experience in management and her prior service on a number of public company boards, which provides an important perspective on operations and corporate governance matters.

Robert Small has agreed to serve on our board of directors upon the consummation of this offering. Mr. Small co-founded and built Miniclip SA into an international digital games and entertainment company, that develops, publishes and distributes multiplayer mobile games (“Miniclip”). Since its inception in 2001, Miniclip has become a top five mobile-games publisher on devices worldwide, which currently is generating over 3 billion downloads, 45 million daily active users, and 250 million monthly active users. In 2020, Mr. Small stepped into the role of President, after serving as Chief Executive Officer for nearly two decades. Mr. Small sits on the Miniclip Board of Directors. Miniclip games are played on six continents and in 195 countries around the world.

During his tenure at Miniclip, Mr. Small was awarded the Ernst & Young London Entrepreneur of the Year Award in 2008. Over the last decade, Miniclip became a prominent European mobile game company. In 2015, Miniclip was acquired by one of China’s largest tech companies, Tencent. Mr. Small has a degree in Management from the University of Gloucestershire which he received in 1999. We believe Mr. Small is qualified to serve as a director on our board because of his extensive experience in digital media industry sector experience and his prior service on other company boards as well as serving as a CEO which provides an important perspective on operational management issues and corporate governance.

Jurgen Post has agreed to serve on our board of directors upon the consummation of this offering. Mr. Post has more than 35 years of experience in Videogames and Entertainment Media. Mr. Post has served as Chief Executive Officer at Miniclip (UK) Ltd. (Miniclip) since 2020. Miniclip develops, publishes and distributes engaging games to an audience which currently is generating over 3 billion downloads, 45 million daily active users, and 250 million monthly active users. Miniclip games are played on six continents and in 195 countries around the world.

From 2017 to 2020, Mr. Post served as President of International Partnerships at Tencent EMEA, one of the world’s largest Videogames and Social Media platforms, where he led the acquisition or investment in 10+ Videogame studios. From April 2012 to June 2017, he was the President and Chief Operating Officer of Sega EMEA and from April 2010 to April 2012 he was Senior Vice President of Sega EMEA. Under Mr. Post’s leadership, Sega EMEA grew from $50 million to $500 million USD of revenues. At Sega he also launched leading IPs such as “Mario and Sonic at the Olympics” and reinvigorated the Sonic the Hedgehog brand with over 50 million unit sales. At Sony Computer Entertainment, Mr. Post was part of the original team that launched PlayStation1 in EMEA. From November 2006 to April 2010, he was Managing Director of Sega EMEA and from January 2001 to October 2006 he was the General Manager for Sony/BMG’s Benelux region. Mr. Post currently is a member of the board of Hiro Metaverse Acquisitions SPAC. He graduated with a Bachelor of Business Administration and a Bachelor of Logistical management from the University of Utrecht in 1991. We believe Mr. Post is qualified to serve as a director because of his digital media industry sector experience and serving as a CEO which provides an important perspective on operational management issues, product launches and business development matters.

Denis Duncan has agreed to serve on our board of directors upon the consummation of this offering. Mr. Duncan recently retired from CapStar Financial Holding Inc. (Nasdaq: CSTR) a $3.2 billion publicly traded financial services and bank holding company in Nashville, Tennessee, where he served as the Chief Financial Officer from September 2020 until February 2022. Mr. Duncan had the responsibility of all financial, accounting, corporate governance, treasury, tax, investor relations, financial reporting and capital planning/budgetary functions within CapStar. During his time at CapStar, Mr. Duncan was involved with improving all aspects of CapStar’s operating performance during which time CapStar’s market capitalization has doubled in value. Mr. Duncan was also board liaison to its audit committee on all financial and governance matters. Mr. Duncan joined CapStar in 2020. Prior to joining CapStar, Mr. Duncan was a partner at PwC for 27 years and retired from PwC in 2019. During his tenure at PwC, Mr. Duncan held various leadership positions in the firm’s Financial Services industry sector and was most recently prior to his retirement the Southeast U.S. leader of the firm’s Banking and Capital Markets sector. Mr. Duncan has significant experience serving and advising major international and global money center banks, broker-dealers, asset management, private equity, hedge funds, insurance and real estate companies. Mr. Duncan is well versed in matters of corporate governance, risk management, board reporting, finance, corporate reporting, SEC, PCAOB and Sarbanes Oxley section 404 regulatory and compliance matters. Mr. Duncan is a certified public accountant licensed in the state of Tennessee. Mr. Duncan is currently a Trustee at Oglethorpe University and is a member of the board at the Atlanta Rotary Club. Mr. Duncan holds a Bachelor of Science degree in Accounting from Lipscomb University. We believe that Mr. Duncan is qualified to serve on the board of directors due to his extensive corporate governance, risk management, corporate compliance and capital markets experience and his experience serving on the leadership team and board of directors of another public company.

The past performance of our management team, or advisor or their respective affiliates is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate for our initial business combination. No member of our management team has had management experience with special purpose acquisition corporations in the past. You should not rely on the historical record of our management team’s or advisor’s or their respective affiliates’ performance as indicative of our future performance.

Number, terms of office and appointment of officers and directors

Upon consummation of this offering, our board of directors will have seven members, four of whom will be deemed “independent” under SEC and Nasdaq rules. Our board of directors will be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Small and Mr. Post, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Duncan and Ms. Watt, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Messrs. Tirman, Montazeri and Hardt, will expire at our third annual meeting of stockholders. We may not hold an annual meeting of stockholders until after we consummate our initial business combination.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our directors may consist of a chairman of the board, and that our officer may consist of chief executive officer, president, chief financial officer, executive vice president(s), vice president(s), secretary, treasurer and such other officers as may be determined by the board of directors.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the completion of our initial business combination with a target business, we will pay our sponsor, a fee of $10,000 per month for providing us with office space and certain office and secretarial services. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination. Other than the $10,000 per month administrative fee, no compensation or fees of any kind, including finder’s fees, consulting fees and other similar fees, will be paid to our insiders or any of the members of our management team, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

Director independence

Nasdaq listing standards require that within one year of the listing of our securities on the Nasdaq Global Market we have at least three independent directors and that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors had determined that Messrs. Small, Duncan and Post, and Ms. Watt are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We will only enter into a business combination if it is approved by a majority of our independent directors. Additionally, we will only enter into transactions with our officers and directors and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related-party transactions must be approved by our audit committee and a majority of disinterested directors.

Audit Committee

Effective on the date of the consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Messrs. Duncan, Small and Post, each of whom is an independent director. Mr. Duncan will serve as chairperson of the audit committee.

The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•        reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•        discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•        discussing with management major risk assessment and risk management policies;

•        monitoring the independence of the independent auditor;

•        verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•        reviewing and approving all related-party transactions;

•        inquiring and discussing with management our compliance with applicable laws and regulations;

•        pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•        appointing or replacing the independent auditor;

•        determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•        approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Denis Duncan qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

Upon the consummation of this offering, we will establish a compensation committee of the board of directors consisting of Messrs. Duncan, Small and Ms. Watt, each of whom is an independent director. Ms. Watt will serve as chairperson of the compensation committee.

We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

•        reviewing and approving the compensation of all of our other executive officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605(e)(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. Messrs. Small, Post and Duncan, and Ms. Watt will participate in the consideration and recommendation of director nominees. In accordance with Rule 5605(e)(1)(A) of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Compensation Committee Interlocks and Insider Participation

Any executive compensation matters that arise will be determined by our compensation committee. None of our directors who currently serve as members of our compensation committee is, or has at any time in the past been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee of any other entity that has one or more executive officers serving on our board of directors. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors of any other entity that has one or more executive officers serving on our compensation committee

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Some of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity, including the Affiliated SPAC, if a business combination is not completed with Apifiny. Subject to pre-existing fiduciary or contractual duties as described below, our officers and directors have agreed to present any business opportunities presented to them in their capacity as a director or officer of our company to us. Certain of our officers and directors presently have fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity, including the Affiliated SPAC, if a business combination is not completed with Apifiny. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We believe, however, that the fiduciary duties or contractual obligations of our officers or directors will not materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Investors should be aware of the following potential conflicts of interest:

•        None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated, including the Affiliated SPAC. Thus, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented if a business combination is not completed between Abri SPAC I and Apifiny.

•        Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•        Unless we consummate our initial business combination, our officers, directors and other insiders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account.

•        The insider shares beneficially owned by our officers and directors will be released from escrow only if our initial business combination is successfully completed. Additionally, if we are unable to complete an initial business combination within the required time frame, our officers and directors will not be entitled to receive any amounts held in the trust account with respect to any of their insider shares or shares underlying the private units. Furthermore, our sponsor has agreed that the private units (and underlying securities) will not be sold or transferred by it until after we have completed our initial business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effect our initial business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•        the corporation could financially undertake the opportunity;

•        the opportunity is within the corporation’s line of business; and

•        it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our certificate of incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. In order to minimize potential conflicts of interest which may arise from multiple affiliations, our officers and directors (other than our independent directors) have agreed to present to us for our consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of: (1) our consummation of an initial business combination and (2) 12 months from the date of this prospectus (or up to 18 months from the closing of this offering if the period of time to consummate a business combination is extended, as described in more detail in this prospectus). This agreement is, however, subject to any pre-existing fiduciary and contractual obligations such officer or director may from time to time have to another entity. Accordingly, if any of them becomes aware of a business combination opportunity which is suitable for an entity to which he or she has pre-existing fiduciary or contractual obligations, including Abri SPAC I, if a business combination is not completed with Apifiny, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the pre-existing fiduciary duties or contractual obligations of our officers and directors will materially undermine our ability to complete our business combination because in most cases the affiliated companies are closely held entities controlled by the officer or director or the nature of the affiliated company’s business is such that it is unlikely that a conflict will arise.

The following table summarizes the current material pre-existing fiduciary or contractual obligations of our officers and directors:

Individual(1)(2)	Entity	Entity’s Business	Affiliation
Jeffrey Tirman	Abri SPAC I, Inc.	Special Purpose Acquisition Company	Chief Executive Officer and Chairman of the Board
	Abri Advisors Ltd. (Bermuda)	Private Equity	Executive Managing Director
	Abri Ventures I, LLC	Private Equity	Managing Member, Director
	Abri Ventures 2, LLC	Sponsor	Managing Member, Director
	Abri Sponsor Company Ltd.	Private Equity	Chief Executive Officer
	Abri Advisors (UK) Ltd.	Private Equity	Executive Managing Director
	Abri Advisors Inc.	Private Equity	Chief Executive Officer
	KJK Sports, S.A.	Sporting Goods	Chief Executive Officer and Director
	Tahe Outdoors	Sporting Goods	Chairman and Director
	Baltic Varius	Sporting Goods	Chairman and Director
	Leader 96	Sporting Goods	Chairman and Director
	Elan d.o.o.	Sporting Goods	Chief Executive Officer

Individual(1)(2)	Entity	Entity’s Business	Affiliation
Nima Montazeri	Abri SPAC I, Inc.	Special Purpose Acquisition Company	Chief Operating Officer, Director
	Abri Advisors Ltd. (Bermuda)	Private Equity	Chief Operating Officer
	Abri Advisors Inc.	Private Equity	Chief Operating Officer
	Brown Stone Capital, LP	Investment Management	General Partner
Christopher Hardt	Abri SPAC I, Inc.	Special Purpose Acquisition Company	Chief Financial Officer
	Abri Advisors Ltd. (Bermuda)	Private Equity	Chief Financial Officer
	Abri Advisors Inc.	Private Equity	Chief Financial Officer
Peter Bakker	Abri SPAC I, Inc.	Special Purpose Acquisition Company	Vice President
	Abri Advisors Inc.	Private Equity	Vice President
Amy Wall	Abri SPAC I, Inc.	Special Purpose Acquisition Company	Vice President
	Abri Advisors Inc.	Private Equity	Vice President
Robert Small	Miniclip, SA	Technology and Entertainment Company	Director
Nadine Watt	Abri SPAC I, Inc.	Special Purpose Acquisition Company	Director
	Watt Companies	Real Estate	Chief Executive Officer
	Fisker, Inc.	Electric Car Manufacturer	Director
Jurgen Post	Miniclip, SA.	Technology and Entertainment Company

____________

(1)      Each of the entities listed in this table has priority and preference relative to our company with respect to the performance by each individual listed in this table of his obligations and the presentation by each such individual of business opportunities.

(2)      Each individual listed has a fiduciary duty with respect to each of the listed entities opposite from his name.

Our insiders, including our officers and directors, have agreed to vote any shares of common stock held by them in favor of our initial business combination. In addition, they have agreed to waive their respective rights to receive any amounts held in the trust account with respect to their insider shares if we are unable to complete our initial business combination within the required time frame. If they purchase shares of common stock in this offering or in the open market, however, they would be entitled to receive their pro rata share of the amounts held in the trust account if we are unable to complete our initial business combination within the required time frame but have agreed not to redeem such shares in connection with the consummation of our initial business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our officers, directors or other insiders, unless we have obtained (i) an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view and (ii) the approval of a majority of our disinterested and independent directors (if we have any at that time). In no event will our insiders or any of the members of our management team be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors. Notwithstanding the foregoing, as set forth in our certificate of incorporation, such indemnification will not extend to any claims our insiders may make to us to cover any loss that they may sustain as a result of their agreement to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us as described elsewhere in this prospectus.

Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the date of this prospectus and upon completion of the sale of our shares of common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•        each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•        each of our officers and directors; and

•        all of our officers and directors as a group.

Amounts shown in the “After Offering” column are calculated assuming no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 225,000 shares of common stock held by our insiders. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Before Offering		After Offering
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Shares of common stock	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Shares of common stock
Abri Ventures 2, LLC(3)	1,725,000	100%	1,500,000	20%
Jeffrey Tirman(3)(4)	1,725,000	100%	1,500,000	20%
Nima Montazeri(4)	—	—	—	—
Christopher Hardt(4)	—	—	—	—
Peter Bakker(4)	—	—	—	—
Amy Wall(4)	—	—	—	—
Robert Small(4)	—	—	—	—
Jurgen Post(4)	—	—	—	—
Denis Duncan(4)
Nadine Watt(4)	—	—	—	—
All officers and directors as a group (nine individuals)	1,725,000	100%	1,500,000	20%

____________

*        Less than one percent.

(1)      Unless otherwise indicated, the business address of each of the following entities or individuals is c/o Abri Ventures 2, LLC, 40 Main Street, #1009 Newark, DE 19711.

(2)      Interests shown consist solely of insider shares, classified as shares of common stock.

(3)      Abri Ventures 2, LLC, our sponsor, is the record holder of the shares reported herein. Abri Advisors Inc.is the managing member of our sponsor. Jeffrey Tirman, our Chairman and Chief Executive Officer, is the managing member of Abri Advisors Inc., and as such has voting and dispositive power over the shares owned by Abri Ventures 2, LLC. By virtue of this relationship, Mr. Tirman may be deemed to have beneficial ownership of the securities held of record by our sponsor.

(4)      Each of our officers, directors and strategic advisors is, directly or indirectly, a member of our sponsor or have direct or indirect economic interests in our sponsor, and each of them disclaims any beneficial ownership of any shares held by our sponsor except to the extent of his or her ultimate pecuniary interest.

Immediately after this offering, our insiders will beneficially own 20% of the then issued and outstanding shares of common stock (assuming they do not purchase any units offered by this prospectus).

Because of the ownership block held by our insiders, such individuals may be able to effectively exercise influence over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, an aggregate of up to 225,000 insider shares will be forfeited in amounts as determined amongst the holders of such insider shares and not proportional to their ownership percentages in our shares of common stock. Only a number of shares necessary to maintain our insiders’ collective 20% ownership interest in our shares of common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option will be forfeited.

Transfers of Founder Shares and Private Units

All of the insider shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. Subject to certain limited exceptions, 50% of these shares will not be transferred, assigned, sold or released from escrow until the earlier of six months after the date of the consummation of our initial business combination or the date the closing price of our common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and the remaining 50% of the insider shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of our initial business combination or earlier in either case if, subsequent to our initial business combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Up to 225,000 of the insider shares may also be released from escrow earlier than this date for cancellation if the over-allotment option is not exercised in full as described above.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (1) transfers among the insiders, to our officers, directors, advisors and employees, (2) transfers to an insider’s affiliates or its members upon its liquidation, (3) transfers to relatives and trusts for estate planning purposes, (4) transfers by virtue of the laws of descent and distribution upon death, (5) transfers pursuant to a qualified domestic relations order, (6) private sales made at prices no greater than the price at which the securities were originally purchased or (7) transfers to us for cancellation in connection with the consummation of an initial business combination, in each case (except for clause 7) where the transferee agrees to the terms of the escrow agreement and forfeiture, as the case may be, as well as the other applicable restrictions and agreements of the holders of the insider shares. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the insider shares.

Our sponsor has committed to purchase an aggregate of 390,000 private units (or 426,000 private units if the over-allotment option is exercised in full) at a price of $10.00 per unit ($3,900,000 in the aggregate, or $4,260,000 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. The private units are identical to the units sold in this offering, except as described elsewhere in this prospectus. Additionally, our sponsor agreed not to transfer, assign or sell any of the private units or underlying common stock (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of our initial business combination.

In order to meet our working capital needs following the consummation of this offering, our insiders may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into additional units at a price of $10.00 per unit. These units would be identical to the private units. Our stockholders have approved the issuance of the private units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. If we do not complete a business combination, any outstanding loans from our insiders or their affiliates, will be repaid only from amounts remaining outside our trust account, if any.

Our sponsor and our officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Registration Rights

The holders of the insider shares, private units, securities underlying the unit purchase option, warrants and rights that may be issued on conversion of working capital loans (and any securities underlying the private units or warrants issued upon conversion of the working capital loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale (in the case of the insider shares, only after redemption to our shares of common stock). Except as otherwise set forth in the registration rights agreement, the holders of these securities are entitled to make up to two demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In September 2021, our sponsor paid $25,000 for 2,875,000 shares of our common stock, which we call “insider” or “founder shares”. On May 26, 2022, our initial stockholders returned to us, for no consideration, an aggregate of 1,150,000 founder shares, which we cancelled, resulting in an aggregate of 1,725,000 founder shares outstanding and held by our sponsor. This equates to a purchase price of approximately $0.014 per share. We refer to these shares throughout this prospectus as the “insider shares”. The number of insider shares issued was determined based on the expectation that such insider shares would represent 20% of the outstanding shares upon completion of this offering (not including the shares to be issued to the underwriter at closing or the securities underlying the private units). If underwriters do not exercise all or a portion of their over-allotment option, our insiders will forfeit up to an aggregate of 225,000 insider shares in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we will record the forfeited shares as treasury stock and simultaneously retire the shares. Upon receipt, such forfeited shares would then be immediately cancelled which would result in the retirement of the treasury shares and a corresponding charge to additional paid-in capital.

If the underwriters determine the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our insiders’ ownership at a percentage of the number of shares of common stock to be sold in this offering. Our insiders may purchase from us at a price of $10.00 per unit the number of private units that is necessary to maintain in the trust account an amount equal to $10.00 per share sold to the public in this offering.

Our sponsor has committed to purchase an aggregate of 390,000 private units (or 426,000 private units if the over-allotment option is exercised in full) at a price of $10.00 per unit ($3,900,000 in the aggregate, or $4,260,000 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Each placement unit will be identical to the units sold in this offering, except as described elsewhere in this prospectus. The private units are not subject to forfeiture but will be subject to transfer restrictions as described elsewhere in this prospectus.

As of the date of this prospectus, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of March 31, 2022, our borrowings outstanding under the promissory note with our sponsor were $300,000. These loans are non-interest bearing, unsecured and are due at the closing of this offering. The loans will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account. The value of our sponsor’s interest in this transaction corresponds to the principal amount issued and outstanding under any such loan.

In order to meet our working capital needs following the consummation of this offering, our insiders, officers and directors may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into additional units at a price of $10.00 per unit. These units would be identical to the private units. Our stockholders have approved the issuance of the private units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. If we do not complete a business combination, any outstanding loans from our insiders or their affiliates, will be repaid only from amounts remaining outside our trust account, if any.

The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of the private units (and underlying securities), the securities underlying the unit purchase option and any shares our insiders or their affiliates may be issued in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the units or shares issued in payment of working capital loans made to us can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain

“piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our sponsor has agreed that, commencing on the date of this prospectus through the earlier of our consummation of our initial business combination or our liquidation, it will make available to us certain general and administrative services, including office space, utilities and administrative support, as we may require from time to time. We have agreed to pay $10,000 per month for these services. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination. We believe that the fee charged by our sponsor is at least as favorable as we could have obtained from an unaffiliated person.

Other than the fees described above, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our insiders or any of the members of our management team, for services rendered to us prior to, or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, board, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested independent directors, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our insiders, officers or directors unless we have obtained an opinion from an independent investment banking firm and the approval of a majority of our disinterested and independent directors (if we have any at that time) that the business combination is fair to our unaffiliated stockholders from a financial point of view. In no event will our insiders, or any of the members of our management team be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).

DESCRIPTION OF SECURITIES

General

As of the date of the registration statement, our amended and restated certificate of incorporation has authorized the issuance of 100,000,000 shares of common stock, par value $0.0001 and 1,000,000 shares of undesignated preferred stock, par value $0.0001 per share. In September 2021, our sponsor paid $25,000 for 2,875,000 shares of our common stock, or founder shares. On May 26, 2022, our initial stockholders returned to us, for no consideration, an aggregate of 1,150,000 founder shares, which we cancelled, resulting in an aggregate of 1,725,000 founder shares outstanding and held by our sponsor. As of the date of this prospectus, 1,725,000 shares of common stock are outstanding. The following description summarizes all of the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Units

Each unit has an offering price of $10.00 and consists of one share of common stock, one redeemable warrant and one right to receive 1/10th of a share of common stock. Each redeemable warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share and shall expire five years after the completion of an initial business combination, or earlier upon redemption. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Delaware Law.

The common stock, warrants and rights comprising the units will begin separate trading on the 90th day after the date of this prospectus unless Chardan determines that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of common stock, warrants and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock, warrants and rights.

In no event will the common stock, warrants and rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering, which is anticipated to take place three business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common Stock

Our holders of record of our common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve our initial business combination, our insiders, officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering, including both the insider shares, and any shares acquired in this offering or following this offering in the open market, in favor of the proposed business combination.

We will consummate our initial business combination only if public stockholders do not exercise redemption rights in an amount that would cause our net tangible assets to be less than $5,000,001 and a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if the period of time to consummate a business combination is extended, as described in more detail in this prospectus) we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our insiders have agreed to waive their rights to share in any distribution with respect to their insider shares.

Our stockholders have no conversion, pre-emptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that public stockholders have the right to sell their shares to us in any tender offer or have their shares of common stock redeemed for cash equal to their pro rata share of the trust account if they vote on the proposed business combination and the business combination is completed. If we hold a stockholder vote to amend any provisions of our certificate of incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, in connection with any such vote. In either of such events, redeeming stockholders would be paid their pro rata portion of the trust account promptly following consummation of the business combination or the approval of the amendment to the certificate of incorporation. If the business combination is not consummated or the amendment is not approved, stockholders will not be paid such amounts.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Redeemable Warrants

No warrants are currently outstanding. Each redeemable warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of the completion of our initial business combination and one year from the consummation of this offering. Except as set forth below, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within 90 days from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years after the completion of an initial business combination at 5:00 p.m., Eastern Standard Time.

In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.50 per share (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of our shares of common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Price”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $16.50 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 165% of the Market Price.

We may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•        if, and only if, the reported last sale price of the shares of common stock equals or exceeds $16.50 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders (the “Force-Call Provision”), and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the volume weighted average price of the shares of common stock for the 20 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our shares of common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalizations, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the shares of common stock issuable upon the exercise of the warrants is not current or if the shares of common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder (and his, her or its affiliates) would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.99% of the shares of common stock issued and outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying shares of common stock and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share capitalizations payable in shares of common stock, or by a split up of the shares of common stock or other similar event), we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Private Units

Except as described below, the private units have terms and provisions that are identical to those the units in this offering. The private units (including their component securities and the common stock issuable upon exercise of the private warrants included in the private units) will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination (except pursuant to limited exceptions as described under “Principal Stockholders — Transfers of Founder Shares and Private Units,” to our officers and directors and other persons or entities affiliated with the initial purchasers of the private units). The private warrants so long as they are held by our sponsor or its permitted transferees a) will not be redeemable by us and b) will be exercisable on a cashless basis. If the private warrants are held by holders other than our sponsor or its permitted transferees, the private warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

We expect to have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to meet our working capital needs following the consummation of this offering, our insiders, officers and directors may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into additional units at a price of $10.00 per unit. These units would be identical to the private units.

Rights

Each holder of a right will automatically receive one-tenth (1/10) of one share of common stock upon consummation of our initial business combination, even if the holder of a public right sold all shares of common stock held by him, her, or it in connection with the initial business combination or an amendment to our amended and restated certificate of incorporation with respect to our pre-initial business combination activities. No additional consideration will be required to be paid by a holder of rights in order to receive his, her, or its additional shares of common stock upon consummation of an initial business combination. The shares of common stock issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours).

If we are unable to complete an initial business combination within the required time period, and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds for their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless.

We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporations Law, and any rounding down and extinguishment may be done with or without any in lieu cash payment or other compensation being made to the holder of the relevant rights. As a result, you must hold rights in multiples of 10 in order to receive shares for all of your rights upon closing of a business combination.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in such amount as to maintain the number of insider shares at 20% of our issued and outstanding shares of our common stock upon the consummation of this offering (assuming our insiders do not purchase units in this offering). Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent, Rights Agent and Warrant Agent

The transfer agent for our common stock, agent for our rights and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and By-Laws

We will be subject to the provisions of Section 203 of Delaware General Corporation Law, or the DGCL, regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•        a stockholder who owns 10% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•        an affiliate of an interested stockholder; or

•        an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•        our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•        after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•        on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Staggered board of directors

Our certificate of incorporation provides that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by resolution of the board of directors, or by the Chief Executive Officer.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 7,500,000 shares of common stock outstanding, or 8,625,000 shares of common stock if the over-allotment option is exercised in full. Of these shares, the 6,000,000 shares of common stock sold in this offering, or 6,900,000 shares of common stock if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

A person who has beneficially owned restricted shares of common stock or warrants for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•        1% of the number of shares then outstanding, which will equal approximately 75,000 shares of common stock immediately after this offering (or approximately 86,250 shares of common stock if the over-allotment option is exercised in full); and

•        the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our insiders will be able to sell their insider shares freely without registration one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Registration Rights

The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of the private units, securities underlying the unit purchase option and any warrants our insiders or their affiliates may be issued in payment of working capital loans made to us (and any securities underlying the private units or warrants issued upon conversion of the working capital loans), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the warrants issued in payment of working capital loans made to us can elect to exercise these registration rights at any time commencing on the date that we consummate our initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding the foregoing, Chardan and its related persons may not (i) have more than one demand registration right at our expense, (ii) exercise their demand registration rights more than five (5) years from the effective date of the registration statement of which this prospectus forms a part, and (iii) exercise their “piggy-back” registration rights more than seven (7) years from the effective date of the registration statement of which this prospectus forms a part.

Listing of our Securities

We expect our units, common stock, warrants and rights to be quoted on Nasdaq under the symbols “ASPPU,” “ASPP,” “ASPPW,” and “ASPPR,” respectively. We anticipate that our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date the shares of our common stock, warrants and rights are eligible to trade separately, we anticipate that the shares of our common stock, warrants and rights will be listed separately and as a unit on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq or that they will continue to be listed on Nasdaq after this offering.

UNDERWRITING

We intend to offer our securities described in this prospectus through the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters, through their representative and sole book-running manager of the offering, Chardan Capital Markets, LLC, have severally agreed to purchase from us, on a firm commitment basis, the following respective number of units at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus.

Underwriter	Number of Units
Chardan Capital Markets, LLC
Total	6,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

A copy of the form of underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of the Offering

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus.

Prior to this offering there has been no public market for our securities. The public offering price of the units was negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units include:

•        the history of other similarly structured blank check companies;

•        prior offerings of those companies;

•        our prospects for consummating our initial business combination with an operating business at attractive values;

•        our capital structure;

•        securities exchange listing requirements;

•        market demand;

•        expected liquidity of our securities; and

•        general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-allotment Option

We have granted the underwriters an option to buy up to 900,000 additional units. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional units approximately in proportion to the amounts specified in the table above. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per Unit	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$60,000,000	$69,000,000
Discount(1)	$0.55	$3,300,000	$3,795,000
Proceeds before expenses	$9.45	$56,700,000	$65,205,000

____________

(1)      Includes $0.35 per unit, or $2,100,000 (or up to $2,415,000 if the over-allotment option is exercised in full) in the aggregate payable to the underwriters for deferred underwriting discounts to be placed in a trust account located in the United States as described herein. The deferred discounts will be released to the underwriters only on completion of an initial business combination, in an amount equal to $0.35 multiplied by the number of public shares sold as part of the units in this offering, as described in this prospectus.

In addition to the underwriting discount, we paid Chardan $50,000, upon the execution of the engagement letter, as an advance against out-of-pocket accountable expenses actually anticipated to be incurred by the underwriters, which may be deducted from the net proceeds of the offering payable to the Company at the closing of the offering. The aggregate amount of such fees and expenses paid to Chardan is capped at $150,000.

We estimate that our portion of the total expenses of this offering payable by us will be $500,000, excluding underwriting discounts.

No discounts or commissions will be paid on the sale of the private units.

We have agreed to pay for the FINRA filing fees relating to this Offering. The underwriters will pay for their other expenses in connection with the offering.

Deferred Underwriting Discounts

If we do not complete our initial business combination and subsequently liquidate, the trustee and the underwriters have agreed that (i) they will forfeit any rights or claims to their deferred underwriting discounts, including any accrued interest thereon, then in the trust account upon liquidation, and (ii) that the deferred underwriting discounts will be distributed on a pro rata basis, including interest earned on the funds held in the trust account, and not previously released to us to pay our taxes, to the public stockholders.

Unit Purchase Option

We have agreed to sell to Chardan (and/or its designees), for $100, an option to purchase up to a total of 360,000 units exercisable (or up to 414,000 if the over-allotment is exercised in full), in whole or in part, at $11.50 per unit, commencing on the consummation of our initial business combination. The purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires five years from the commencement of sales in this offering. The option and the 360,000 units, as well as the 360,000 shares of common stock, the warrants to purchase 360,000 shares of common stock that may be issued upon exercise of the option, and the 360,000 rights included in the units underlying the option (each right entitles the holder thereof to receive one-tenth (1/10) of one share of common stock upon the consummation of a business combination), have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part or the commencement of sales in this offering pursuant to Rule 5110(e)(1) of FINRA’s Rules, during which time the option may not be sold, transferred, assigned, pledged or hypothecated, or be subject of any hedging, short sale, derivative or put or call transaction that would result in the economic disposition of the securities. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealers participating in the offering and their bona fide officers or partners. The option grants to holders demand and “piggy-back” rights of the securities directly and indirectly issuable upon exercise of the option. Notwithstanding the foregoing, Chardan and its related persons may not (i) have more than one demand registration right at our expense, (ii) exercise their demand registration rights more than five (5) years from the effective date of the registration statement of which this prospectus forms a part, and (iii) exercise their “piggy-back” registration rights more than seven (7) years from the effective date of the registration statement of which this prospectus forms a part. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of shares of common stock at a price below its exercise price. We will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

Right of First Refusal

Subject to certain conditions, we granted Chardan, for a period beginning on the consummation of our initial business combination and ending 18 months thereafter, a right of first refusal to act as book-running managing underwriter with at least 30% of the economics, for any and all future public and private equity and debt offerings for us or any of our successors or subsidiaries. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which this prospectus forms a part.

Regulatory Restrictions on Purchase of Securities

In connection with the offering, the underwriters may purchase and sell units in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of units than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional units for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional units or purchasing units in the open market. In determining the source of units to cover the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase additional units pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional units for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of units made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because an underwriter has repurchased units sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the units, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the units. As a result, the price of the units may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on The Nasdaq Stock Market, in the over-the- counter market or otherwise.

In connection with this offering, the underwriters may engage in passive market making transactions in the units on The Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of the units and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of the units to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and may end passive market making activities at any time.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Other Terms

We estimate that our portion of the total expenses of this offering payable by us will be $500,000, excluding underwriting discounts. We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Other than the Right of First Refusal described above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, including in connection with acting in an advisory capacity or as a potential financing source in conjunction with our potential acquisition of a company. In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area the Prospectus Regulation lays down requirements for the drawing up, approval and distribution of the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market situated or operating within a member state. An offer of units described in this prospectus may not be made to the public in that member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Regulation, except that, an offer of our units may be made to the public in that relevant member state at any time:

•        to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•        to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Regulation, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or

•        in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 1(4) of the Prospectus Regulation.

provided that no such offer of units referred to in the bullet points above shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.

For the purpose of this provision, the expression an “offer of units to the public” in any member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Canada

The units may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Resale Restrictions

We intend to distribute our units in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our units in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our units. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our units will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

•        the purchaser is entitled under applicable provincial securities laws to purchase our units without the benefit of a prospectus qualified under those securities laws;

•        where required by law, that the purchaser is purchasing as principal and not as agent;

•        the purchaser has reviewed the text above under Resale Restrictions; and

•        the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our units to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our units, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our units. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our units. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our units were offered to the purchaser and, if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our units as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•        shares, debentures and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•        to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•        where no consideration is or will be given for the transfer; or

•        where the transfer is by operation of law.

Notification under Section 309B(1)(c) of the Securities and Futures Act:    Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are

(A) prescribed capital markets products (as defined in the CMP Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

The units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the units or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of units.

LEGAL MATTERS

Loeb & Loeb LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. Certain legal matters will be passed upon on behalf of the underwriters by White and Williams LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2021 and for the period from July 19, 2021 (inception) through December 31, 2021, included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

ABRI SPAC 2, INC.
FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholder and Board of Directors
Abri SPAC 2, Inc.
Newark, Delaware

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Abri SPAC 2, Inc. (the “Company”) as of December 31, 2021, the related statements of operations, stockholder’s equity, and cash flows for the period from July 19, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period from July 19, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company does not have sufficient cash and working capital to sustain its operations. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regard to this matter is described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BDO USA, LLP

We have served as the Company’s auditor since 2022.

Philadelphia, Pennsylvania
February 22, 2022, except for the effects of the Surrender and Cancellation of Founder’s Shares discussed in Note 1, as to which the date is July 6, 2022.

ABRI SPAC 2, INC.
BALANCE SHEET

December 31, 2021
CURRENT ASSETS
Cash	$234,069
Prepaid expenses	5,000
Total current assets	$239,069

Deferred offering costs associated with proposed public offering	89,606
Total assets	$328,675

LIABILITIES AND STOCKHOLDER’S EQUITY
Accounts payable	4,956
Note payable – related party	300,000
Total current liabilities	304,956
Total liabilities	304,956

Commitments and Contingencies

Stockholder’s equity:
Common stock, par value $0.0001, 5,000,000 shares authorized; 1,725,000 shares issued and outstanding as of December 31, 2021(1)	173
Additional paid-in capital	24,827
Accumulated deficit	(1,281)
Total stockholder’s equity	23,719
Total liabilities and stockholder’s equity	$328,675

____________

(1)      Includes up to 225,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (See Note 4). On September 30, 2021, the Sponsor paid $25,000 for 2,875,000 shares of our common stock. On May 26, 2022, the Sponsor surrendered to us, for no consideration, an aggregate of 1,150,000 founder shares, which we cancelled, resulting in an aggregate of 1,725,000 founder shares outstanding held by our Sponsor. Common stock, number of shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters, additional paid-in-capital, weighted average common share outstanding, and per share amount for all periods have been retroactively restated to reflect the cancellation (see Note 6). All share values and related amounts have been retroactively restated.

The accompanying notes are an integral part of these financial statements.

ABRI SPAC 2, INC.
STATEMENT OF OPERATIONS

For the Period from Inception (July 19, 2021) Through December 31, 2021
Operating expenses:
General and administrative	$1,281
Loss from operations	(1,281)

Loss before income taxes	(1,281)
Benefit from (provision for) income taxes	—

Net loss	$(1,281)

Weighted-average common shares outstanding, basic and diluted(1)	1,500,000
Basic and diluted net loss per common share	$(0.00)

____________

(1)      Excludes up to 225,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (See Note 4). On September 30, 2021, the Sponsor paid $25,000 for 2,875,000 shares of our common stock. On May 26, 2022, the Sponsor surrendered to us, for no consideration, an aggregate of 1,150,000 founder shares, which we cancelled, resulting in an aggregate of 1,725,000 founder shares outstanding held by our Sponsor. Common stock, number of shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters, additional paid-in-capital, weighted average common share outstanding, and per share amount for all periods have been retroactively restated to reflect the cancellation (see Note 6). All share values and related amounts have been retroactively restated.

The accompanying notes are an integral part of these financial statements.

ABRI SPAC 2, INC.
STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares	Amount
Balance, July 19, 2021 (inception)	—	$—	—	—	$—
Issuance of common stock to sponsor(1)	1,725,000	173	24,827	—	25,000
Net loss	—	—	—	(1,281)	(1,281)
Balance at December 31, 2021	1,725,000	$173	$24,827	$(1,281)	$23,719

____________

(1)      Includes up to 225,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (See Note 4). On September 30, 2021, the Sponsor paid $25,000 for 2,875,000 shares of our common stock. On May 26, 2022, the Sponsor surrendered to us, for no consideration, an aggregate of 1,150,000 founder shares, which we cancelled, resulting in an aggregate of 1,725,000 founder shares outstanding held by our Sponsor. Common stock, number of shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters, additional paid-in-capital, weighted average common share outstanding, and per share amount for all periods have been retroactively restated to reflect the cancellation (see Note 6). All share values and related amounts have been retroactively restated.

The accompanying notes are an integral part of these financial statements.

ABRI SPAC 2, INC.
STATEMENT OF CASH FLOWS

For the Period from Inception (July 19, 2021) Through December 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,281)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Changes in prepaid expenses	(5,000)
Changes in accounts payable	400
Net cash used in operating activities	(5,881)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash proceeds from issuance of common stock to sponsor	25,000
Proceeds from note payable – related party	225,881
Payment of deferred offering costs	(10,931)
Net cash provided by financing activities	239,950

NET CHANGE IN CASH	234,069
Cash – Beginning of period	—
Cash – End of period	$234,069

SUPPLEMENTAL CASH FLOW INFORMATION:
Non-cash financing activities:
Deferred offering costs included in accounts payable	$4,556
Deferred offering costs paid by related party note payable	$74,119

The accompanying notes are an integral part of these financial statements.

ABRI SPAC 2, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD JULY 19, 2021 (INCEPTION) TO DECEMBER 31, 2021

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS AND GOING CONCERN

Description of Business

Abri SPAC 2, Inc. (“Abri 2” or the “Company”) is a blank check company incorporated in the State of Delaware on July 19, 2021. The Company’s business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”). The Company has selected December 31 as its fiscal year end. Throughout this report, the terms “our,” “we,” “us,” and the “Company” refer to Abri SPAC 2, Inc.

As of December 31, 2021, and the date of this filing, the Company had not commenced core operations. All activity for the period from July 19, 2021 (inception) through December 31, 2021, relates to the Company’s formation and raising funds through the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering.

Net proceeds from this Proposed Public Offering and the sale of the Private Warrants (as defined below) will be placed in a trust account in the United States. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of our Business Combination or our redemption of 100% of the outstanding public shares if we have not completed a Business Combination in the required time period. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The stock exchange listing rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the value of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable) at the time of the Company signing a definitive agreement in connection with the Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target. There is no assurance that the Company will be able to successfully effect a Business Combination.

Our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their insider shares and any public shares they may hold in connection with the completion of our Business Combination. In addition, our Sponsor, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to their insider shares if we fail to complete our Business Combination within the prescribed time frame. However, if our Sponsor or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our Business Combination within the prescribed time frame.

If the Company is unable to complete its Business Combination, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, and (iii) liquidate and dissolve. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Company fails to complete its Business Combination.

ABRI SPAC 2, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD JULY 19, 2021 (INCEPTION) TO DECEMBER 31, 2021

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS AND GOING CONCERN (cont.)

Surrender and Cancellation of Founder’s Shares

On September 30, 2021, Abri Ventures 2, LLC (the “Sponsor”) paid $25,000 for 2,875,000 shares of our common stock. On May 26, 2022, the Sponsor surrendered to us, for no consideration, an aggregate of 1,150,000 founder shares, which we cancelled, resulting in an aggregate of 1,725,000 founder shares outstanding held by our Sponsor. Common stock, number of shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters, additional paid-in-capital, weighted average common share outstanding, and per share amount for all periods have been retroactively restated to reflect the cancellation.

Going Concern and Management’s Liquidity Plans

As of December 31, 2021, the Company has a cash balance of $234,069 and a working capital deficit of $65,887. To date, the Company’s liquidity needs up to December 31, 2021, had been satisfied through proceeds from a note payable from related party in the principal amount of $300,000 and from the issuance of common stock.

The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern, which assumes the realization of assets and the satisfaction of liabilities in the normal course of business. As of December 31, 2021, the Company had no income from continuing operations. Based on the Company’s cash balance as of December 31, 2021, and projected cash needs for the next twelve months, management estimates that it will need to consummate its Proposed Public Offering and/or raise additional capital to cover operating and capital requirements. Management will need to raise the additional funds through issuing additional shares of common stock or other equity securities or obtaining debt financing. There can be no assurance that such Proposed Public Offering will occur or that any required future financing can be successfully completed on a timely basis, or on terms acceptable to the Company. Based on these circumstances, management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Accordingly, the accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

COVID-19 Pandemic

In March 2020, the World Health Organization characterized the outbreak of the novel strain of coronavirus, specifically identified as COVID-19, as a global pandemic. This has resulted in governments enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruption to business, resulting in a global economic slowdown. Equity markets had experienced significant volatility and weakness and the governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions.

The current challenging economic climate may lead to adverse changes in cash flows, working capital levels and/or debt balances, which may also have a direct impact on the Company’s operating results, the search for a target company, a Proposed Public Offering, and financial position in the future. The ultimate duration and magnitude of the impact and the efficacy of government interventions on the economy and the financial effect on the Company is not known at this time. The extent of such impact will depend on future developments, which are highly uncertain and not in the Company’s control, including new information which may emerge concerning the spread and severity of COVID-19 and actions taken to address its impact, among others. The repercussions of this health crisis could have a material adverse effect on the Company’s business, financial condition, liquidity and operating results.

ABRI SPAC 2, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD JULY 19, 2021 (INCEPTION) TO DECEMBER 31, 2021

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited financial statement of the Company has been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021.

Prepaid Expenses

Prepaid expenses are comprised of the annual cost of website development and hosting. Such costs consisted of an upfront payment of $5,000 as of December 31, 2021 and will be amortized over the duration of the contract, or through December 31, 2022.

Deferred Offering Costs

Deferred offering costs consist of professional fees, underwriting fees, filing, regulatory and other costs incurred through the balance sheet date that are incremental and directly related to the Proposed Public Offering. Offering costs will be allocated to the separable financial instruments issued in the Proposed Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with our common stock will

ABRI SPAC 2, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD JULY 19, 2021 (INCEPTION) TO DECEMBER 31, 2021

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

be charged against the carrying value of the common stock subject to possible redemption upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of December 31, 2021, a total of $89,606 in offering costs were capitalized.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. During the period from July 19, 2021 (inception) through December 31, 2021, the Company recorded no income tax expense. The Company’s effective tax rate for the period from July 19, 2021 (inception) through December 31, 2021, was zero, which differs from the expected income tax rate due to the start-up costs (discussed above) which are not currently deductible. The provision for income taxes was deemed to be de minimis for the period from July 19, 2021 (inception) through December 31, 2021.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by taxing authorities since inception. There are no open income tax examinations as of December 31, 2021.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of December 31, 2021, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account due to the financial position of the depository institution in which those deposits are held.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

ABRI SPAC 2, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD JULY 19, 2021 (INCEPTION) TO DECEMBER 31, 2021

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, Fair Value Measurements and Disclosures, approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the reporting period, excluding common shares subject to forfeiture by the Sponsor. Weighted average shares were reduced for the effect of an aggregate of 225,000 common shares that are subject to forfeiture. Diluted earnings per share is computed similar to basic earnings per share, except the weighted average number of common shares outstanding are increased to include additional shares from the assumed exercise of share options, if dilutive. At December 31, 2021, there are no outstanding dilutive or potentially dilutive instruments. As a result, dilutive loss per share is the same as basic loss per share for the period presented.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — RELATED PARTY TRANSACTIONS

Sponsor Shares

On September 30, 2021, our Sponsor purchased 1,725,000 shares (the “Founder Shares”) of the Company’s common stock for an aggregate price of $25,000.

Note Payable — Related Party

On September 30, 2021, the Company entered a promissory note with its Sponsor for a principal amount of $300,000 to be used for a portion of the expenses of the Proposed Public Offering. The note is non-interest bearing, unsecured and payable on the earlier of: (i) August 31, 2022, or (ii) the date on which the Company consummates an initial public offering. As of December 31, 2021, $300,000 was outstanding under the note.

NOTE 4 — STOCKHOLDER’S EQUITY

Common Stock

The Company is authorized to issue an aggregate of 5,000,000 shares of common stock having a par value of $0.0001 per share. From inception, July 19, 2021, through December 31, 2021, the Company issued 1,725,000 Founder Shares of common stock for $25,000. The common stock issued includes up to 225,000 shares which are subject to forfeiture by the stockholder if the underwriters of the Company’s Proposed Public Offering do not fully or in part exercise their over-allotment option.

ABRI SPAC 2, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD JULY 19, 2021 (INCEPTION) TO DECEMBER 31, 2021

NOTE 5 — INCOME TAXES

The Company’s net deferred tax assets are as follows:

December 31, 2021
Deferred tax asset
Net operating loss carry-forward	$357
Total deferred tax asset	357
Valuation allowance	(357)
Deferred tax asset, net of allowance	$—
From the period from July 19, 2021 (inception) through December 31, 2021
Federal
Current	$—
Deferred	—

State
Current	$—
Deferred	—
Change in valuation allowance	—
Income tax provision	$—

As of December 31, 2021, the Company had $1,281 of U.S. federal and state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.

ABRI SPAC 2, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD JULY 19, 2021 (INCEPTION) TO DECEMBER 31, 2021

NOTE 5 — INCOME TAXES (cont.)

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

From the period from July 19, 2021 (inception) through December 31, 2021
Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	7.0%
Change in valuation allowance	(27.0)%
Income tax provision	0.0%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

The Company is subject to franchise tax filing requirements in the State of Delaware and has accrued $400 for such tax as of December 31, 2021.

NOTE 6 — SUBSEQUENT EVENTS

Management evaluated subsequent events and transactions that occurred after the balance sheet date through February 22, 2022, the date the financial statements were available to be issued, other than as it relates to the below, as to which the date is July 6, 2022.

As discussed in Note 1, Surrender and Cancellation of Founder’s Shares, on May 26, 2022, the Sponsor surrendered to us, for no consideration, an aggregate of 1,150,000 founder shares, which we cancelled, resulting in an aggregate of 1,725,000 founder shares outstanding held by our Sponsor. Common stock, number of shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters, additional paid-in-capital, weighted average common share outstanding, and per share amount for all periods have been retroactively restated to reflect the cancellation.

ABRI SPAC 2, INC.
CONDENSED BALANCE SHEETS
(Unaudited)

	March 31, 2022	December 31, 2021
CURRENT ASSETS
Cash	$88,341	$234,069
Prepaid expenses	3,750	5,000
Total current assets	92,091	239,069

Deferred offering costs associated with proposed public offering	260,687	89,606
Total assets	$352,778	$328,675

LIABILITIES AND STOCKHOLDER’S (DEFICIT) EQUITY
Current liabilities:
Accounts payable and accrued expenses	$73,435	$4,956
Note payable – related party	300,000	300,000
Total current liabilities	373,435	304,956
Total liabilities	373,435	304,956

Commitments and Contingencies

Stockholder’s (deficit) equity:
Common stock, par value $0.0001, 5,000,000 shares authorized; 1,725,000 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively(1)	173	173
Additional paid-in capital	24,827	24,827
Accumulated deficit	(45,657)	(1,281)
Total stockholder’s (deficit) equity	(20,657)	23,719
Total liabilities and stockholder’s (deficit) equity	$352,778	$328,675

____________

(1)      Includes up to 225,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (See Note 4).

The accompanying notes are an integral part of these unaudited condensed financial statements.

ABRI SPAC 2, INC.
CONDENSED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2022
(Unaudited)

March 31, 2022
Operating expenses:
General and administrative	$44,376
Loss from operations	(44,376)

Loss before income taxes	(44,376)
Benefit from (provision for) income taxes	—

Net loss	$(44,376)

Weighted-average common shares outstanding, basic and diluted(1)	1,500,000
Basic and diluted net loss per common share	$(0.03)

____________

(1)      Excludes up to 225,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (See Note 4).

The accompanying notes are an integral part of these unaudited condensed financial statements.

ABRI SPAC 2, INC.
CONDENSED STATEMENT OF CHANGES IN STOCKHOLDER’S (DEFICIT) EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2022
(Unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s (Deficit) Equity
	Shares(1)	Amount
Balance, January 1, 2022	1,725,000	$173	$24,827	$(1,281)	$23,719
Net loss	—	—	—	(44,376)	(44,376)
Balance at March 31, 2022	1,725,000	$173	$24,827	$(45,657)	$(20,657)

____________

(1)      Includes up to 225,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (See Note 4).

The accompanying notes are an integral part of these unaudited condensed financial statements.

ABRI SPAC 2, INC.
CONDENSED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2022
(Unaudited)

March 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(44,376)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Changes in prepaid expenses	1,250
Changes in accounts payable and accrued expenses	15,655
Net cash used in operating activities	(27,471)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of deferred offering costs	(118,257)
Net cash used in financing activities	(118,257)
NET CHANGE IN CASH	(145,728)
Cash – Beginning of period	234,069
Cash – End of period	$88,341

SUPPLEMENTAL CASH FLOW INFORMATION:
Non-cash financing activities:
Deferred costs recorded in accounts payable and accrued expenses	$57,381

The accompanying notes are an integral part of these unaudited condensed financial statements.

ABRI SPAC 2, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022
(Unaudited)

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS

Description of Business

Abri SPAC 2, Inc. (“Abri 2” or the “Company”) was incorporated in the State of Delaware on July 19, 2021. The Company’s business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company has selected December 31 as its fiscal year end. Throughout this report, the terms “our,” “we,” “us,” and the “Company” refer to Abri SPAC 2, Inc.

As of March 31, 2022 and the date of this filing, the Company had not commenced core operations. All activity for the period from July 19, 2021 (inception) through March 31, 2022 relates to the Company’s formation and raising funds through the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a business combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering.

Our ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering.

Net proceeds from the Proposed Public Offering and the sale of the Private Units will be placed in a trust account (“Trust Account”) in the United States. Except with respect to interest earned on the funds held in the Trust Account that may be released to us to pay our income or other tax obligations, the proceeds will not be released from the Trust Account until the earlier of the completion of our business combination or our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The stock exchange listing rules provide that the business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the value of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable) at the time of the Company signing a definitive agreement in connection with the business combination. The Company will only complete a business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target. There is no assurance that the Company will be able to successfully effect a business combination.

Our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their insider shares and any public shares they may hold in connection with the completion of our business combination. In addition, our Sponsor, officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their insider shares if we fail to complete our business combination within the prescribed time frame. However, if our Sponsor or any of our officers, directors or affiliates acquire public shares in or after this Proposed Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if we fail to complete our business combination within the prescribed time frame.

If the Company is unable to complete its business combination, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible nut not more than ten business days thereafter, redeem the public shares, at per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, and (iii) liquidate and dissolve. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Company fails to complete its business combination.

ABRI SPAC 2, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022
(Unaudited)

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon the completion of the business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by the Company, solely in the Company’s discretion. The public stockholders will be entitled to redeem their shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the business combination including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations. The amount in the Trust Account is initially anticipated to be approximately $10.00 per public share.

Surrender and Cancellation of Founder’s Shares

On September 30, 2021, our Sponsor paid $25,000 for 2,875,000 shares of our common stock. On May 26, 2022, our initial stockholders surrendered to us, for no consideration, an aggregate of 1,150,000 founder shares, which we cancelled, resulting in an aggregate of 1,725,000 founder shares outstanding held by our Sponsor. Common stock, number of shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters, additional paid-in-capital, and per share amount for all periods have been retroactively restated to reflect the cancellation.

Going Concern and Management’s Liquidity Plans

As of March 31, 2022, the Company a cash balance of $88,341 and a working capital deficit of $281,344. To date, the Company’s liquidity needs up to March 31, 2022 had been satisfied through proceeds from a note payable from related party in the principal amount of $300,000 and from the issuance of common stock.

The accompanying unaudited financial statements have been prepared in conformity with U.S. GAAP on the basis that the Company will continue as a going concern, which assumes the realization of assets and the satisfaction of liabilities in the normal course of business. As of March 31, 2022, the Company had no income from continuing operations. Based on the Company’s cash balance as of March 31, 2022, and projected cash needs for the next twelve months, management estimates that it will need to consummate its Proposed Public Offering and/or raise additional capital to cover operating and capital requirements. Management will need to raise the additional funds through issuing additional shares of common stock or other equity securities or obtaining debt financing. Although management has been successful to date in raising necessary funding, there can be no assurance that such Proposed Public Offering will occur or that any required future financing can be successfully completed on a timely basis, or on terms acceptable to the Company. Based on these circumstances, management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

COVID-19 Pandemic

In March 2020, the World Health Organization characterized the outbreak of the novel strain of coronavirus, specifically identified as COVID-19, as a global pandemic. This has resulted in governments enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruption to business, resulting in a global economic slowdown. Equity markets had experienced significant volatility and weakness and the governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions.

ABRI SPAC 2, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022
(Unaudited)

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

The current challenging economic climate may lead to adverse changes in cash flows, working capital levels and/or debt balances, which may also have a direct impact on the Company’s operating results and financial position in the future. The ultimate duration and magnitude of the impact and the efficacy of government interventions on the economy and the financial effect on the Company is not known at this time. The extent of such impact will depend on future developments, which are highly uncertain and not in the Company’s control, including new information which may emerge concerning the spread and severity of COVID-19 and actions taken to address its impact, among others. The repercussions of this health crisis could have a material adverse effect on the Company’s business, financial condition, liquidity and operating results.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements of the Company has been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Unaudited Interim Financial Statements

The accompanying unaudited financial statements are presented in conformity with U.S. GAAP and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). In the opinion of the Company, the unaudited financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of March 31, 2022, and its results of operations for the three months ended March 31, 2022. The accompanying unaudited financial statements do not contain comparative periods for the period ended March 31, 2021 since the Company had not been incepted until July 19, 2021. Certain information or footnote disclosures normally included in unaudited financial statements prepared in accordance with U.S. GAAP have been omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to the rules of the U.S. Securities and Exchange Commission (the “SEC”). These unaudited financial statements and related notes should be read in conjunction with the Company’s audited financial statements as of and for the period from July 19, 2021 (inception) to December 31, 2021, included elsewhere herein.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements

ABRI SPAC 2, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statement in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2022 or December 31, 2021.

Prepaid Expenses

Prepaid expenses are comprised of the annual cost of website development and hosting. Such costs consisted of an upfront payment of $5,000 as of December 31, 2021, and is amortized over the duration of the contract, or through December 31, 2022.

Deferred Offering Costs

Deferred offering costs consist of professional fees, underwriting fees, filing, regulatory and other costs incurred through the balance sheet date that are incremental and directly related to the Proposed Public Offering. Offering costs will be allocated to the separable financial instruments issued in the Proposed Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with our common stock will be charged against the carrying value of the common stock subject to possible redemption upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of March 31, 2022 and December 31, 2021, a total of $260,687 and $89,606, respectively, in offering costs were capitalized.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ABRI SPAC 2, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by taxing authorities since inception.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company has incurred losses from inception through March 31, 2022 but has no material deferred tax assets as of December 31, 2021 and March 31, 2022. The Company is subject to franchise tax filing requirements in the State of Delaware.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of March 31, 2022, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, Fair Value Measurements and Disclosures, approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

ABRI SPAC 2, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the reporting period, excluding common shares subject to forfeiture by the Sponsor. Weighted average shares were reduced for the effect of an aggregate of 225,000 common shares that are subject to forfeiture. Diluted earnings per share is computed similar to basic earnings per share, except the weighted average number of common shares outstanding are increased to include additional shares from the assumed exercise of share options, if dilutive. At March 31, 2022, there are no outstanding dilutive or potentially dilutive instruments. As a result, dilutive loss per share is the same as basic loss per share for the period presented.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — RELATED PARTY TRANSACTIONS

Sponsor Shares

On September 30, 2021, our Sponsor purchased 1,725,000 shares (the “Founder Shares”) of the Company’s common stock for an aggregate price of $25,000.

Deferred Offering Costs

The Company had deferred offering costs totaling $260,687 and $89,606, of which $0 and $74,118 were paid by entities controlled by our founders during the three months ended March 31, 2022 and for the period from July 19, 2021 (inception) to December 31, 2021, respectively.

Note Payable — Related Party

On September 30, 2021, the Company entered a promissory note with its Sponsor for a principal amount of $300,000 to be used for a portion of the expenses of the Proposed Public Offering. The note is non-interest bearing, unsecured and payable on the earlier of: (i) August 31, 2022 or (ii) the date on which the Company consummates the Proposed Public Offering. As of March 31, 2022 and December 31, 2021, $300,000 was outstanding under the note.

NOTE 4 — STOCKHOLDER’S EQUITY

Common Stock

The Company is authorized to issue an aggregate of 5,000,000 shares of common stock having a par value of $0.0001 per share. From inception, July 19, 2021, through December 31, 2021, the Company issued 1,725,000 Founder Shares of common stock for $25,000. The common stock issued includes up to 225,000 shares which are subject to forfeiture by the stockholder if the underwriters of the Company’s Proposed Public Offering do not fully or in part exercise their over-allotment option.

On May 12, 2022, the Company amended and restated its Articles of Incorporation. Pursuant to the amendment, the Company is authorized to issue and aggregate of 101,000,000 shares, consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock.

ABRI SPAC 2, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022
(Unaudited)

NOTE 5 — SUBSEQUENT EVENTS

Management evaluated subsequent events and transactions that occurred after the balance sheet date, through July 6, 2022, the date that the unaudited financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements, except for the below and as discussed in Note 1 and Note 4 of the unaudited condensed financial statements.

On May 12, 2022, the Company amended and restated its Articles of Incorporation. Pursuant to the amendment, the Company is authorized to issue and aggregate of 101,000,000 shares, consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock.

As discussed in Note 1, Surrender and Cancellation of Founder’s Shares, on May 26, 2022, the Sponsor surrendered to us, for no consideration, an aggregate of 1,150,000 founder shares, which we cancelled, resulting in an aggregate of 1,725,000 founder shares outstanding held by our Sponsor. Common stock, number of shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters, additional paid-in-capital, weighted average common share outstanding, and per share amount for all periods have been retroactively restated to reflect the cancellation.

$60,000,000

6,000,000 Units

Abri SPAC 2, Inc.

____________________________

Preliminary prospectus

____________________________

Sole Book-Running Manager

Chardan

, 2022

Until             , 2022 (25 days after the date of this prospectus), all dealers that buy, sell or trade our shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information not required in prospectus

Item 13. Other expenses of issuance and distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Legal fees and expenses	$250,000
Accounting fees and expenses	60,000
SEC/FINRA Expenses	40,529
Nasdaq listing and filing fees	75,000
Printing and engraving expenses	30,000
Initial Trust Fees	6,500
Miscellaneous	37,971
Total offering expenses (excluding underwriting commissions)	$500,000

Item 14. Indemnification of directors and officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)     A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)     (1)    To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. For indemnification with respect to any act or omission occurring after December 31, 2020, references to “officer” for purposes of this paragraphs (c)(1) and (2) of this section shall mean only a person who at the time of such act or omission is deemed to have consented to service by the delivery of process to the registered agent of the corporation pursuant to § 3114(b) of Title 10 (for purposes of this sentence only, treating residents of this State as if they were non-residents to apply § 3114(b) of Title 10 to this sentence).

(2)    The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein.

(d)    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination:

(1)    By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

(2)    By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(3)    If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(4)    By the stockholders.

(e)     Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)     The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)    For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)     For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)     The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our certificate of incorporation, provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL unless they violated their duty of loyalty to the company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. The effect of this provision of our certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition; provided, however, that, if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our certificate of incorporation.

Our bylaws, which we intend to adopt immediately prior to the closing of this offering, include provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We will enter into indemnity agreements with each of our officers and directors a form of which is filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent sales of unregistered securities.

On September 30, 2021, Abri Ventures 2, LLC, our sponsor, purchased 2,875,000 shares of our common stock, which we call “insider” or “founder shares” for an aggregate purchase price of $25,000 in cash. On May 26, 2022, our initial stockholders returned to us, for no consideration, an aggregate of 1,150,000 founder shares, which we cancelled, resulting in an aggregate of 1,725,000 founder shares outstanding and held by our sponsor. This equates to a purchase price of approximately $0.014 per share. The per share purchase price of the insider shares was determined by dividing the amount of cash contributed to the company by the aggregate number of insider shares issued. The number of insider shares issued was determined based on the expectation that the insider shares would represent 20% of the outstanding shares after this offering (not including the shares to be issued to the underwriter at closing or the securities underlying the private units). As such, our insiders will collectively own 20% of our issued and outstanding shares after this offering. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as they were sold to accredited investors.

Our sponsor has committed to purchase from us an aggregate of 390,000 units, (or 426,000 if the over-allotment option is exercised in full), “private units,” at a price of $10.00 per private unit for a total of ($3,900,000 in the aggregate, or $4,260,000 if the over-allotment option is exercised in full). This purchase will take place on a private placement basis simultaneously with the completion of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1*	Certificate of Incorporation
3.2*	Certificate of Amendment to the Certificate of Incorporation
3.3*	Amended and Restated Certificate of Incorporation
3.4*	Bylaws
3.5**	Form of Second Amended and Restated Certificate of Incorporation
4.1*	Specimen Unit Certificate.
4.2*	Specimen Common Stock Certificate.
4.3*	Specimen Warrant Certificate
4.4**	Form of Warrant Agreement
4.5*	Form of Rights Certificate
4.6**	Form of Unit Purchase Option issued by the Registrant to Chardan Capital Markets, LLC
4.7**	Form of Rights Agreement
5.1	Opinion of Loeb & Loeb LLP
10.1**	Form of Insider Letter Agreement among the Registrant, its officers and directors and Abri Ventures 2 LLC
10.2**	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.3**	Form of Stock Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the Insiders
10.4**	Form of Registration Rights Agreement between the Registrant and certain security holders
10.5**	Form of Private Placement Unit Purchase Agreement between the Registrant and Abri Ventures 2 LLC
10.6*	Form of Indemnity Agreement
10.7*	Form of Administrative Services Agreement between the Registrant and Abri Ventures 2 LLC

Exhibit No.	Description
14*	Form of Code of Ethics
23.1**	Consent of BDO USA LLP
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
24	Power of Attorney (included on the signature page to this registration statement)
99.1*	Form of Audit Committee Charter
99.2*	Form of Compensation Committee Charter
99.3*	Consent of Robert Small
99.4*	Consent of Jurgen Post
99.5**	Consent of Denis Duncan
99.6*	Consent of Nadine Watt
107**	Calculation of Filing Fee Table

____________

*        Filed previously

**      Filed herewith

Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom on July 6, 2022.

Abri spac 2, inc.
By:	/s/ Jeffrey Tirman
Name: Jeffrey Tirman
Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Jeffrey Tirman and Christopher Hardt, each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 6, 2022.

Name	Position
/s/ Jeffrey Tirman	Chairman of the Board of Directors and Chief Executive Officer
Jeffrey Tirman	(Principal Executive Officer)
/s/ Christopher Hardt	Chief Financial Officer and Director
Christopher Hardt	(Principal Financial and Accounting Officer)

Authorized Representative

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely his capacity as the duly authorized representative of Abri SPAC 2, Inc., in the city of Newark, State of Delaware on this 6th day of July, 2022.

ABRI SPAC 2, INC.
By:	/s/ Christopher Hardt
Name: Christopher Hardt
Title: Chief Financial Officer